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                                                                    Exhibit 10.7

                   AMENDED AND RESTATED COMBINATION AGREEMENT

                                      AMONG

                            DUKE ENERGY CORPORATION,

                          3058368 NOVA SCOTIA COMPANY,

                               3946509 CANADA INC.

                                       AND

                              WESTCOAST ENERGY INC.











                                      AS OF
                               SEPTEMBER 20, 2001
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                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1 INTERPRETATION
  1.1   Definitions..........................................................1
  1.2   Interpretation Not Affected by Headings, etc.........................9
  1.3   Rules of Construction................................................9
  1.4   Date For Any Action.................................................10
  1.5   Schedules...........................................................10
ARTICLE 2 THE ARRANGEMENT
  2.1   Implementation Steps by Westcoast...................................10
  2.2   Implementation Steps by Duke Energy Parties.........................11
  2.3   Interim Order.......................................................11
  2.4   Articles of Arrangement.............................................11
  2.5   Westcoast Circular..................................................12
  2.6   Securities Compliance...............................................12
  2.7   Preparation of Filings..............................................13
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF WESTCOAST
  3.1   Organization and Standing...........................................15
  3.2   Capitalization......................................................15
  3.3   Authority and No Conflicts..........................................17
  3.4   Consents; Approvals.................................................18
  3.5   No Defaults.........................................................19
  3.6   Absence of Certain Changes or Events................................19
  3.7   Employment Matters..................................................19
  3.8   Reports; Financial Statements.......................................21
  3.9   Contracts...........................................................22
  3.10  Litigation..........................................................23
  3.11  Environmental.......................................................23
  3.12  Tax Matters.........................................................24
  3.13  Pension and Employee Benefits.......................................26
  3.14  Affiliates..........................................................29
  3.15  Compliance with Laws; Permits.......................................29
  3.16  Restrictions on Business Activities.................................30
  3.17  Intellectual Property...............................................30
  3.18  Insurance...........................................................31
  3.19  Property............................................................31
  3.20  Regulatory Proceedings..............................................32
  3.21  Regulation as a Utility.............................................32
  3.22  Futures Trading and Fixed Price Exposure............................32
  3.23  Opinion of Financial Advisors.......................................33
  3.24  Brokerage and Finders' Fees.........................................33
  3.25  Westcoast Rights Plan...............................................33
  3.26  Solvency of Westcoast...............................................33

                   AMENDED AND RESTATED COMBINATION AGREEMENT
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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE DUKE ENERGY PARTIES
  4.1   Organization and Standing...........................................34
  4.2   Capitalization......................................................34
  4.3   Authority and No Conflicts..........................................35
  4.4   Consents; Approvals.................................................36
  4.5   No Defaults.........................................................36
  4.6   Absence of Certain Changes or Events................................37
  4.7   Reports; Financial Statements.......................................37
  4.8   Litigation..........................................................38
  4.9   Environmental.......................................................38
  4.10  Nuclear Operations..................................................39
  4.11  Compliance with Laws; Permits.......................................39
  4.12  Regulatory Proceedings..............................................40
  4.13  Futures Trading and Fixed Price Exposure............................40
  4.14  Brokerage and Finders' Fees.........................................40
ARTICLE 5 COVENANTS AND AGREEMENTS
  5.1   Covenants of Westcoast..............................................40
  5.2   Covenants of Duke Energy............................................47
  5.3   Access to Information...............................................50
  5.4   Indemnification.....................................................50
  5.5   Covenants Regarding Non-Solicitation................................51
  5.6   Right to Accept a Superior Proposal.................................52
  5.7   Employee Benefits and Related Matters...............................53
  5.8   Prohibition on Voluntary Liquidation................................54
  5.9   Conversion of Westcoast Preferred Shares............................55
  5.10  Closing Matters.....................................................55
ARTICLE 6 CONDITIONS
  6.1   Mutual Conditions...................................................55
  6.2   Additional Conditions to the Obligations of the Duke Energy Parties.56
  6.3   Additional Conditions to the Obligations of Westcoast...............58
  6.4   Satisfaction of Conditions..........................................59
ARTICLE 7 AMENDMENT AND TERMINATION
  7.1   Amendment...........................................................59
  7.2   Termination.........................................................60
  7.3   Effect of Termination...............................................61
  7.4   Effect of Termination Fee Payment...................................63
ARTICLE 8 GENERAL
  8.1   Investigation.......................................................64
  8.2   Notices.............................................................64
  8.3   Assignment..........................................................65
  8.4   Binding Effect......................................................65
  8.5   Third-Party Beneficiaries...........................................65
  8.6   Waiver and Modification.............................................65
  8.7   No Personal Liability...............................................65
  8.8   Further Assurances..................................................65

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  8.9   Expenses............................................................66
  8.10  Public Announcements................................................66
  8.11  Governing Laws; Consent to Jurisdiction.............................66
  8.12  Remedies............................................................66
  8.13  Time of Essence.....................................................66
  8.14  Entire Agreement....................................................67
  8.15  Severability........................................................67
  8.16  Counterparts........................................................67

Schedules:
   A - Form of Affiliate's Letter
   B - Appropriate Regulatory Approvals
   C - Form of Arrangement Resolution
   D - Form of Westcoast Rights Plan Waiver Resolution
   E - Form of Plan of Arrangement
   F - Form of Support Agreement
   G - Form of Voting and Exchange Trust Agreement

                  AMENDED AND RESTATED COMBINATION AGREEMENT
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                   AMENDED AND RESTATED COMBINATION AGREEMENT

      THIS AMENDED AND RESTATED COMBINATION AGREEMENT dated as of September 20, 2001 (this "Agreement"), is entered into by and among Duke Energy Corporation, a North Carolina corporation ("Duke Energy"), 3058368 Nova Scotia Company, an unlimited liability company existing under the Laws of the Province of Nova Scotia and an indirect wholly-owned subsidiary of Duke Energy Corporation ("Callco"), 3946509 Canada Inc., a corporation existing under the Laws of Canada and a wholly-owned subsidiary of Callco ("Exchangeco"), and Westcoast Energy Inc., a corporation existing under the Laws of Canada ("Westcoast"). Duke Energy, Callco and Exchangeco are collectively referred to herein as the "Duke Energy Parties."

                                 R E C I T A L S

      The Board of Directors of Westcoast has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interest of Westcoast and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Plan of Arrangement and other transactions contemplated hereby to the Westcoast Securityholders.

      The Board of Directors of Duke Energy has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interest of Duke Energy and has approved the transactions contemplated by this Agreement.

      In furtherance of such business combination, the Board of Directors of Westcoast has agreed to submit the Plan of Arrangement and other transactions contemplated hereby to the Westcoast Securityholders and the Supreme Court of British Columbia for approval.

      NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1   Definitions

      In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

      "1933 Act" means the United States Securities Act of 1933, as amended;

      "1935 Act" means the United States Public Utility Holding Company Act of 1935, as amended;

      "Acquisition Proposal" means any of the following (other than the transactions contemplated by this Agreement or the Arrangement): (a) any merger, amalgamation,

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      arrangement, share exchange, take-over bid, tender offer,
      recapitalization, consolidation or business combination directly or indirectly involving Westcoast or any of its Material Subsidiaries (for this purpose, each reference to 5% in the definition of Material Subsidiary shall be deemed to be 10%), (b) any acquisition of assets representing 20% or more of the book value (on a consolidated basis) of the assets of Westcoast and its subsidiaries, taken as a whole (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, (c) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 20% or more of the Westcoast Common Shares in a single transaction or a series of related transactions, (d) any acquisition by Westcoast of any assets or capital stock of another person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to Westcoast and its subsidiaries, taken as a whole), or (e) any bona fide proposal to, or public announcement of an intention to, do any of the foregoing;

      "Affected Employees" has the meaning ascribed thereto in Section 5.7;

      "affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

      "Affiliate's Letter" means a letter, to be substantially in the form and content of Schedule A annexed hereto;

      "Agreement" has the meaning ascribed thereto in the Preamble;

      "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, or self-regulatory organizations, as set out in Schedule B annexed hereto;

      "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
      Section 7.1 hereof or Article 6 of the Plan of Arrangement, or made at the direction of the Court in the Final Order;

      "Arrangement Resolution" means the special resolution of the Westcoast Securityholders, to be substantially in the form and content of Schedule C annexed hereto;

      "Articles of Arrangement" means the articles of arrangement of Westcoast in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

      "Business Day" means any day on which commercial banks are generally open for business in New York, New York and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the

                  AMENDED AND RESTATED COMBINATION AGREEMENT
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      Laws of the State of New York or the federal Laws of the United States of
      America or in Vancouver, British Columbia under the Laws of the Province of British Columbia or the federal Laws of Canada;

      "Callco" has the meaning ascribed thereto in the Preamble;

      "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

      "Circular" means the notice of the Westcoast Meeting and accompanying management proxy circular, including all schedules and exhibits thereto, to be sent to the Westcoast Securityholders in connection with the Westcoast Meeting;

      "Code" has the meaning ascribed thereto in Section 3.12(b);

      "Confidentiality Agreement" means the confidentiality letter agreement dated April 6, 2001 between Duke Energy and Westcoast;

      "Court" means the Supreme Court of British Columbia;

      "CRMC" has the meaning ascribed thereto in Section 3.22;

      "date of this Agreement" means September 20, 2001.

      "Director" means the Director appointed pursuant to Section 260 of the CBCA;

      "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

      "Duke Energy" has the meaning ascribed thereto in the Preamble;

      "Duke Energy Common Shares" means the shares of common stock in the capital of Duke Energy;

      "Duke Energy Disclosure Letter" means that certain letter of disclosure dated as of the date hereof and signed by an authorized officer of Duke Energy and delivered by Duke Energy to Westcoast on or prior to the date hereof;

      "Duke Energy Documents" has the meaning ascribed thereto in Section
      4.7(a);

      "Duke Energy Environmental Permits" has the meaning ascribed thereto in
      Section 4.9(b);

      "Duke Energy Parties" has the meaning ascribed thereto in the Preamble;

      "Duke Energy Permits" has the meaning ascribed thereto in Section 4.11(b);

      "Duke Energy SEC Documents" has the meaning ascribed thereto in Section 4.7(a); and

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      "Duke Energy Stock Plans" means Duke Energy's existing benefit or stock purchase plans which provide for the issuance, grant or sale of Duke Energy Common Shares or options to purchase Duke Energy Common Shares.

      "Easements" has the meaning ascribed thereto in Section 3.19(b);

      "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement provided that such date occurs on or prior to the date that is 365 days following the date hereof, or such later date as may be mutually agreed upon by the parties hereto;

      "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

      "Engage" has the meaning ascribed thereto in Section 3.22;

      "Environmental Laws" means all applicable Laws, including applicable common Law, relating to the protection of the environment (including, without limitation, air, surface water, groundwater and soil) and public health and safety;

      "ERISA" has the meaning ascribed thereto in Section 3.13(a);

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

      "Exchange Ratio" has the meaning ascribed thereto in the Plan of Arrangement;

      "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

      "Exchangeco" has the meaning ascribed thereto in the Preamble;

      "Excluded Assets" means the assets identified as such in the Westcoast Disclosure Letter, being assets that Westcoast is in the process of disposing;

      "Expense Fee" means a payment in the amount of $30 million;

      "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

      "First Preferred Shares" means the first preferred shares in the capital of Westcoast, including each series thereof designated and outstanding;

      "Force Majeure" means (i) an act of God, act of war, civil disturbance or other cause beyond such party's reasonable control and power to remedy or
      (ii) a strike or other labor dispute, scarcity of supplies or utilities or unavailability or disruption of transportation, which such party is not capable of resolving by an investment or the payment of a commercially reasonable amount of money;

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      "Form S-3" has the meaning ascribed thereto in Section 2.6(b);

      "Form S-8" has the meaning ascribed thereto in Section 2.6(c);

      "governing documents" means, with respect to any person, the certificate or articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such person;

      "Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

      "Hazardous Substance" means any pollutant, contaminant, waste of any nature, petroleum, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good, as defined or identified in or regulated by any Environmental Law;

      "holders" means, when used with reference to the Westcoast Common Shares, the holders of Westcoast Common Shares shown from time to time in the register maintained by or on behalf of Westcoast in respect of the Westcoast Common Shares and, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares;

      "Intellectual Property Rights" has the meaning ascribed thereto in Section 3.17(a);

      "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3;

      "knowledge" means, with respect to either Duke Energy or Westcoast, the knowledge of any officer of such party after reasonable inquiry; provided that reasonable inquiry shall not require the inquiry of any third party or any Partially Owned Entity;

      "Laws" means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange and The New York Stock Exchange) or self-regulatory authority;

      "Material Adverse Effect," when used in connection with Duke Energy or Westcoast, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries, or in the case of Westcoast, its Partially Owned Entities, that is, or would be

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      reasonably expected to be, material and adverse to the current or future business, operations, regulatory status, financial condition or results of operations of Duke Energy or Westcoast, as the case may be, and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect shall not include with respect to any party, any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations of such party or any of its subsidiaries directly or indirectly arising out of or attributable to any decrease in the market price of Duke Energy Common Shares in the case of Duke Energy or Westcoast Common Shares in the case of Westcoast (but in either case not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on such party);

      "Material Subsidiary" means a subsidiary (i) the assets of which exceed 5% of the total assets of the ultimate parent corporation on a consolidated basis as at the end of the last completed fiscal year of the ultimate parent corporation or (ii) of which the ultimate parent corporation's direct or indirect equity interest in the income (before income taxes and extraordinary items) exceeds 5% of such income of the ultimate parent corporation on a consolidated basis during the last completed fiscal year of the ultimate parent corporation;

      "Net Engage Position" has the meaning ascribed thereto in Section 3.22;

      "Nuclear Stations" has the meaning ascribed thereto in Section 4.10;

      "Open Duke Energy Position" has the meaning ascribed thereto in Section 4.13;

      "OSC" means the Ontario Securities Commission;

      "Partially Owned Entity" means, with respect to a specified person, any corporation, partnership, joint venture, limited liability company, unlimited liability company, or other organization, incorporated or unincorporated, which is not a subsidiary of such specified person but in which such specified person, directly or indirectly, owns or controls 15% or more of the outstanding securities or other interests ordinarily entitled to vote in the election of the board of directors or other governing body thereof (or if there are no such voting securities or interests, 15% or more of the equity interest in such entity); provided that Maritimes & Northeast Pipeline and P.T. Puncakjaya Power are not Partially Owned Entities;

      "person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

      "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule E annexed hereto and any amendments or variations thereto made in

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      accordance with Section 7.1 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

      "Pre-Effective Date Period" shall mean the period from and including the date hereof to and including the Effective Time on the Effective Date;

      "Rate Change" has the meaning ascribed thereto in Section 5.1(a)(ix);

      "Replacement Options" has the meaning ascribed thereto in the Plan of Arrangement;

      "Representatives" has the meaning ascribed thereto in Section 5.3(a);

      "SEC" means the United States Securities and Exchange Commission;

      "Second Preferred Shares" means the second preferred shares in the capital of Westcoast;

      "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

      "subsidiary" means with respect to a specified person, (a) any corporation, partnership, joint venture, limited liability company, unlimited liability company or other organization, incorporated or unincorporated, which is a subsidiary as defined in the Securities Act of such specified person or (b) a partnership of which such specified person or another of its subsidiaries is a general partner or owns beneficially more than 50% of the ownership interests;

      "Superior Proposal" means any bona fide written proposal by a third party, directly or indirectly, to acquire assets representing more than 50% of the book value (on a consolidated basis) of Westcoast's total assets or more than 50% of the Westcoast Common Shares, whether by way of merger, amalgamation, arrangement, share exchange, take-over bid, recapitalization, sale of assets or otherwise, and that in the good faith determination of the Board of Directors of Westcoast (based upon advice from its financial advisors and outside legal counsel) (a) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, result in a transaction more favourable to Westcoast's Securityholders from a financial point of view than the transaction contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Duke Energy as contemplated by Section 5.6(b));

      "Support Agreement" means an agreement to be made between Westcoast, Duke Energy, Callco and Exchangeco substantially in the form and content of Schedule F annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

      "Tax" and "Taxes" have the respective meanings ascribed thereto in Section 3.12(c);

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      "Tax Returns" means all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;

      "Termination Fee" means a fee equal to $120 million;

      "Trustee" means the trustee to be chosen by Duke Energy and Westcoast, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the Laws of the State of New York or Delaware and authorized to carry on the business of a trust company, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

      "UEI Conversion Notice" has the meaning ascribed thereto in Section
      5.9(b);

      "Voting and Exchange Trust Agreement" means an agreement to be made between Duke Energy, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule G annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

      "Westcoast" has the meaning ascribed thereto in the Preamble;

      "Westcoast Common Shares" means the issued and outstanding common shares in the capital of Westcoast, including the associated rights under the Westcoast Rights Plan;

      "Westcoast Disclosure Letter" means that certain letter of disclosure dated as of the date hereof and signed by an authorized officer of Westcoast and delivered by Westcoast to Duke Energy on or prior to the date hereof;

      "Westcoast Dividend Reinvestment Plan" means the plan of Westcoast existing on the date hereof pursuant to which holders of Westcoast Common Shares may elect to receive dividends in equivalent value of Westcoast Common Shares in lieu of cash and may make purchases of Westcoast Common Shares;

      "Westcoast Documents" has the meaning ascribed thereto in Section 3.8(a);

      "Westcoast Employee Share Purchase Plans" means the share purchase plans for Westcoast employees in Canada (whether registered or unregistered) and the share purchase plans, if any, for Westcoast employees in the United States, in each case, as amended;

      "Westcoast Environmental Permits" has the meaning ascribed thereto in
      Section 3.11(b);

      "Westcoast Meeting" means the special meeting of Westcoast
      Securityholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and the Westcoast Rights Plan Waiver Resolution;

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      "Westcoast Options" means the Westcoast Common Share purchase options granted under the Westcoast Stock Option Plans;

      "Westcoast Permits" has the meaning ascribed thereto in Section 3.15(b);

      "Westcoast Pipeline Assets" has the meaning ascribed thereto in Section 3.19(a);

      "Westcoast Plans" has the meaning ascribed thereto in Section 3.13(a);

      "Westcoast Rights Plan" means the shareholder rights plan of Westcoast established pursuant to the Shareholders Rights Plan Agreement dated as of April 26, 2000 between Westcoast and Computershare Trust Company of Canada (previously called Montreal Trust Company of Canada);

      "Westcoast Rights Plan Waiver Resolution" means the ordinary resolution of the holders of Westcoast Common Shares to be substantially in the form and content of Schedule D annexed hereto;

      "Westcoast SEC Reports" has the meaning ascribed thereto in Section
      3.8(a);

      "Westcoast Securityholders" means the holders of Westcoast Common Shares and the holders of Westcoast Options, collectively;

      "Westcoast SRA Reports" has the meaning ascribed thereto in Section
      3.8(a);

      "Westcoast Stock Option Plans" means Westcoast's Long-Term Incentive Share Option Plan 1989, as amended effective April 26, 2000 and Westcoast's 1999 Key Employee Plan;

1.2   Interpretation Not Affected by Headings, etc.

      The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof.

1.3   Rules of Construction

      Unless otherwise specifically indicated or the context otherwise requires,
(a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

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

1.4   Date For Any Action

      In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.5   Schedules

      The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

      Schedule A -- Form of Affiliate's Letter
      Schedule B -- Appropriate Regulatory Approvals
      Schedule C -- Form of Arrangement Resolution
      Schedule D -- Form of Westcoast Rights Plan Waiver Resolution Schedule E -- Form of Plan of Arrangement
      Schedule F -- Form of Support Agreement
      Schedule G -- Form of Voting and Exchange Trust Agreement

                                    ARTICLE 2

                                 THE ARRANGEMENT

2.1   Implementation Steps by Westcoast

      Westcoast covenants in favour of the Duke Energy Parties that Westcoast shall:

      (a) as soon as reasonably practicable, apply in a manner acceptable to the Duke Energy Parties, acting reasonably, under Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

      (b) lawfully convene and hold the Westcoast Meeting for the purpose of considering the Arrangement Resolution and the Westcoast Rights Plan Waiver Resolution (and for no other purpose unless agreed to by Duke Energy) as soon as reasonably practicable and use its reasonable efforts to convene and hold the Westcoast Meeting on or before December 15, 2001, subject to adjournments or postponements which may be required pursuant to Section 5.6(a);

      (c) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

      (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

2.2   Implementation Steps by Duke Energy Parties

      The Duke Energy Parties covenant in favour of Westcoast that, on or prior to the Effective Date and subject to the satisfaction or waiver of the conditions herein contained in favour of each such party:

      (a) Duke Energy, Callco and Exchangeco shall execute and deliver the Support Agreement;

      (b) Duke Energy and Exchangeco shall execute and deliver the Voting and Exchange Trust Agreement; and

      (c) Duke Energy shall issue to the Trustee such number of Duke Energy Common Shares as required by the Voting and Exchange Trust Agreement.

2.3   Interim Order

      The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide, among other things:

      (a) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Westcoast Meeting and for the manner in which such notice is to be provided;

      (b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Westcoast Securityholders, voting together as a single class, present in person or by proxy at the Westcoast Meeting (such that each holder of Westcoast Common Shares is entitled to one vote for each Westcoast Common Share held and each holder of Westcoast Options is entitled to one vote for each Westcoast Common Share such holder of Westcoast Options would have received on a valid exercise of Westcoast Options);

      (c) that, in all other respects, the terms, restrictions and conditions of the governing documents of Westcoast, including quorum requirements and all other matters, shall apply in respect of the Westcoast Meeting; and

      (d)   for the grant of the Dissent Rights.

2.4   Articles of Arrangement

      The Articles of Arrangement shall, together with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement, as a result of which, among other things, each holder of Westcoast Common Shares will be entitled to receive (a) a fraction of an Exchangeable Share per Westcoast Common Share equal to the Exchange Ratio, (b) a fraction of a Duke Energy Common Share per Westcoast Common Share equal to the Exchange Ratio, (c) Cdn$43.80 in cash, without interest, per Westcoast Common Share, or (d) a combination thereof, at the option of the holder, subject, in each case to proration in a manner as may be determined by Duke Energy to provide that approximately 50% of the aggregate consideration to

                  AMENDED AND RESTATED COMBINATION AGREEMENT be received by holders of Westcoast Common Shares will consist of cash and approximately 50% will consist of Exchangeable Shares and Duke Energy Common Stock.

2.5   Westcoast Circular

      As promptly as reasonably practicable, Westcoast shall prepare the Circular together with any other documents required by the Securities Act, the CBCA or other applicable Laws in connection with the approval of the Arrangement by the Westcoast Securityholders and Westcoast shall give Duke Energy timely opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to Duke Energy before it is filed or distributed to Westcoast Securityholders; provided, that Duke Energy will provide Westcoast with its comments and any proposed additions and deletions within five Business Days after each receipt of a draft Circular from Westcoast. If Duke Energy shall have advised Westcoast in writing of matters required pursuant to Section 5.2(b)(ii) prior to the Westcoast Meeting, Westcoast shall disclose such matters in the Circular (including by amendment or supplement to the Circular if the Circular shall have been previously filed or distributed) and such disclosure shall be reasonably satisfactory to Duke Energy before it is filed or distributed to Westcoast Securityholders. As promptly as practicable after obtaining the Interim Order, Westcoast shall cause the Circular and other documentation required in connection with the Westcoast Meeting to be sent to each Westcoast Securityholder and filed as required by the Interim Order and applicable Laws, and Westcoast will use its reasonable efforts to cause the Circular to be sent to each Westcoast Securityholder and filed as required by the Interim Order and applicable Laws on or before November 15, 2001.

2.6   Securities Compliance

      (a) Duke Energy and Westcoast shall use reasonable best efforts to obtain all orders required from the applicable Canadian Governmental Entities to permit the issuance and first resale of (i) the Exchangeable Shares and Duke Energy Common Shares issuable pursuant to the Arrangement, (ii) the Duke Energy Common Shares issuable upon exchange of the Exchangeable Shares from time to time, and (iii) the Duke Energy Common Shares issuable from time to time upon the exercise of the Replacement Options, in each case without qualification with, or approval of, or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian Governmental Entity under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any Governmental Entity administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for purposes of Canadian federal, provincial or territorial securities Laws).

      (b) Duke Energy shall file a registration statement on Form S-3 (or other applicable form) (the "Form S-3") in order to register under the 1933 Act the Duke Energy Common Shares issuable from time to time after the Effective Time upon exchange of the Exchangeable Shares and shall use its reasonable best efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such registration until the

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            date on which no Exchangeable Shares remain outstanding (other than those Exchangeable Shares held by Duke Energy or any of its affiliates).

      (c) As promptly as practicable after the Effective Date, Duke Energy shall file a registration statement on Form S-8 (or other applicable form) (the "Form S-8") in order to register under the 1933 Act those Duke Energy Common Shares issuable from time to time after the Effective Time upon the exercise of the Replacement Options.

      (d) Duke Energy and Westcoast shall take all such steps as may be required to cause the transactions contemplated by this Article 2 and any other dispositions of Westcoast equity securities or acquisitions of Duke Energy equity securities (including, in each case derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of Westcoast, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

2.7   Preparation of Filings

      (a)   Duke Energy and Westcoast shall cooperate in:

            (i) the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Duke Energy or Westcoast to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

            (ii) the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and the Duke Energy Common Shares in connection with the Arrangement or the exercise of the Replacement Options; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Duke Energy nor Westcoast shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Duke Energy Common Shares; and

            (iii) the taking of all such action as may be required under the
                  CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

      (b) Each of Duke Energy and Westcoast shall promptly furnish to the other all information concerning it and its security holders as may be required for the effectuation of the actions described in Sections 2.5 and 2.6 and the foregoing provisions of this Section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any misrepresentation (as defined in the Securities Act) or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

      (c) Each of Duke Energy and Westcoast shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or an application for an order or a registration statement described in Section 2.6 contains any misrepresentation (as defined in the Securities Act) or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or registration statement. In any such event, Duke Energy and Westcoast shall cooperate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Westcoast Securityholders or filed with the relevant securities regulatory authorities.

      (d) Westcoast shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any misrepresentation (as defined in the Securities Act) or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Duke Energy Parties). Without limiting the generality of the foregoing, Westcoast shall ensure that the Circular complies with OSC Rule 54-501 and provides Westcoast Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Westcoast Meeting.

      (e) Duke Energy shall ensure that the Form S-3 and Form S-8 comply with all applicable Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Westcoast).

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES of Westcoast

      Westcoast represents and warrants to the Duke Energy Parties as follows in each case except as set forth in the Westcoast Disclosure Letter (each of which exceptions shall specifically identify the relevant section hereof to which it relates):

                  AMENDED AND RESTATED COMBINATION AGREEMENT

3.1   Organization and Standing

      (a) Each of Westcoast and its subsidiaries has been duly organized or formed and is validly existing under the Laws of its jurisdiction of organization or formation with full corporate or legal power and authority to own, lease and operate its properties and to conduct its businesses as currently owned and conducted except where, individually or in the aggregate, the failure of a subsidiary other than a Material Subsidiary to be so organized, formed or existing or to have such power or authority would not have a Material Adverse Effect on Westcoast. Each of Westcoast and its subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties requires it to so qualify, except where, individually or in the aggregate, the failure to be so qualified would not have a Material Adverse Effect on Westcoast.

      (b) Section 3.1 of the Westcoast Disclosure Letter sets forth, as of the date hereof, a true and complete list of each of Westcoast's subsidiaries and Partially Owned Entities, together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each Westcoast related person that owns beneficially or of record any equity or similar interest in such person, and (iv) the percentage interest owned by Westcoast or any of its subsidiaries in such person. Neither Westcoast nor any of its subsidiaries is subject to any obligation in excess of $10 million to provide funds to or make any investment in (in the form of a loan, capital contribution or otherwise) any subsidiary, Partially Owned Entity or other person other than Westcoast or a wholly owned subsidiary of Westcoast.

      (c) Westcoast has heretofore made available to Duke Energy complete and correct copies of its governing documents as well as the governing documents of each of its subsidiaries and Partially Owned Entities, in each case as in effect on the date hereof.

3.2   Capitalization

      (a) The authorized capital of Westcoast consists of (i) an unlimited number of First Preferred Shares and Second Preferred Shares, each issuable in series, and (ii) an unlimited number of Westcoast Common Shares and there were 4,588,687 First Preferred Shares, Series 2, 8,000,000 First Preferred Shares, Series 5, 5,000,000 First Preferred Shares, Series 6, 6,000,000 First Preferred Shares, Series 7, 6,000,000 First Preferred Shares, Series 8, and 5,000,000 First Preferred Shares, Series 9, issued and outstanding and no Second Preferred Shares issued and outstanding as of September 15, 2001. As of September 15, 2001, there were 123,400,430 Westcoast Common Shares issued and outstanding and no Westcoast Common Shares held in its treasury or by any subsidiary of Westcoast. As of August 31, 2001, there were outstanding Westcoast Options permitting the holders thereof to purchase 5,092,893 Westcoast Common Shares in the aggregate. As of August 31, 2001, there were 1,984,469 Westcoast Common Shares reserved for issuance under the Westcoast Stock Option Plans. As of July 31, 2001, there were 5,900,587 Westcoast Common Shares reserved for issuance under the Westcoast Dividend Reinvestment Plan. From

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            September 15, 2001 to the date hereof, no First Preferred Shares, Second Preferred Shares or Westcoast Common Shares have been issued by Westcoast or purchased by Westcoast or any of its subsidiaries; from July 31, 2001 to the date hereof, no First Preferred Shares, Second Preferred Shares or Westcoast Common Shares have been reserved by Westcoast; and from August 31, 2001 to the date hereof no Westcoast Options have been granted.

      (b) All of the Westcoast Common Shares and First Preferred Shares have been duly authorized and are validly issued and fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding upon Westcoast and were issued in compliance with the CBCA, all applicable securities Laws and the governing documents of Westcoast. All of the outstanding shares and other ownership interests of the subsidiaries, the Partially Owned Entities of Westcoast, Maritimes & Northeast Pipeline and P.T. Puncakjaya Power which are held, directly or indirectly, by Westcoast have been (to the knowledge of Westcoast in the case of Partially Owned Entities, Maritimes & Northeast Pipeline and P.T. Puncakjaya Power) duly authorized and are validly issued, fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights and all such shares and other ownership interests are owned directly or indirectly by Westcoast, free and clear of all liens, claims or encumbrances, except for restrictions on transfers contained in governing documents and except where, individually or in the aggregate, the failure of the shares or ownership interest in a subsidiary other than a Material Subsidiary to be so authorized or issued or owned free and clear would not have a Material Adverse Effect on Westcoast.

      (c) Except as described in Section 3.2(a) above, as of the date hereof, there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Westcoast or any of its subsidiaries to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any capital stock of Westcoast, any of its subsidiaries, Partially Owned Entities, Maritimes & Northeast Pipeline or P.T. Puncakjaya Power nor are there outstanding any securities or obligations of any kind of Westcoast or any of its subsidiaries which are convertible into or exerciseable or exchangeable for any capital stock of Westcoast, any of its subsidiaries or any other person and neither Westcoast nor any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities. There are not outstanding as of the date hereof any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Westcoast or any of its subsidiaries. There are no outstanding bonds, debentures or other evidences of indebtedness of Westcoast or any of its subsidiaries having the right to vote (or that are exchangeable or convertible for or exercisable into securities having the right to vote) with the holders of the Westcoast Common Shares on any matter. As of the date hereof, there are no stockholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which Westcoast or any of its subsidiaries is a party or bound with respect to the voting, disposition or

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            registration of any outstanding securities of Westcoast, any of its subsidiaries or any of its Partially Owned Entities.

      (d) Since June 30, 2001, except for issuances of Westcoast Common Shares pursuant to Westcoast Options granted prior to the date hereof, pursuant to the Westcoast Dividend Reinvestment Plan and upon conversion of First Preferred Shares pursuant to their terms, there have been no Westcoast capital stock, voting securities or securities convertible or exchangeable therefor issued or purchased for cancellation.

3.3   Authority and No Conflicts

      (a) Westcoast has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the approval of Westcoast's Securityholders and the Court as provided in this Agreement with respect to the Plan of Arrangement. The execution and delivery of this Agreement by Westcoast and the consummation by Westcoast of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Westcoast are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than, with respect to the Westcoast Rights Plan Waiver Resolution, approval of the holders of Westcoast Common Shares and with respect to the completion of the Arrangement, the approval of the Westcoast Securityholders and the Court and the filing of such corporate documents under the CBCA as are provided for in this Agreement.

      (b) This Agreement has been duly executed and delivered by Westcoast and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and by general principles of equity.

      (c) The Board of Directors of Westcoast at a meeting duly called and held has determined by the unanimous approval of all directors voting (A) that this Agreement and the transactions contemplated hereby, including the Arrangement and the Westcoast Rights Plan Waiver Resolution, are fair to the Westcoast Securityholders and are in the best interests of Westcoast and (B) to recommend that the Westcoast Securityholders vote in favour of the Arrangement and the Westcoast Rights Plan Waiver Resolution.

      (d) Neither the execution and delivery of this Agreement by Westcoast nor the performance by it of its obligations hereunder and the completion of the transactions contemplated hereby, will:

            (i) conflict with, or violate any provision of, the governing documents of Westcoast or any of its subsidiaries or Partially Owned Entities;

            (ii) subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section
                  3.4 being made or obtained, violate or

                  AMENDED AND RESTATED COMBINATION AGREEMENT breach any Laws applicable to Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities;

            (iii) subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section
                  3.4 being made or obtained, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any credit agreement, note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Westcoast or any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities is a party or by which Westcoast or any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities or its or their property is bound or subject; or

            (iv) result in the imposition of any encumbrance, charge or lien upon or require the sale or give any person the right to acquire any of Westcoast's assets or the assets of any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities, or restrict, hinder, impair or limit the ability of Westcoast, or any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities to carry on the business of Westcoast, any of its subsidiaries or any of its Partially Owned Entities as and where it is now being carried on;

      except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast or materially impair the ability of Westcoast to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

3.4   Consents; Approvals

      No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities in connection with the execution and delivery of this Agreement by Westcoast, the performance of its obligations hereunder or the consummation by Westcoast of the transactions contemplated hereby other than (a) any approvals required by the Interim Order, (b) the Final Order, (c) the approval of the Arrangement by the Westcoast Securityholders, (d) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement, (e) any filings with the Director under the CBCA, (f) the Appropriate Regulatory Approvals relating to Westcoast and to the extent required, the New York Public Services Commission, and (g) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair Westcoast's ability to perform its obligations hereunder.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

3.5   No Defaults

      None of Westcoast or any of its Material Subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities or any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination of, any term, condition or provision of (a) their respective governing documents, (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Westcoast or any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities, is a party or by which Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities, or any of its or their property is bound or subject, except, in the case of clause (b), defaults, violations and terminations which, individually or in the aggregate, would not have a Material Adverse Effect on Westcoast.

3.6   Absence of Certain Changes or Events

      (a) Except as disclosed in the Westcoast SRA Reports or Westcoast SEC Reports filed prior to the date hereof, since December 31, 2000, Westcoast, its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities, have conducted their respective businesses only in the ordinary course in a manner consistent with past practice and there has been no Material Adverse Effect with respect to Westcoast or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Westcoast or which materially and adversely affects the ability of Westcoast to consummate the transactions contemplated hereby.

      (b) Except as disclosed in the Westcoast SRA Reports or Westcoast SEC Reports filed prior to the date hereof, since December 31, 2000, none of Westcoast or any of its subsidiaries, or, to the knowledge of Westcoast, its Partially Owned Entities, has engaged in any conduct that is proscribed during the Pre-Effective Date Period by
            Section 5.1.

3.7   Employment Matters

      (a) Except as set forth in the management proxy circular prepared in connection with the Annual Meeting of Westcoast held on April 25, 2001 or Section 3.7 of the Westcoast Disclosure Letter, neither Westcoast nor any of its subsidiaries is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any former or current director, officer or employee other than any agreement which applies to only one individual and which does not provide for payment to such individual in excess of $150,000 in any one calendar year and other than as required by applicable Law for employees without agreements as to notice or severance or pursuant to collective bargaining agreements.

                  AMENDED AND RESTATED COMBINATION AGREEMENT
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

      (b) Neither Westcoast nor any of its subsidiaries is a party to any consulting contract, written or oral, providing for compensation of any individual in excess of $350,000 per calendar year.

      (c) Neither Westcoast nor any of its subsidiaries has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of Westcoast's or any of its subsidiaries' employees. No labor union or representative of the employees of Westcoast or any of its subsidiaries claims to be seeking to represent employees of Westcoast or any of its subsidiaries other than those that are parties to executed collective bargaining agreements identified in
            Section 3.7 of the Westcoast Disclosure Letter. To the knowledge of Westcoast, no union organizational campaign or representation petitions are currently pending with respect to any of the employees of Westcoast or any of its subsidiaries or Partially Owned Entities. Neither Westcoast nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or any other labor contract applicable to any employees of Westcoast or its subsidiaries. All collective bargaining agreements to which Westcoast is a party have been duly ratified and there are no written or oral agreements which modify the terms of any such collective bargaining agreement. No collective bargaining agreements or other labor contracts relating to employees of Westcoast or its subsidiaries are being negotiated. To the knowledge of Westcoast, neither Westcoast nor any of its subsidiaries have breached any of their obligations under any collective bargaining agreements that would have a Material Adverse Effect on Westcoast. There is no labor strike or labor dispute, slowdown, lockout or stoppage actually pending or threatened against or affecting Westcoast or its subsidiaries, individually or in the aggregate, that would be reasonably expected to have a Material Adverse Effect on Westcoast, and Westcoast and its subsidiaries have not experienced any labor strikes or labor disputes, slowdowns, lockouts or stoppages since December 31, 1998, that had a Material Adverse Effect on Westcoast. To the knowledge of Westcoast, no union or collective bargaining representative has applied to have Westcoast or any of its subsidiaries declared a related or successor employer pursuant to applicable labor Laws.

      (d) All employees and former employees of Westcoast and its subsidiaries have been, or will have been on or before the Effective Date, paid or amounts in respect thereof shall have been accrued for wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them or that was accrued by them up to the Effective Date, in accordance with the obligations of Westcoast and its subsidiaries under any employment or labor practices and policies or any collective bargaining agreement or individual agreement to which Westcoast or its subsidiaries is a party, or by which Westcoast or its subsidiaries may be bound, except for, in the case of severance and termination pay, statutory and common law requirements for payment in lieu of reasonable notice of termination.

      (e) There are no current, pending or, to the knowledge of Westcoast, threatened proceedings before any board or tribunal or claims with respect to employment and

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            labor Laws, including, but not limited to, employment and labor standards, unfair labor practices, employment discrimination, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labor relations, other than such proceedings and claims which, individually or in the aggregate, would not have a Material Adverse Effect on Westcoast. Westcoast and its subsidiaries are not subject to any settlement agreement, conciliation agreement, letter of commitment, deficiency letter or consent decree with any present or former employee or applicant for employment, labor union or other employee representative, or any Government Entity or arbitrator relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies that would have a Material Adverse Effect on Westcoast, and no Government Entity or arbitrator has issued a judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of Westcoast or its subsidiaries which currently has or would be reasonably expected to have a Material Adverse Effect on Westcoast. There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due and owing pursuant to any workplace safety and insurance legislation by Westcoast or any of its subsidiaries and they have not been reassessed in any material respect under such legislation during the past three years and, to the knowledge of Westcoast, no audit is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims or, to the knowledge of Westcoast, potential claims which may materially and adversely affect accident cost experience.

3.8   Reports; Financial Statements

      (a) Since January 1, 1998, Westcoast and its subsidiaries have timely filed all forms, reports, schedules, statements and other documents required to be filed with (i) Canadian securities regulatory authorities (collectively the "Westcoast SRA Reports"), (ii) the SEC under the Exchange Act or the 1933 Act (collectively the "Westcoast SEC Reports"), (iii) any other applicable state, provincial or territorial securities authority, and (iv) any other Governmental Entity, except in each case where the failure to file any such forms, reports, schedules, statements or other documents would not have a Material Adverse Effect on Westcoast (all such forms, reports, schedules, statements and other documents are collectively referred to as the "Westcoast Documents"). The Westcoast Documents at the time filed (x) did not contain any misrepresentation (as defined in the Securities Act), (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made and (z) complied in all material respects with the requirements of applicable Laws (including, with respect to the Westcoast SEC Reports, the 1933 Act, the Exchange Act and the rules and regulations thereunder). Westcoast has not filed any confidential material change report with the OSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority that at the date hereof remains confidential.

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                                       21

      (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in any Westcoast SRA Reports or Westcoast SEC Reports (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes in the case of Westcoast SRA Reports filed prior to the implementation of OSC Rule 51-501), (ii) complied in all material respects with the requirements of applicable securities Laws, and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Westcoast and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which will be material.

      (c) From January 1, 1998 to the date of this Agreement, there has been no change by Westcoast or its subsidiaries in their accounting policies, methods, practices or principles that are material to Westcoast's consolidated financial statements, except as described in the notes thereto with respect to periods ending prior to the date hereof.

3.9   Contracts

      Section 3.9 of the Westcoast Disclosure Letter lists (without specifically identifying the subsection of this Section 3.9 to which they relate) as of the date hereof all written or oral contracts, agreements, guarantees, leases and executory commitments other than Westcoast Plans to which Westcoast or any of its subsidiaries is a party and which fall within any of the following categories: (a) contracts not entered into in the ordinary course of Westcoast's and its subsidiaries' business other than those that are not material to the business of Westcoast and its subsidiaries, (b) contracts containing covenants purporting to limit the freedom of Westcoast or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (c) contracts which after the Effective Time would have the effect of limiting the freedom of Duke Energy or its subsidiaries (other than Westcoast and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) purchase contracts involving in excess of $25 million per year which restrict or limit the purchasing relationships of Westcoast or its subsidiaries, (e) contracts relating to any outstanding commitment for capital expenditures in excess of $100 million other than capital expenditures included in the 2001 capital expenditures budget that was previously approved by the Board of Directors of Westcoast and which was provided to Duke Energy or which were reported to the Board of Directors of Westcoast in the Second Quarter 2001 Outlook previously provided to Duke Energy, (f) contracts with any labor organization or union, (g) except as reflected in the Westcoast financial statements included in the Westcoast SRA Reports for the period ended June 30, 2001, indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by Westcoast or its subsidiaries in excess of $100 million, (h) contracts providing for "earn-outs", "savings guarantees", "performance guarantees", or other contingent payments by Westcoast or any of its subsidiaries involving more than $100 million per year or $250 million over the term of the contract, (i) confidentiality or standstill agreements with any person (the effectiveness of which extends beyond the date that is six months following the date hereof) that restrict Westcoast or

                  AMENDED AND RESTATED COMBINATION AGREEMENT any of its subsidiaries in the use of any information or the taking of any actions by Westcoast or its subsidiaries entered into in connection with the consideration by Westcoast or any of its subsidiaries of any acquisition of equity interests or assets, (j) contracts containing provisions triggered by a change of control of Westcoast or other similar provisions, (k) contracts in favour of directors or officers that provide rights to indemnification and (l) contracts that are material to Westcoast and its subsidiaries taken as a whole other than those that are covered by (a) through (k) of this Section 3.9 or filed in the Westcoast SRA Reports or Westcoast SEC Reports filed prior to the date hereof. All such contracts and all other contracts that are individually material to the business or operations of Westcoast and its subsidiaries are valid and binding obligations of Westcoast or such subsidiaries that are parties thereto and, to the knowledge of Westcoast, the valid and binding obligation of each other party thereto except such contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast.

3.10  Litigation

      There are no claims, actions, proceedings or investigations pending or, to the knowledge of Westcoast, threatened against Westcoast or any of its subsidiaries or Partially Owned Entities before any Governmental Entity (and Westcoast, its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities, have no knowledge of any facts that are likely to give rise to any such claim, action, proceeding or investigation) that would be reasonably expected to have a Material Adverse Effect on Westcoast, or prevent or materially delay consummation of the transactions contemplated by this Agreement. Neither Westcoast nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would be reasonably expected to have a Material Adverse Effect on Westcoast or that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.11  Environmental

      Except for any matters which individually or in the aggregate are not reasonably likely to result in an expenditure or liability in excess of $20 million:

      (a) all operations of Westcoast and its subsidiaries and, to the knowledge of Westcoast, any of its Partially Owned Entities have been conducted, and are now, in compliance with all Environmental Laws;

      (b) Westcoast and its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and to conduct their respective businesses as they are now being conducted or as proposed to be conducted (collectively the "Westcoast Environmental Permits"); and

      (c) neither Westcoast nor any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities is subject to:

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            (i) any Environmental Laws that require any work, repairs, construction, change in business practices or operations, or expenditures, including capital expenditures for facility upgrades, environmental investigation and remediation expenditures, or any other such expenditures;

            (ii) any written demand or written notice alleging breach of or with respect to liability under any Environmental Laws applicable to Westcoast, any subsidiary of Westcoast or any of its Partially Owned Entities, including any regulations respecting the use, storage, treatment, transportation or disposition (including disposal or arranging for disposal) of Hazardous Substances;

            (iii) any written demand or written notice with respect to liability, by contract or operation of Environmental Laws applicable to Westcoast or any current or former subsidiary of Westcoast or any of its Partially Owned Entities or any of their respective predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, including liability with respect to the presence, release, threatened release or discharge of Hazardous Substances; or

            (iv) any changes in the terms or conditions of any Westcoast Environmental Permits or any renewal (other than renewals in the ordinary course on the expiry of permits), modification, revocation, reissuance, alteration or amendment of such Westcoast Environmental Permits that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Westcoast or any subsidiaries of Westcoast or, to the knowledge of Westcoast, any of its Partially Owned Entities following such consummation.

3.12  Tax Matters

      (a) Westcoast and each of its subsidiaries have timely filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects), have timely paid, or caused to be paid, Taxes shown to be due and payable thereon, and have satisfied in full in all respects all Tax withholding, deposit and remittance requirements imposed on or with respect to any of Westcoast and its subsidiaries, and Westcoast's most recently published financial statements contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Westcoast and each of its subsidiaries have made adequate provision in accordance with Canadian generally accepted accounting principles in their books and records for any amount of Taxes material to Westcoast on a consolidated basis and accruing in respect of any accounting period ending subsequent to the period covered by such financial statements.

      (b) Neither Westcoast nor any subsidiary of Westcoast has received any written notification that any issue involving an amount of Taxes material to Westcoast on a

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            consolidated basis has been raised (and is currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes material to Westcoast on a consolidated basis have been given, filed or requested with respect to Westcoast or any subsidiary of Westcoast. All liability of Westcoast and its subsidiaries for Canadian federal and provincial income and capital taxes has been assessed by the Canada Customs and Revenue Agency and, where applicable, Canadian provincial tax authorities for all fiscal years up to and including the fiscal year ended December 31, 1999. Neither Westcoast nor any of its subsidiaries has received any notice from any taxing authority to the effect that any Tax Return is being examined, and Westcoast has no knowledge of any Tax audit or issue that would be reasonably expected to have a Material Adverse Effect on Westcoast. There are no proposed (but unassessed) additional Taxes applicable to Westcoast or any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities, involving an amount of Taxes material to Westcoast on a consolidated basis and none has been asserted against Westcoast or any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities. There are no Tax liens on any assets of Westcoast or any of its subsidiaries except for Taxes not yet due and payable and those which would not be reasonably expected to result in a Material Adverse Effect on Westcoast. Neither Westcoast nor any of its subsidiaries has received a refund of any Taxes to which it was not entitled. Neither Westcoast nor any of its subsidiaries (i) has made an election to be treated as a "consenting corporation" under
            Section 341(f) of the United States Internal Revenue Code of 1986 (the "Code") or (ii) is a party to any Tax sharing or other similar agreement or arrangement or any Tax indemnification agreement of any nature with any other person (other than in agreements with Westcoast or any of its subsidiaries) pursuant to which Westcoast or any of its subsidiaries has or could have any material liabilities in respect of Taxes. Westcoast has not made an election under
            Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

      (c) "Tax" and "Taxes" means, with respect to any person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

3.13  Pension and Employee Benefits

      (a) Section 3.13 of the Westcoast Disclosure Letter sets forth a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, incentive, pension, profit sharing, deferred compensation, stock compensation, stock option, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are sponsored, maintained or contributed to by Westcoast or any of its subsidiaries (collectively referred to as the "Westcoast Plans"). The Westcoast Disclosure Letter states which of the Westcoast Plans are subject to the provisions of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of this Section 3.13, a subsidiary of Westcoast shall be deemed to also include each corporation, trade, business, or entity that would be considered to be a single employer or under common control with Westcoast pursuant to Section 414 of the Code or Section 4001 of ERISA.

      (b) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could be reasonably expected to result in any Westcoast Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material amount of Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Westcoast Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Westcoast.

      (c) Westcoast has provided to Duke Energy true, correct and complete copies of all of the Westcoast Plans as amended (or, in the case of any unwritten Westcoast Plan, a description thereof) together with all related actuarial reports, and Westcoast has made available to Duke Energy all other related documentation including, without limitation, funding agreements, trust agreements, funding and financial information returns and statements with respect to each Westcoast Plan, and current plan summaries, booklets and personnel manuals. Westcoast has provided to Duke Energy a true and complete copy of (i) the most recent annual report on Form 5500 filed with the United States Internal Revenue Service with respect to each Westcoast Plan in respect of which such a report was required and
            (ii) the most recent annual information return filed with the Canada Customs and Revenue Agency with respect to each Westcoast Plan in respect of which such a return was required.

      (d) All of the Westcoast Plans are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between Westcoast or a subsidiary of Westcoast, as the case may be, and their respective employees. No fact or circumstance exists that could adversely affect the existing tax status of a Westcoast Plan.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

      (e) All obligations of Westcoast or a subsidiary of Westcoast regarding the Westcoast Plans have been satisfied in all material respects. All contributions or premiums required to be made by Westcoast or a subsidiary of Westcoast, as the case may be, under the terms of each Westcoast Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Westcoast Plans.

      (f) Each Westcoast Plan is fully insured or fully funded (both on a going-concern and solvency basis) and in good standing with such regulatory authorities as may be applicable and, as of the date hereof, no notice of underfunding, noncompliance, failure to be in good standing or otherwise has been received by Westcoast or its subsidiaries from any such regulatory authority.

      (g) There have been no improper withdrawals, applications or transfers of assets from any Westcoast Plan or the trusts or other funding media relating thereto that remain outstanding and unremedied, and neither Westcoast, nor any subsidiary of Westcoast, nor, to the knowledge of Westcoast, any of their respective agents has been in breach of any fiduciary obligation with respect to the administration of the Westcoast Plans or the trusts or other funding media relating thereto.

      (h) Westcoast or its subsidiaries may unilaterally amend or terminate, in whole or in part, each Westcoast Plan and take contribution holidays under or withdraw surplus from each Westcoast Plan, subject only to approvals required by Law and, with respect to amendment or termination, the collective agreements disclosed in Section 3.7 of the Westcoast Disclosure Letter.

      (i) No commitments to improve or otherwise amend any Westcoast Plan have been made except as required by applicable Laws.

      (j) None of the Westcoast Plans (other than pension plans) provide benefits to retired or former employees or to the beneficiaries or dependants of retired or former employees.

      (k) No insurance policy or any other contract or agreement affecting any Westcoast Plan requires or permits a retroactive increase in premiums or payments due thereunder.

      (l) All Westcoast Plans intended to be tax-qualified in the United States have been the subject of determination letters from the United States Internal Revenue Service to the effect that such Westcoast Plans and their related trusts are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Westcoast, has revocation been threatened, nor has any such Westcoast Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs and nothing has occurred since the date of such letter that could adversely affect the qualified status of such plan. As to any such Westcoast

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            Plan, there has been no termination or partial termination of such Westcoast Plan within the meaning of Section 411(d)(3) of the Code.

      (m) No amount or benefit that could be received (whether in cash or property, the vesting of property or the acceleration of the exerciseability of stock options) as a result of or in connection with the transactions contemplated by this Agreement or the Arrangement (whether or not some other subsequent action or event would be required to cause the receipt of such amount or benefit to occur) by any employee, officer or director of Westcoast or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Westcoast Plan currently in effect will fail to be deductible for United States federal income tax purposes by virtue of Section 280G of the Code.

      (n) None of the Westcoast Plans is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any other applicable Law, nor has Westcoast or any subsidiary of Westcoast been obligated to contribute to any such multiemployer plan at any time within the past six years.

      (o) No employment, severance or termination agreement, other compensation arrangement or Westcoast Plan provides for payment of a benefit, the increase of a benefit amount, the acceleration of contributions or funding, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement or the Arrangement (whether or not some other subsequent action or event would be required to cause such payment, increase, acceleration, or vesting to be triggered).

      (p) As to any Westcoast Plan that is subject to Title IV of ERISA, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA has occurred, no notice of intent to terminate the plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the plan, and no liability to the United States Pension Benefit Guaranty Corporation has been incurred.

      (q) As to any Westcoast Plan which is subject to ERISA or the Code, no act, omission or transaction has occurred which would result in imposition on Westcoast or any subsidiary of Westcoast of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsections (c), (i) or (l) of
            Section 502 of ERISA, or (iii) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

      (r) Each trust funding a Westcoast Plan, which trust is intended to be exempt from United States federal income taxation pursuant to
            Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favourable determination

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            letter from the United States Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favourable determination letter, been amended or operated in a way which would adversely affect such exempt status.

3.14  Affiliates

      Section 3.14 of the Westcoast Disclosure Letter identifies all persons who, to the knowledge of Westcoast, may be deemed to be affiliates of Westcoast under Rule 145 of the 1933 Act, including all directors and executive officers of Westcoast.

3.15  Compliance with Laws; Permits

      (a) Westcoast, its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities are in compliance, and at all times since January 1, 1998 have complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast. No investigation or review by any Governmental Entity with respect to Westcoast, any of its subsidiaries, or the knowledge of Westcoast, its Partially Owned Entities, is pending or, to the knowledge of Westcoast, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on Westcoast.

      (b) Westcoast and its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to lawfully carry on their businesses as they are now being conducted (collectively, the "Westcoast Permits"), except where the failure to be in possession of such Westcoast Permits would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast, and there is no action, proceeding or investigation pending or, to the knowledge of Westcoast, threatened regarding any of the Westcoast Permits which would have a Material Adverse Effect on Westcoast. None of Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities is in conflict with, or in default or violation of any of the Westcoast Permits, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast.

      (c) None of Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any directors, officers, agents or employees of Westcoast or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any government officials or employees or to political parties or campaigns or violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended in each case which could reasonably be expected to have a material and adverse effect on Westcoast.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

3.16  Restrictions on Business Activities

      There is no agreement, judgment, injunction, order or decree binding upon Westcoast or any of its subsidiaries that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of Westcoast or any of its subsidiaries, any acquisition of property by Westcoast or any of its subsidiaries or the conduct of business by Westcoast or any of its subsidiaries as currently conducted other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Westcoast.

3.17  Intellectual Property

      (a) Westcoast and its subsidiaries, directly or indirectly, own, license or otherwise have legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, patent rights, trademarks, trade names, service marks, copyrights and any applications therefore, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of Westcoast and its subsidiaries as presently conducted (the "Intellectual Property Rights").

      (b) In the case of Intellectual Property Rights owned by Westcoast or one of its subsidiaries, either Westcoast or one of its subsidiaries owns such Intellectual Property Rights free and clear of any material liens, charges or encumbrances. Westcoast or one of its subsidiaries has an adequate right to the use of the Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such Intellectual Property Rights are being used. Westcoast has not received any written notice or claim, nor has it received any other information, stating that the manufacture, sale, licensing, or use of any of the services or products of Westcoast or any of its subsidiaries as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by Westcoast or any of its subsidiaries in the ordinary course of Westcoast's business as presently conducted infringes on any copyright, patent, trade mark, service mark or trade secret of a third party where such infringement would have a Material Adverse Effect on Westcoast. Westcoast has not received any written notice or claim, nor has it received any other information, stating that the use by Westcoast or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of Westcoast and any of its subsidiaries as presently conducted infringes on any other person's trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications where such infringement would have a Material Adverse Effect on Westcoast. Westcoast has not received any written notice or claim, nor has it received any other information, challenging the ownership by Westcoast or any of its subsidiaries or the validity of any of the Intellectual Property Rights. All registered patents, trademarks, service marks and copyright held by Westcoast and its subsidiaries are subsisting, except to the extent any failure to be subsisting would not have a Material Adverse Effect on Westcoast. To the knowledge of Westcoast, there is no material unauthorized use, infringement or

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of Westcoast or any of its subsidiaries No Intellectual Property Right is subject to any known outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Westcoast or any of its subsidiaries, except to the extent any such restriction would not have a Material Adverse Effect on Westcoast.

3.18  Insurance

      Each of Westcoast and its subsidiaries is, and has been continuously since September 1, 1996, insured by reputable and financially responsible insurers in amounts and against risks and losses as are customary for companies conducting their respective businesses. Westcoast's and its subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation or termination has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both would constitute a default thereunder.

3.19  Property

      (a) Westcoast, its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities have defensible title (or, with respect to pipelines, equipment and other tangible personal property used in connection with Westcoast's pipeline operations (collectively, "Westcoast Pipeline Assets") title to or interest in the applicable Westcoast Pipeline Assets sufficient to enable Westcoast, its subsidiaries and, to the knowledge of Westcoast, its Partially Owned Entities to conduct their businesses with respect thereto without material interference as it is currently being conducted) to all their material properties and assets, whether tangible or intangible, real, personal or mixed, free and clear of all liens, except for liens disclosed in the Westcoast Documents and liens the existence of which would not have a Material Adverse Effect on Westcoast.

      (b) The businesses of Westcoast and each of its subsidiaries have been and are being operated in a manner which does not violate (in any manner which would, or which would be reasonably expected to, have a Material Adverse Effect on Westcoast) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by Westcoast and each of its subsidiaries in such businesses. All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other Laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such businesses where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Material Adverse Effect on Westcoast. There are no special gaps in the Easements which would impair the conduct of such businesses in a manner that would, or that would be reasonably expected to, have a Material Adverse Effect on Westcoast, and no part of the Westcoast Pipeline Assets is located on property which is not owned in fee by

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            Westcoast or a subsidiary of Westcoast or subject to an Easement in favour of Westcoast or a subsidiary of Westcoast, where the failure of such Westcoast Pipeline Assets to be so located would have a Material Adverse Effect on Westcoast.

3.20  Regulatory Proceedings

      None of Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity which is reasonably likely to result in orders having a material burden on the future operations or business of Westcoast or any Material Subsidiary of Westcoast nor has written notice of any such proceeding been received by Westcoast, any of its subsidiaries or, to the knowledge of Westcoast, any of its Partially Owned Entities.

3.21  Regulation as a Utility

      (a) Westcoast and all of its "subsidiary companies" and "affiliates", as such terms are defined in the 1935 Act, either are not subject to or are exempt from all provisions of the 1935 Act other than Section 9(a)(2) of the 1935 Act.

      (b) None of Westcoast or any of its "subsidiary companies" or "affiliates" is subject to regulation as a "holding company" or a "subsidiary company" or "affiliate" of a "holding company", as such terms are defined in the 1935 Act.

3.22  Futures Trading and Fixed Price Exposure

      The Board of Directors of Westcoast has approved the formation and mandate of the Corporate Risk Management Committee (the "CRMC"). The CRMC is responsible for providing the overall direction on all aspects of Westcoast's business risk management. Such responsibilities include approval and oversight of the aggregate risk limits and the delegation of risk management authority and accountability to the business units and functional units. The business risk management programs of Westcoast and its subsidiaries are consistent with the policies of the CRMC.

      The Board of Directors of Westcoast has established risk parameters to restrict the level of risk that Engage Energy Canada, Inc. ("Engage") and its subsidiaries are authorized to take with respect to the net position of Engage and its subsidiaries resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments (the "Net Engage Position") and the CRMC monitors the compliance by Engage and its subsidiaries with such risk parameters. The risk parameters established by the Board of Directors of Westcoast as of the date hereof are set forth in
Section 3.22 of the Westcoast Disclosure Letter and may be modified only by the Board of Directors of Westcoast. The Net Engage Position is within the risk parameters which have been established by Westcoast's Board of Directors or otherwise approved by Westcoast's Board of Directors.

      In the case of Westcoast's regulated subsidiaries, risk management programs have been established which govern the actions and conduct of such subsidiaries with respect to their management of gas supply portfolio risk arising from the use of physical commodity

                  AMENDED AND RESTATED COMBINATION AGREEMENT transactions, exchange traded futures and options and over-the-counter derivative instruments. The actions of each regulated subsidiary are reviewed by each of such subsidiary's respective regulatory bodies. Such subsidiaries are in compliance with their stated programs or policies.

3.23  Opinion of Financial Advisors

      The Board of Directors of Westcoast has received the opinions of Credit Suisse First Boston Corporation and CIBC World Markets Inc., Westcoast's financial advisors, to the effect that, as of the date hereof, the consideration to be received by the holders of Westcoast Common Shares pursuant to the transactions contemplated hereby is fair to the holders of Westcoast Common Shares from a financial point of view and those opinions have not been withdrawn, reserved or modified in any material respect.

3.24  Brokerage and Finders' Fees

      Except for Westcoast's obligations to Credit Suisse First Boston Corporation and CIBC World Markets Inc., neither Westcoast nor any subsidiary of Westcoast or any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of Westcoast, any brokerage, finders' or similar fee in connection with the transactions contemplated hereby. Copies of all written agreements relating to Westcoast's obligations to Credit Suisse First Boston Corporation and CIBC World Markets Inc. have previously been provided to Duke Energy and all other agreements relating to such obligations are described in Section 3.24 of the Westcoast Disclosure Letter.

3.25  Westcoast Rights Plan

      None of the execution or the delivery of this Agreement or the taking of any action contemplated by this Agreement results, or will result, in Duke Energy becoming an Acquiring Person (as defined in the Westcoast Rights Plan), provided that, prior to the consummation of the Arrangement, the Westcoast Rights Plan Waiver Resolution is approved by the affirmative vote of a majority of the votes cast by holders of Westcoast Common Shares.

3.26  Solvency of Westcoast

      Westcoast is not insolvent, and at the time of the consummation of the Arrangement will not be insolvent, as defined in Section 192(2) of the CBCA.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF THE DUKE ENERGY PARTIES

      The Duke Energy Parties represent and warrant to Westcoast as follows in each case except as set forth in the Duke Energy Disclosure Letter (each of which exceptions shall specifically identify the relevant section hereof to which it relates):

                  AMENDED AND RESTATED COMBINATION AGREEMENT

4.1   Organization and Standing

      (a) Each of the Duke Energy Parties has been duly organized or formed and is validly existing under the Laws of its jurisdiction of organization or formation with full corporate or legal power and authority to own, lease and operate its properties and to conduct its businesses as currently owned and conducted except where, individually or in the aggregate, the failure of a subsidiary other than a Material Subsidiary to be so organized, formed or existing or to have such power or authority would not have a Material Adverse Effect on Duke Energy. Each of the Duke Energy Parties is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties requires it to so qualify, except where the failure to be so qualified would not have a Material Adverse Effect on Duke Energy.

      (b) Duke Energy has heretofore made available to Westcoast complete and correct copies of its governing documents as well as the governing documents of Exchangeco, in each case as in effect on the date hereof.

4.2   Capitalization

      (a) The authorized capital stock of Duke Energy consists of 12.5 million shares of Preferred Stock, 10.0 million shares of Preferred Stock A,
            1.5 million shares of Preference Stock and 2.0 billion Duke Energy Common Shares and there were 2,284,984 shares of Preferred Stock, 2,057,185 shares of Preferred Stock A and no Preference Stock issued and outstanding and 775,386,163 Duke Energy Common Shares issued and outstanding as of September 6, 2001. As of September 6, 2001 there were 55,276,119 Duke Energy Common Shares reserved, in the aggregate, for issuance in respect of the Duke Energy Stock Plans. As of August 31, 2001, there were outstanding options permitting the holders thereof to purchase 20,166,929 Duke Energy Common Shares in the aggregate.

      (b) All of the outstanding shares of capital stock of the Duke Energy Parties have been duly authorized and are validly issued and fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding upon the Duke Energy Parties and were issued in compliance with all applicable securities Laws and the governing documents of the Duke Energy Parties except where, individually or in the aggregate, the failure of the shares or ownership interest in a subsidiary other than a Material Subsidiary to be so authorized or issued would not have a Material Adverse Effect on Duke Energy. The authorized capital stock of Exchangeco consists of an unlimited number of common shares and an unlimited number of preference shares. As of the date hereof, all of the outstanding capital stock of Exchangeco is owned by N.S. U.L.C. and all of the outstanding capital stock of N.S. U.L.C. is owned indirectly by Duke Energy.

      (c) Except as described in Section 4.2(a) above, there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Duke Energy to offer,

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any capital stock of Duke Energy nor are there outstanding any securities or obligations of any kind convertible into or exercisable or exchangeable for any capital stock of Duke Energy and Duke Energy has no obligation of any kind to issue any additional securities or to pay for or repurchase any securities. There are not outstanding as of the date hereof any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Duke Energy or any of its subsidiaries. There are no outstanding bonds, debentures or other evidences of indebtedness of Duke Energy or any of its subsidiaries having the right to vote (or that are exchangeable or convertible for or exercisable into securities having the right to vote) with the holders of the Duke Energy Common Shares on any matter as of the date hereof.

4.3   Authority and No Conflicts

      (a) Each of the Duke Energy Parties has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Duke Energy Parties and the consummation by the Duke Energy Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of the Duke Energy Parties are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

      (b) This Agreement has been duly executed and delivered by the Duke Energy Parties and constitutes a legal, valid and binding obligation of each of the Duke Energy Parties, enforceable against each of them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and by general principles of equity.

      (c) The Board of Directors of Duke Energy at a meeting duly called and held has determined by the unanimous approval of all directors voting that this Agreement and the transactions contemplated hereby are in the best interests of Duke Energy and the holders of Duke Energy Common Shares.

      (d) Neither the execution and delivery of this Agreement by the Duke Energy Parties nor the performance by each of them of their obligations hereunder and the completion of the transactions contemplated hereby, will:

            (i) conflict with, or violate any provision of, the governing documents of any of the Duke Energy Parties;

            (ii) subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section
                  4.4 being made or obtained, violate or breach any Laws applicable to Duke Energy or any of its subsidiaries;

            (iii) subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section
                  4.4 being made or obtained, violate or

                  AMENDED AND RESTATED COMBINATION AGREEMENT conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any credit agreement, note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Duke Energy or any of its subsidiaries is a party or by which Duke Energy or any of its subsidiaries or its or their property is bound or subject; or

            (iv) result in the imposition of any encumbrance, charge or lien upon any of Duke Energy's assets or the assets of any of its subsidiaries, or restrict, hinder, impair or limit the ability of Duke Energy or any of its subsidiaries to carry on the business of Duke Energy or any of its subsidiaries as and where it is now being carried on;

      except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Duke Energy or materially impair the ability of Duke Energy to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.4   Consents; Approvals

      No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to any of the Duke Energy Parties in connection with the execution and delivery of this Agreement by the Duke Energy Parties, the performance of their obligations hereunder or the consummation by Duke Energy of the transactions contemplated hereby other than (a) any approvals required by the Interim Order, (b) the Final Order, (c) such registrations and other actions required under federal, state, provincial and territorial securities Laws as are contemplated by this Agreement, (d) any filings with the Director under the CBCA, (e) the Appropriate Regulatory Approvals relating to the Duke Energy Parties, (f) the consents or approvals set forth in Section 4.4 of the Duke Energy Disclosure Letter and (g) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Duke Energy or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair Duke Energy's ability to perform its obligations hereunder.

4.5   No Defaults

      None of Duke Energy, any of its Material Subsidiaries or, to the knowledge of Duke Energy, any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, any term, condition or provision of, or permit the termination of, (a) their respective governing documents, (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which Duke Energy or any of its subsidiaries is a party or by which Duke Energy or any of its

                  AMENDED AND RESTATED COMBINATION AGREEMENT subsidiaries or any of its or their property is bound or subject, except, in the case of clause (b), defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Duke Energy.

4.6   Absence of Certain Changes or Events

      Except as disclosed in the Duke Energy SEC Documents filed prior to the date hereof, since December 31, 2000, there has been no Material Adverse Effect with respect to Duke Energy or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Duke Energy or which materially and adversely affects the ability of Duke Energy to consummate the transactions contemplated hereby.

4.7   Reports; Financial Statements

      (a) Since January 1, 1998 Duke Energy and its subsidiaries have timely filed all forms, reports, schedules, statements and other documents required to be filed with (i) the SEC under the Exchange Act or the 1933 Act (the "Duke Energy SEC Documents"), (ii) any applicable state securities authority and (iii) any other Governmental Entity, except in each case where the failure to file any such forms, reports, schedules, statements or other documents would not have a Material Adverse Effect on Duke Energy (all such forms, reports, schedules, statements and other documents are collectively referred to as the "Duke Energy Documents"). The Duke Energy SEC Documents, at the time filed (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made and (y) complied in all material respects with the requirements of applicable Laws (including the 1933 Act, the Exchange Act and the rules and regulations thereunder).

      (b) The consolidated financial statements (including in each case, any related notes thereto) contained in any Duke Energy SEC Documents
            (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes), (ii) complied in all material respects with the requirements of applicable securities Laws, and
            (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Duke Energy and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which will be material.

      (c) From January 1, 1998 to the date of this Agreement, there has been no change in Duke Energy's accounting policies or methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto with respect to periods ending prior to the date hereof.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

4.8   Litigation

      There are no claims, actions, proceedings or investigations pending or, to the knowledge of Duke Energy, threatened against Duke Energy or any of its subsidiaries before any Governmental Entity (and Duke Energy and its subsidiaries have no knowledge of any facts that are likely to give rise to any such claim, action, proceeding or investigation) that would be reasonably expected to have a Material Adverse Effect on Duke Energy, or prevent or materially delay consummation of the transactions contemplated by this Agreement. Neither Duke Energy nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would be reasonably expected to have a Material Adverse Effect on Duke Energy or that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

4.9   Environmental

      Except for any matters which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect on Duke Energy:

      (a) all operations of Duke Energy and its subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;

      (b) Duke Energy and its subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and to conduct their respective businesses as they are now being conducted or as proposed to be conducted (collectively the "Duke Energy Environmental Permits"); and

      (c)   neither Duke Energy nor any of its subsidiaries is subject to:

            (i) any Environmental Laws that require any work, repairs, construction, change in business practices or operations, or expenditures, including capital expenditures for facility upgrades, environmental investigation and remediation expenditures, or any other such expenditures;

            (ii) any written demand or written notice alleging the breach of or with respect to liability under any Environmental Laws applicable to Duke Energy or any subsidiary of Duke Energy, including any regulations respecting the use, storage, treatment, transportation or disposition (including disposal or arranging for disposal) of Hazardous Substances;

            (iii) any written demand or written notice with respect to liability, by contract or operation of Environmental Laws applicable to Duke Energy or any current or former subsidiary of Duke Energy or any of their respective predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, including liability with respect to the presence, release, threatened release or discharge of Hazardous Substances; or

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            (iv) any changes in the terms or conditions of any Duke Energy Environmental Permits or any renewal (other than renewals in the ordinary course on the expiry of permits), modification, revocation, reissuance, alteration or amendment of such Duke Energy Environmental Permits that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Duke Energy or any subsidiaries of Duke Energy following such consummation.

4.10  Nuclear Operations

      To the knowledge of Duke Energy, the operations of its Nuclear Steam Generating Stations ("Nuclear Stations") are and have at all times been conducted in material compliance with applicable health, safety, regulatory and other legal requirements. To the knowledge of Duke Energy, the Nuclear Stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment, liability insurance to the extent required by Law, and such further insurance (other than liability insurance) as is consistent with Duke Energy's view of the risks inherent in the operation of a nuclear power facility. To the knowledge of Duke Energy, plans for the decommissioning of each of the Nuclear Stations and for the short-term storage of spent nuclear fuel conform in all material respects with applicable regulatory or other legal requirements, and such plans have at all times since January 1, 1998 been funded to the extent required by Law (which funded amount is not materially inconsistent, in the aggregate, with Duke Energy's budget projections for the amount required to be spent under such plans) except for any lack of funding which would not have a Material Adverse Effect on Duke Energy.

4.11  Compliance with Laws; Permits

      (a) Duke Energy and its subsidiaries are in compliance, and at all times since January 1, 1998 have complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Duke Energy. No investigation or review by any Governmental Entity with respect to Duke Energy or any of its subsidiaries is pending or, to the knowledge of Duke Energy, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on Duke Energy.

      (b) Duke Energy and its subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to lawfully carry on their businesses as they are now being conducted (collectively, the "Duke Energy Permits"), except where the failure to be in possession of such Duke Energy Permits would not, individually or in the aggregate, have a Material Adverse Effect on Duke Energy, and there is no action, proceeding or investigation pending or, to the knowledge of Duke Energy, threatened regarding any of the Duke Energy Permits which would have a Material Adverse Effect on Duke Energy. Neither Duke Energy nor any of its subsidiaries is in conflict with, or in default or violation of any of the Duke Energy Permits, except for any such conflicts,

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on Duke Energy.

      (c) None of Duke Energy, any of its subsidiaries or, to the knowledge of Duke Energy, any directors, officers, agents or employees of Duke Energy or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any government officials or employees or to political parties or campaigns or violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended in each case which could reasonably be expected to have a material and adverse effect on Duke Energy.

4.12  Regulatory Proceedings

      Neither Duke Energy nor any of its subsidiaries, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity which is reasonably likely to result in orders having a material burden on the future operations or business of any Material Subsidiary of Duke Energy nor has written notice of any such proceeding been received by Duke Energy or any of its subsidiaries.

4.13  Futures Trading and Fixed Price Exposure

      The Market Risk Committee of Duke Energy has established risk parameters to restrict the level of risk that Duke Energy and its subsidiaries are authorized to take with respect to the open position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments (the "Open Duke Energy Position") and monitors the compliance by Duke Energy and its subsidiaries with such risk parameters. The risk parameters established by the Market Risk Committee of Duke Energy may be modified only by the Market Risk Committee of Duke Energy. The Open Duke Energy Position is within the risk parameters which have been established by the Market Risk Committee of Duke Energy.

4.14  Brokerage and Finders' Fees

      Neither Duke Energy nor any of its shareholders, directors, officers or employees has incurred or will incur on behalf of Duke Energy, any brokerage, finders' or similar fee in connection with the transactions contemplated hereby, except that Duke Energy has employed Merrill Lynch & Co. as its financial advisor pursuant to a written agreement.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

5.1   Covenants of Westcoast

      (a) Westcoast agrees as follows until the Effective Date or the earlier termination of this Agreement in accordance with Article 7, in each case except (x) with the consent of Duke Energy to any deviation therefrom, (y) with respect to any matters which are disclosed in
            Section 5.1 of the Westcoast Disclosure Letter (each of which exceptions

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            shall specifically identify the relevant subsection hereof to which it relates) or (z) as expressly contemplated by this Agreement or the Plan of Arrangement:

            (i) Each of Westcoast and its subsidiaries shall (A) carry on its businesses in the usual and ordinary course consistent with past practices, (B) use reasonable best efforts to preserve intact its present business organizations and material rights and franchises, to keep available the services of its current officers and employees, and to preserve its relationships with customers, suppliers and others having business dealings with it, (C) maintain and keep its material properties and assets in as good repair and condition as at the date hereof, subject to ordinary wear and tear, and (D) with respect to wholesale power and energy trading transactions, comply with the risk parameters approved by Westcoast's Board of Directors or, in the case of regulated entities, contained in their program or guidelines and in effect on the date hereof, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

            (ii) Westcoast shall not, and it shall not permit any of its subsidiaries to: (A) declare or pay any dividends on, make other distributions or return capital in respect of any of its capital stock or any other equity interests, except for regular quarterly cash dividends on Westcoast Common Shares of Cdn$ 0.34 per share with record and payment dates consistent with past practice, dividends required by the terms of any securities outstanding on the date hereof, dividends, distributions or return of capital payable by a subsidiary to Westcoast or a wholly-owned subsidiary of Westcoast other than an Excluded Asset; (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (C) issue, sell, pledge, reserve, set aside, dispose of or encumber, repurchase, redeem or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into, exerciseable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its capital stock, except (1) pursuant to the terms of the Westcoast Dividend Reinvestment Plan, as in effect on the date hereof, (2) as required by the terms of any securities outstanding on the date hereof, (3) pursuant to fully vested Westcoast Options granted prior to the date hereof, (4) the redemption of the Westcoast First Preferred Shares in accordance with this Agreement, or (5) options granted in the ordinary course of business consistent with past practice under the Westcoast Stock Option Plans; or (D) enter into or announce any agreement or arrangement with respect to the sale, voting, registration or repurchase of any shares of its capital stock or any security convertible into or exchangeable for such shares.

            (iii) Except for capital expenditures (A) included in the 2001 capital expenditures budget that was previously approved by the Board of Directors of Westcoast (including any that are not expended until 2002) or in the Second Quarter 2001 Outlook previously provided to the Board of Directors of Westcoast, each of which was previously provided to Duke Energy, (B) for a business unit that are provided for in, and do not exceed the lesser of $15 million

                  AMENDED AND RESTATED COMBINATION AGREEMENT more than, or 150% of, the amount set forth for such business unit in the forecast 2002 capital expenditure schedule to the Westcoast Five Year Financial Forecast 2001-2005 which was previously provided to the Board of Directors of Westcoast and to Duke Energy and which expenditures are as otherwise contemplated in such forecast; provided, that the aggregate capital expenditures permitted hereunder do not exceed 110% of the capital expenditures provided for Westcoast on a consolidated basis in such forecast and provided further that this covenant shall not apply to capital expenditures related to Maritimes & Northeast Pipeline or P.T. Puncakjaya Power, or
                  (C) that are required under applicable Law, Westcoast shall not, nor shall Westcoast permit any of its subsidiaries to, make or commit to make any capital expenditures (including capital lease obligations) in excess of $10 million individually or in the aggregate other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance).

            (iv) Westcoast shall not, nor shall it permit any of its subsidiaries to, reorganize, recapitalize, consolidate, dissolve, liquidate, amalgamate or merge with any other person, nor acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or person or otherwise acquire or agree to acquire any assets of any other person as to which the total consideration is in excess of $10 million individually (or in respect of a series of related transactions) or $50 million in the aggregate (other than purchases of assets from suppliers or vendors in the ordinary course of business consistent with past practice). Westcoast may not acquire any electric utility assets or any retail gas assets or properties unless Westcoast consults with Duke Energy prior thereto and such acquisition will not, in the opinion of Duke Energy, violate Section 5.1(a)(xiii).

            (v) Except with respect to the sale of assets of Westcoast or any subsidiary of Westcoast as to which the aggregate market value is not in excess of $10 million individually (or in respect of a series of related transactions) or $50 million in the aggregate and except for the sale of gas and other energy products in the ordinary course of business consistent with past practice, Westcoast shall not, nor shall it permit any of its subsidiaries to sell, pledge, encumber, lease (whether such lease is an operating or capital lease) or otherwise dispose of any assets (other than relating to transactions between two or more wholly-owned Westcoast subsidiaries or between a wholly-owned subsidiary and Westcoast).

            (vi) Westcoast shall not, nor shall it permit any of its subsidiaries to, (A) incur any indebtedness for borrowed money or purchase money indebtedness or assume, guarantee, endorse or enter into a "keepwell" or similar arrangement with respect to, any indebtedness, other than (1) indebtedness between Westcoast or any of its subsidiaries and another of its subsidiaries, (2) additional indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $50 million in the aggregate and (3) additional borrowings under credit lines existing as of the date hereof incurred in the ordinary course of business consistent with past practice, (B) enter into interest rate swaps with a

                  AMENDED AND RESTATED COMBINATION AGREEMENT notional amount in excess of $75 million in the aggregate, or
                  (C) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of Westcoast or any of its subsidiaries in connection with any indebtedness.

            (vii) Except as required by applicable Law or any agreement to which
                  Westcoast or any of its subsidiaries is a party on the date hereof, Westcoast shall not, nor shall it permit any of its subsidiaries to:

                  (A) increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of Westcoast or any of its subsidiaries;

                  (B) increase (or enter into any commitment or arrangement to increase) the compensation or benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant of Westcoast or any of its subsidiaries, except for normal increases for persons who are not directors or officers made in the ordinary course of business consistent with past practice, provided that the overall compensation budget shall not increase by more than 3.5% on an annual basis;

                  (C) whether through its Board of Directors or otherwise, accelerate the vesting of any unvested Westcoast Options or accelerate the release of, or the expiry date of any hold period relating to, any Westcoast Common Shares held in the Westcoast Employee Share Purchase Plans, or otherwise amend, vary or modify such plans or the Westcoast Stock Option Plans; or

                  (D) adopt, establish, enter into or implement any employee benefit plan, policy, severance or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of Westcoast or any of its subsidiaries or amend any employee benefit plan, policy, severance or termination agreement.

           (viii) Westcoast shall not, nor shall it permit any of its subsidiaries to, amend or propose to amend its governing documents.

            (ix) Subject to applicable Law, Westcoast shall not implement any changes in its or any of its regulated subsidiaries' rates or charges (other than pass-through or tracking rate charges under existing tariffs or rate schedules), standards of service or accounting or execute any agreement with respect thereto that is otherwise permitted under this Agreement (a "Rate Change") that could be reasonably expected to materially decrease the revenues of the business unit implementing such change. Westcoast shall, and shall cause its subsidiaries to, deliver to Duke Energy a copy of each filing or agreement relating to a Rate Change at least five

                  AMENDED AND RESTATED COMBINATION AGREEMENT days prior to the filing or execution thereof. Westcoast shall, and shall cause its subsidiaries to, make all such filings only in the ordinary course of business consistent with past practice.

            (x) Westcoast shall not, nor shall it permit any of its subsidiaries to, pay, discharge, satisfy, compromise or settle any claims or liabilities prior to the same being due which, individually or in the aggregate, are in excess of $25 million.

            (xi) Except as required by applicable Laws, Westcoast shall not, nor shall it permit any of its subsidiaries to, enter into, terminate or waive any provision of, exercise any option or relinquish any contractual rights under, or modify in any material respect any contract, agreement, guarantee, lease commitment or arrangement of the nature required to be disclosed by Section 3.9 or any contract which involves payments or receipts by Westcoast or any of its subsidiaries of more than $25 million over the term of such contract or agreement.

            (xii) Westcoast shall not, nor shall it permit any of its
                  subsidiaries to, make any changes to the existing accounting practices, methods and principles relating to Westcoast or any subsidiary of Westcoast except as required by Law or by Canadian generally accepted accounting principles as advised by Westcoast's or such subsidiary's regular independent accountants, as the case may be.

           (xiii) Westcoast shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of Duke Energy to continue to claim an exemption as of right under Rule 2 of the 1935 Act following the Arrangement.

            (xiv) Westcoast shall not, nor shall it permit any of its
                  subsidiaries to, make or rescind any material tax election.

            (xv) Westcoast shall not take any action to exempt from, waive or make not subject to (including redemption of outstanding rights) (A) the Westcoast Rights Plan or (B) any takeover Law or other Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Duke Energy and its subsidiaries) or any action taken thereby, including any Take-over Bid (as defined in the Westcoast Rights Plan), which person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom. Westcoast shall not nor shall it permit any subsidiary to, (a) enter into any confidentiality or standstill agreement except as permitted by
                  Section 5.5(a), (b) amend, release any third party from its obligations or grant any consent under any confidentiality or standstill provision or fail to fully enforce any such provision.

            (xvi) Westcoast shall not, nor shall it permit any of its
                  subsidiaries to, take or fail to take any action which would cause any of Westcoast's representations or

                  AMENDED AND RESTATED COMBINATION AGREEMENT warranties hereunder to be untrue or would be reasonably expected to prevent or materially impede, interfere with or delay the Arrangement.

           (xvii) Westcoast shall not consent to a holder of Westcoast Common Shares withdrawing or abandoning his or her dissent pursuant to the Dissent Rights or provide notice to the Court under the Final Order that the Appropriate Regulatory Approvals have been obtained, in either case without the prior written consent of Duke Energy.

          (xviii) Westcoast shall not, nor shall it permit any of its subsidiaries to, agree in writing or otherwise to take any of the actions as described above in clauses (ii) through (xvi).

      (b)   Westcoast shall promptly advise Duke Energy in writing:

            (i) of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of Westcoast contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

            (ii) of any Material Adverse Effect on Westcoast or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Westcoast; and

            (iii) of any material breach by Westcoast of any covenant, obligation or agreement contained in this Agreement.

      (c) Westcoast shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its subsidiaries to, perform all obligations required to be performed by Westcoast or any of its subsidiaries under this Agreement, cooperate with Duke Energy in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Westcoast shall:

            (i) subject to Section 5.6, at the request of Duke Energy, solicit from the Westcoast Securityholders proxies in favour of approval of the Arrangement Resolution and the Westcoast Rights Plan Waiver Resolution (in a commercially reasonable manner) and use reasonable best efforts to obtain the approval by Westcoast Securityholders of the Arrangement and of the Westcoast Rights Plan Waiver Resolution;

            (ii) subject to the last sentence of Section 5.6(a), not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Westcoast Meeting without Duke Energy's prior written consent except as required by Laws or, in the case of adjournment, as may be required by Westcoast Securityholders as expressed by majority resolution;

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            (iii) use reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 6 hereof;

            (iv) apply for and use reasonable best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals relating to Westcoast or any of its subsidiaries and, in doing so, to keep Duke Energy reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Duke Energy the opportunity to be present for all communications with any Governmental Entity and providing Duke Energy with copies of all related applications and notifications, in draft form, in order for Duke Energy to provide its reasonable comments;

            (v) apply for and use reasonable best efforts to obtain the Interim Order and the Final Order, which Final Order shall be applied for on the basis that it shall be effective only upon Westcoast notifying the Court that the Appropriate Regulatory Approvals have been obtained;

            (vi) carry out the terms of the Interim Order and the Final Order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on Westcoast or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

            (vii) use reasonable best efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

           (viii) use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

            (ix) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Westcoast or any of its subsidiaries in connection with the transactions contemplated hereby;

            (x) consult with Duke Energy prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Westcoast SRA Reports or Westcoast SEC Reports;

            (xi) use reasonable best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by Westcoast or a subsidiary of Westcoast to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of Westcoast or its subsidiaries to consummate the transactions contemplated hereby; and

            (xii) use reasonable best efforts to ensure that Westcoast's affiliates listed in Section 3.14 of the Westcoast Disclosure Letter execute and deliver to Duke

                  AMENDED AND RESTATED COMBINATION AGREEMENT

                  Energy, on or prior to the date that is 30 days after the date hereof, an Affiliate's Letter.

      (d) The Board of Directors of Westcoast shall recommend to the Westcoast Securityholders the approval of the Arrangement Resolution and the Westcoast Rights Plan Waiver Resolution; provided that the Board of Directors of Westcoast may withdraw, modify or change its recommendation if prior to the approval of the Arrangement by the Westcoast Securityholders, Westcoast receives a Superior Proposal that was not solicited or encouraged in violation of Section 5.5 and the Board of Directors of Westcoast determines in good faith (based upon the written opinion of its outside legal counsel) that it is necessary for the Board of Directors of Westcoast to take such action in order to discharge properly its fiduciary duties. Any such withdrawal, change or modification of the Westcoast Board of Directors' recommendation of the Arrangement and the Westcoast Rights Plan Waiver Resolution shall not change the approval of the Board of Directors of Westcoast for any purpose or change the obligation of Westcoast to present the Arrangement Resolution and the Westcoast Rights Plan Waiver Resolution (without recommendation) at a duly called and convened Westcoast Meeting in accordance with Westcoast's obligations under this Agreement.

      (e) Westcoast shall not waive the application of Section 3.1 of the Westcoast Rights Plan to an Acquisition Proposal unless the Acquisition Proposal is a Superior Proposal and Westcoast has complied with Section 5.5 and Section 5.6, provided that, in such case, the waiver cannot be effective until after the Westcoast Meeting and further provided that such waiver cannot be effective if the Arrangement Resolution shall have been approved by the requisite majority of the Westcoast Securityholders at the Westcoast Meeting.

      (f) Prior to the Effective Time, Westcoast will complete the corporate reorganizations as set forth in Section 5.1(f) of the Westcoast Disclosure Letter, subject only to (i) receipt of any required approval of any provincial regulatory body with respect to any portion of such reorganization which Westcoast shall use its reasonable best efforts to obtain, (ii) receipt of any required approvals under Westcoast's existing debt trust indentures and (iii) approval by Duke Energy of the costs to be incurred to complete such reorganization.

5.2   Covenants of Duke Energy

      (a) Duke Energy agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Article 7, in each case except (x) with the consent of Westcoast to any deviation therefrom, (y) with respect to any matters which are disclosed in
            Section 5.2 of the Duke Energy Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or (z) as expressly contemplated by this Agreement or the Plan of Arrangement, Duke Energy shall and will cause its subsidiaries to:

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            (i) subject to Section 5.2(c)(viii), not adopt or propose to adopt any amendments to its governing documents or the governing documents of Exchangeco which would have a material adverse impact on the consummation of the transactions contemplated hereby; and

            (ii) not take any action which may jeopardize the exchange of the Westcoast Common Shares by holders of the Westcoast Common Shares in Canada for the purposes of the Income Tax Act (Canada) from being treated on a tax deferred basis under the Income Tax Act (Canada) for holders who are otherwise eligible for such treatment.

      (b)   Duke Energy shall promptly advise Westcoast in writing:

            (i) of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of the Duke Energy Parties contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

            (ii) of any Material Adverse Effect on Duke Energy or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Duke Energy; and

            (iii) of any material breach by any of the Duke Energy Parties of any of their covenants, obligations or agreements contained in this Agreement.

      (c) Duke Energy shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its subsidiaries to, perform all obligations required to be performed by it or any of its subsidiaries under this Agreement, cooperate with Westcoast in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

            (i) use reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 6 hereof;

            (ii) apply for and use reasonable best efforts to obtain promptly all Appropriate Regulatory Approvals relating to Duke Energy or any of its subsidiaries, and, in doing so, to keep Westcoast reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Westcoast with copies of all related applications and notifications, in draft form, in order for Westcoast to provide its reasonable comments;

            (iii) carry out the terms of the Interim Order and Final Order applicable to it and use reasonable best efforts to comply promptly with all requirements which

                  AMENDED AND RESTATED COMBINATION AGREEMENT applicable Laws may impose on the Duke Energy Parties with respect to the transactions contemplated hereby and by the Arrangement;

            (iv) in respect of holders of Westcoast Common Shares who are not exempt from tax under Part 1 of the Income Tax Act (Canada) and who receive Exchangeable Shares under the Arrangement, to cause Exchangeco to enter into elections with such holders under Section 85 of the Income Tax Act (Canada) and any equivalents thereof under provincial Laws;

            (v) use reasonable best efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

            (vi) use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Duke Energy Parties which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

            (vii) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Duke Energy Parties or their subsidiaries in connection with the transactions contemplated hereby;

           (viii) cause governing documents of Exchangeco to be amended, among other things, to create the Exchangeable Shares;

            (ix) reserve or have available a sufficient number of Duke Energy Common Shares for issuance upon the completion of the Arrangement and the exchange from time to time of Exchangeable Shares and the exercise from time to time of Replacement Options and use reasonable best efforts to cause such Duke Energy Common Shares to be approved for listing on The New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time;

            (x) use reasonable best efforts (A) to cause the Exchangeable Shares to be listed for trading on The Toronto Stock Exchange by the Effective Date and (B) to ensure that Exchangeco remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Duke Energy or any of its affiliates); and

            (xi) use reasonable best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by Duke Energy or any subsidiary of Duke Energy to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Duke Energy Parties to consummate the transactions contemplated hereby.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

5.3   Access to Information

      (a) Subject to Section 5.3(b) and applicable Laws, upon reasonable notice to an officer or business unit head of Westcoast, Westcoast shall (and shall cause each of its subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") of Duke Energy access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of Westcoast. During such period, Westcoast shall (and shall cause each of its subsidiaries to) furnish promptly to Duke Energy all information concerning Westcoast's business, properties and personnel as Duke Energy may reasonably request. Subject to Section 5.3(b) and applicable Laws, Duke Energy shall afford the Representatives of Westcoast access during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to such of Duke Energy's management personnel as Westcoast may request, acting reasonably.

      (b) The Duke Energy Parties and Westcoast acknowledge that certain information received pursuant to Section 5.3(a) will be non-public or proprietary in nature and as such will be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement. The Duke Energy Parties and Westcoast further acknowledge their obligation to maintain the confidentiality of such Confidential Information in accordance with the Confidentiality Agreement.

5.4   Indemnification

      (a) Duke Energy agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof in favour of the directors or officers of Westcoast as provided in its governing documents or in written contracts in effect on the date hereof, shall survive the Arrangement and shall continue in full force and effect until the earlier of the expiration of the applicable statute of limitations with respect to any claims against directors or officers of Westcoast arising out of such acts or omissions and the sixth anniversary of the Effective Date, and Duke Energy hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time.

      (b) Duke Energy shall use reasonable best efforts to cause to be maintained in effect, for not less than six years from the Effective Time, policies of directors' and officers' liability insurance that provide substantially the same coverage and contain substantially similar terms and conditions for acts and omissions prior to the Effective Time as is provided under or contained in the policies of the directors' and officers' liability insurance maintained by Westcoast as of the date of this Agreement so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date hereof.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

5.5   Covenants Regarding Non-Solicitation

      (a) Westcoast shall immediately cease and cause to be terminated any existing solicitation, encouragement, activity, discussion or negotiation with any parties by Westcoast, any of its subsidiaries or any of its or its subsidiaries' officers, directors, employees, representatives and agents with respect to an Acquisition Proposal whether or not initiated by Westcoast and in connection therewith, Westcoast shall request (and exercise all rights it has to require) the return of information regarding Westcoast and its subsidiaries previously provided to such parties and shall request (and exercise all rights it has to require) the destruction of all materials including or incorporating any information regarding Westcoast and its subsidiaries.

      (b) Subject to Section 5.6, Westcoast agrees that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' officers, directors, employees, representatives or agents, directly or indirectly, to (i) solicit, initiate, encourage or knowingly facilitate, including by way of furnishing information or entering into any form of agreement, arrangement or understanding, any inquiries or the making of any proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal,
            (iii) withdraw or modify in a manner adverse to Duke Energy the approval or recommendation of the Board of Directors of Westcoast of the transactions contemplated hereby, (iv) approve or recommend any Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal or requiring Westcoast to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any person in the event that Westcoast or any of its subsidiaries completes the transactions contemplated hereby or any other transaction with Duke Energy or any of its affiliates agreed to prior to any termination of this Agreement. Notwithstanding the preceding sentence and any other provisions of this Agreement, the Board of Directors of Westcoast may, prior to the approval of the Arrangement by the Westcoast Securityholders, consider, participate in any discussions or negotiations with, or provide information in accordance with the last sentence of this paragraph to, any person who has delivered a bona fide written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement and did not otherwise result from a breach of this Section 5.5 and that the Board of Directors of Westcoast determines in good faith, after consultation with its financial advisors and outside legal counsel, is a Superior Proposal; provided, however, that prior to taking any such action, (x) the Board of Directors of Westcoast must receive written advice of outside counsel that it is necessary for the Board of Directors of Westcoast to take such action in order to discharge properly its fiduciary duties and (y) Westcoast must obtain a confidentiality agreement from the person making such Acquisition Proposal that is substantively the same as the Confidentiality Agreement, including a standstill provision at least as stringent as contained in the Confidentiality Agreement; provided further that Westcoast shall not commence discussions or negotiations with, or provide information to any person who has delivered an unsolicited bona fide written Acquisition Proposal until 48 hours after Westcoast shall have advised Duke Energy of its determination that such Acquisition Proposal constitutes a Superior Proposal

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            and of its intention to take such actions. Westcoast shall not consider, negotiate, accept, approve or recommend an Acquisition Proposal or provide information to any person proposing an Acquisition Proposal, in each case after the date of the approval of the Arrangement by the Westcoast Securityholders. If Westcoast receives a request for material non-public information from a person who has made an unsolicited bona fide written Acquisition Proposal and Westcoast is permitted, as contemplated under the second sentence of this Section 5.5(b), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of Westcoast may, subject to the execution by such person of the confidentiality agreement as described in (y) above, provide such person with access to information regarding Westcoast; provided that Westcoast sends a copy of any such confidentiality agreement to Duke Energy promptly upon its execution and Duke Energy is provided with a list of, and copies of, the information provided to such person and is immediately provided with access to similar information to which such person was provided.

      (c) From and after the date of this Agreement, Westcoast shall promptly (and in any event within 24 hours) notify Duke Energy, at first orally and then in writing, of any inquiries, proposals or offers relating to or constituting an Acquisition Proposal, or any request for non-public information relating to Westcoast or any of its subsidiaries. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the person making such proposal, inquiry or offer and provide such other details of the proposal, inquiry or offer as Duke Energy may reasonably request. Westcoast shall keep Duke Energy fully informed on a prompt basis of the status, including any change to the material terms, of any such inquiry, proposal or offer.

      (d) Westcoast shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 5.5, and it shall be responsible for any breach of this Section 5.5 by such officers, directors, employees, financial advisors or other advisors or representatives.

5.6   Right to Accept a Superior Proposal

      (a) If Westcoast has complied with Section 5.5 with respect thereto, Westcoast may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal prior to the approval of the Arrangement by the Westcoast Securityholders if, and only if (with the exception of a confidentiality agreement the execution of which shall not be subject to the conditions of this Section 5.6), (i) Westcoast has provided Duke Energy with a copy of the Superior Proposal document,
            (ii) five Business Days shall have elapsed from the later of (x) the date Duke Energy received written notice (a "Section 5.6 Notice") advising Duke Energy that Westcoast's Board of Directors has resolved, subject only to compliance with this Section 5.6, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal,

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            and (y) the date Duke Energy received a copy of such Superior Proposal, (iii) Westcoast's Board of Directors has determined in good faith (based upon the written opinion of its outside legal counsel) that it is necessary for the Board of Directors of Westcoast to take such action in order to discharge properly its fiduciary duties, (iv) such Superior Proposal does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Westcoast or any of its subsidiaries completes the transactions contemplated by this Agreement or any other transaction with Duke Energy or any of its affiliates agreed to prior to any termination of this Agreement, and
            (v) Westcoast has previously or concurrently will have paid to Duke Energy the Termination Fee, if any, payable under Section 7.3. In the event that Westcoast provides Duke Energy with a Section 5.6 Notice on a date that is less than five Business Days prior to the Westcoast Meeting, Westcoast shall adjourn the Westcoast Meeting (without notice on the Arrangement or any related matters) to a date that is not less than five Business Days and not more than 10 Business Days after the date of the Section 5.6 Notice.

      (b) During the five Business Day period referred to in Section 5.6(a)(ii), Westcoast agrees that Duke Energy shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Westcoast will review any proposal by Duke Energy to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Duke Energy's amended proposal upon acceptance by Westcoast would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Westcoast so determines, it will enter into an amended agreement with Duke Energy reflecting Duke Energy's amended proposal. If the Board of Directors of Westcoast continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Duke Energy's amended proposal, Westcoast may, subject to the terms of this Agreement, accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal.

      (c) Westcoast also acknowledges and agrees that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of Section 5.5 and the requirement under clause (ii) of Section 5.6(a) to initiate an additional five Business Day notice period.

5.7   Employee Benefits and Related Matters

      Duke Energy agrees, and after the Effective Time will cause Westcoast or any of its subsidiaries, as the case may be, to:

      (a) from the Effective Time through December 31, 2002, provide Affected Employees, taken as a whole, employee benefits pursuant to employee benefit plans, programs, policies or arrangements maintained by Duke Energy or any subsidiary of Duke Energy providing coverage and benefits which, in the aggregate, are no less favourable than (i) those provided to Affected Employees immediately prior to the Effective Time (other than benefits provided pursuant to Westcoast Employee Share

                  AMENDED AND RESTATED COMBINATION AGREEMENT

            Purchase Plans) or, (ii) if elected by Duke Energy with respect to all or certain Affected Employees, those provided from time to time after the Effective Time to employees of Duke Energy or its subsidiaries who are similarly situated, in terms of their positions, tenure and geographic locations, to such Affected Employees; "Affected Employees" means individuals who are actively employed by Westcoast or any of its subsidiaries as of the Effective Time, are not subject to a collective bargaining agreement and who remain employed with Duke Energy or any subsidiary of Duke Energy;

      (b) give each Affected Employee full credit for purposes of determining severance pay and eligibility to participate, vesting and benefit accrual (except for purposes of benefit accrual under any defined benefit pension plans, or to the extent such treatment would result in duplicative accrual on or after the Effective Date of benefits for the same period maintained by Duke Energy or any subsidiary of Duke Energy), for such Affected Employee's service with Westcoast or any subsidiary of Westcoast to the same extent and for the same purpose recognized by Westcoast immediately prior to the Effective Time and previously disclosed to Duke Energy;

      (c) waive all limitations as to preexisting conditions exclusions with respect to participation and coverage requirements applicable to the Affected Employees under any medical or dental benefit plans maintained by Duke Energy in which such employees may be eligible to participate, other than preexisting conditions exclusions imposed with respect to any Affected Employee immediately prior to such participation under any medical or dental plan maintained by Westcoast for the Affected Employees and other than preexisting conditions exclusions imposed by third-party health benefit providers; and

      (d) provide that any co-payments and deductibles paid by Affected Employees under a welfare plan maintained by Westcoast during the plan year in which the coverage under a similar type of welfare plan maintained by Duke Energy begins shall be taken into account in satisfying any applicable deductible or out-of-pocket requirements under such Duke Energy welfare plan to the same extent such expenses are taken into account for the benefit of similarly situated employees of Duke Energy and its subsidiaries.

      Nothing herein shall be construed as (i) requiring Duke Energy to continue the employment of any Affected Employee following the Effective Time, (ii) limiting Duke Energy's ability to amend, modify or terminate any individual employee benefit plan or arrangement of Westcoast, Duke Energy or any of their respective subsidiaries, or (iii) requiring Duke Energy to maintain any particular level of employee benefits for any individual employee following the Effective Time subject to compliance with Section 5.7(a).

5.8   Prohibition on Voluntary Liquidation

      Duke Energy shall not, and shall cause its subsidiaries not to, take any action relating to a voluntary liquidation, dissolution or winding-up of Exchangeco, as the case may be, prior to the Redemption Date (as defined in the Plan of Arrangement).

                  AMENDED AND RESTATED COMBINATION AGREEMENT

5.9   Conversion of Westcoast Preferred Shares

      (a) On or prior to September 30, 2001, Westcoast shall deliver a conversion notice (specifying a 30-day notice period) to the holders of the outstanding Westcoast First Preferred Shares, Series 2 regarding the conversion of such shares into Westcoast Common Shares in accordance with the terms of such First Preferred Shares, Series
            2. Westcoast shall complete such conversion by such time as is necessary to enable such holders to be holders entitled to receive notice of the Westcoast Meeting. Notwithstanding any other provision of this Agreement, the acts of Westcoast to convert the Westcoast First Preferred Shares, Series 2 in accordance with their terms and this Section 5.9 shall be deemed not to breach or violate or fail to satisfy any representations, warranties, covenants or obligations of Westcoast under this Agreement.

      (b) Westcoast shall within two Business Days provide written notice to a designated officer of Duke Energy of any conversion notice given to Westcoast by a holder of First Preferred Shares, Series 5 (a "Series 5 Conversion Notice") or any conversion notice given to Westcoast by a holder of UEI Holdings Inc. First Series Preferred Shares (a "UEI Conversion Notice"). Westcoast shall redeem, unless Duke Energy otherwise consents, all such First Preferred Shares, Series 5 in respect of which a Series 5 Conversion Notice is given, in accordance with the terms of such First Preferred Shares, Series 5 and shall redeem, unless Duke Energy otherwise consents, all such UEI Holdings Inc. First Series Preferred Shares in respect of which a UEI Conversion Notice is given, in accordance with the terms of such UEI Holdings Inc. First Series Preferred Shares, as the case may be. Notwithstanding any other provision of this Agreement, the acts of Westcoast to redeem the First Preferred Shares, Series 5 and the UEI Holdings Inc. First Series Preferred Shares in accordance with their respective terms and this Section 5.9 shall be deemed not to breach or violate or fail to satisfy any representations, warranties, covenants or obligations of Westcoast under this Agreement.

5.10  Closing Matters

      Each of the Duke Energy Parties and Westcoast shall deliver, at the Effective Time, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

                                   ARTICLE 6

                                   CONDITIONS

6.1   Mutual Conditions

      The respective obligations of the parties hereto to consummate the Arrangement shall be subject to the satisfaction of the following conditions on or before the Effective Date:

                  AMENDED AND RESTATED COMBINATION AGREEMENT

      (a) the Arrangement shall have been approved by the Westcoast Securityholders at the Westcoast Meeting in the manner required by applicable Laws (including any conditions imposed by the Interim Order);

      (b) the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of Duke Energy and Westcoast, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

      (c) the Form S-3 shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Form S-3 shall be in effect and no proceedings for such purpose shall be pending before the SEC, and Duke Energy shall have received all United States state securities or "blue sky" authorizations necessary to issue the Duke Energy Common Shares to be issued pursuant to the Arrangement or upon exchange for the Exchangeable Shares;

      (d) no provision of any applicable Laws and no judgment, injunction, order or decree shall be in effect which restrains or enjoins or otherwise prohibits the consummation of the Arrangement or the transactions contemplated by this Agreement;

      (e) the Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on The Toronto Stock Exchange, subject to the filing of required documentation, and the Duke Energy Common Shares issuable at the Effective Time pursuant to the Arrangement, upon exchange of the Exchangeable Shares from time to time and upon exercise of the Replacement Options from time to time shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance; and

      (f) the Appropriate Regulatory Approvals shall have been obtained and be in full force and effect and shall not be subject to any stop-order or proceeding seeking a stop-order or revocation; and

      (g) all other consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure to obtain which or the non-expiry of which would constitute a criminal offense, or would, individually or in the aggregate, have a Material Adverse Effect on Duke Energy or Westcoast after the Effective Time, shall have been obtained or received.

6.2   Additional Conditions to the Obligations of the Duke Energy Parties

      The obligations of the Duke Energy Parties to consummate the Arrangement shall be subject to the satisfaction of the following conditions (each of which is for the exclusive benefit of the Duke Energy Parties and may be waived by Duke Energy on behalf of the Duke Energy Parties) on or before the Effective
Date:

                  AMENDED AND RESTATED COMBINATION AGREEMENT

      (a) Westcoast shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

      (b) each of the representations and warranties of Westcoast under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), except for the representations and warranties set forth in Sections 3.1, 3.2 and 3.3, shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on Westcoast. Each of the representations and warranties of Westcoast set forth in Sections 3.1, 3.2 and 3.3 of this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

      (c) Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to Westcoast or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Westcoast or which would materially and adversely affect the ability of Westcoast to consummate the transactions contemplated hereby;

      (d) Duke Energy shall have received a certificate of Westcoast addressed to the Duke Energy Parties and dated the Effective Date, signed on behalf of Westcoast by two senior executive officers of Westcoast, confirming that the conditions in Sections 6.2(a), (b) and (c) have been satisfied;

      (e) there shall not be any action taken, any Law enacted, entered, enforced or deemed applicable by any Governmental Entity or pending or threatened any suit, action or proceeding by any Governmental Entity in connection with the grant of any Appropriate Regulatory Approval or otherwise, (i) seeking to prohibit or restrict the acquisition by Duke Energy or any of its subsidiaries of any Westcoast Common Shares, (ii) challenging or seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Westcoast or Duke Energy any damages that are material in relation to Westcoast and its subsidiaries taken as a whole,
            (iii) seeking to prohibit or materially limit the ownership or operation by Duke Energy or any of its subsidiaries of any material portion of the business or assets of Duke Energy, Westcoast or any of their respective subsidiaries or to compel Duke Energy or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Duke Energy or Westcoast or any of their respective subsidiaries, as a result of the Plan of Arrangement, (iv) seeking to impose limitations on the ability of Duke Energy or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Westcoast Common Shares, including the right to

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            vote the Westcoast Common Shares purchased by it on all matters properly presented to the shareholders of Westcoast, (v) seeking to prohibit Duke Energy or any of its subsidiaries from effectively controlling in any material respect the business or operations of Westcoast and its subsidiaries or (vi) imposing any condition or restriction that in the judgment of Duke Energy, acting reasonably, would be materially burdensome to the future operations or business of any business unit of Duke Energy or Westcoast after the Effective Time;

      (f) the Board of Directors of Westcoast shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Westcoast and its subsidiaries to permit the consummation of the Arrangement;

      (g) the holders of Westcoast Common Shares shall have approved the Westcoast Rights Plan Waiver Resolution;

      (h) Duke Energy shall have received a customary "Comfort Letter" from Ernst & Young LLC, dated the Effective Date, in form and substance reasonably satisfactory to Duke Energy, in connection with the procedures undertaken by them with respect to the financial statements of Westcoast and its subsidiaries to be contained in or incorporated by reference into any filing by Duke Energy with the SEC;

      (i) holders of not more than 10% of the Westcoast Common Shares shall have exercised their Dissent Rights (and not withdrawn such exercise) in respect of the Arrangement;

      (j) all outstanding Westcoast First Preferred Shares, Series 2 shall have been converted into Westcoast Common Shares in accordance with the terms of such First Preferred Shares, Series 2;

      (k) the consents and approvals set forth in Section 3.4 of the Westcoast Disclosure Letter shall have been obtained or received; and

      (l) to the extent required, approval of the New York Public Services Commission under the New York Public Services Law.

6.3   Additional Conditions to the Obligations of Westcoast

      The obligations of Westcoast to consummate the Arrangement shall be subject to satisfaction of the following conditions (each of which is for the exclusive benefit of Westcoast and may be waived by Westcoast) on or before the Effective Date:

      (a) the Duke Energy Parties shall have performed or complied with, in all material respects, each of their obligations, covenants and agreements hereunder to be performed and complied with by them on or before the Effective Time;

      (b) each of the representations and warranties of the Duke Energy Parties under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), except

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            for the representations and warranties set forth in Sections 4.1,
            4.2 and 4.3, shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on Duke Energy. Each of the representations and warranties of the Duke Energy Parties set forth in Sections 4.1, 4.2 and 4.3 of this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

      (c) Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to Duke Energy or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on Duke Energy or which would materially and adversely affect the ability of Duke Energy to consummate the transactions contemplated hereby except those which were disclosed in the Circular as amended or supplemented;

      (d) Westcoast shall have received a certificate of Duke Energy addressed to Westcoast and dated the Effective Date, signed on behalf of Duke Energy by two senior executive officers of Duke Energy, confirming that the conditions in Sections 6.3(a), (b) and (c) have been satisfied; and

      (e) the Board of Directors of Duke Energy shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Duke Energy and its subsidiaries, to permit the consummation of the Arrangement.

6.4   Satisfaction of Conditions

      The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of Duke Energy and Westcoast, a certificate of arrangement in respect of the Arrangement is issued by the Director.

                                   ARTICLE 7

                            AMENDMENT AND TERMINATION

7.1   Amendment

      This Agreement may not be amended except by mutual written agreement of the parties hereto; provided that after approval by the Westcoast
Securityholders, no amendment may be made that by Law requires further approval or authorization by the Westcoast Securityholders without such further approval or authorization.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

7.2   Termination

      This Agreement may be terminated and the Arrangement abandoned at any time prior to the Effective Time (notwithstanding any approval of the Arrangement by the Westcoast Securityholders):

      (a) by the mutual written consent of Duke Energy and Westcoast (without further action on the part of the Westcoast Securityholders if terminated after the Westcoast Meeting);

      (b) by either Westcoast or Duke Energy, if there shall be any Law that makes consummation of the Arrangement illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Entity (other than any order from the Court refusing to grant the Final Order) enjoining Duke Energy or Westcoast from consummating the Arrangement shall be entered and such judgment, injunction, order or decree shall have become final and non-appealable;

      (c) by either Westcoast or Duke Energy, if the Effective Date does not occur on or prior to September 20, 2002; provided, however, that the right to terminate this Agreement under this Section 7.2(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant, agreement or obligation hereunder has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

      (d) by Duke Energy if, (i) the Board of Directors of Westcoast fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement, the Arrangement, the Arrangement Resolution or the Westcoast Rights Plan Waiver Resolution in a manner adverse to Duke Energy or recommends or approves a Superior Proposal, (ii) the Board of Directors of Westcoast fails to affirm its approval or recommendation of this Agreement, the Arrangement, the Arrangement Resolution or the Westcoast Rights Plan Waiver Resolution within 10 Business Days of any written request to do so from Duke Energy, (iii) the Arrangement Resolution and the Westcoast Rights Plan Waiver Resolution are not submitted for approval at the Westcoast Meeting, or the Westcoast Meeting is not held prior to January 31, 2002 or such later date to which the Westcoast Meeting shall have been adjourned or postponed as may be permitted pursuant to Section 5.6(a); provided that in the event a Force Majeure has occurred which makes giving notice of the Westcoast Meeting impractical, or if such notice has already been given, makes holding the Westcoast Meeting impractical on or prior to such date, such date shall be extended until the earlier of the thirty-fifth day after the cessation of such Force Majeure or March 31, 2002, or (iv) Westcoast shall have breached in any material respect its obligations under Section 5.5 or 5.6;

      (e) (i) by either Westcoast or Duke Energy, if at the Westcoast Meeting, the requisite vote of Westcoast Securityholders to approve the Arrangement shall not be obtained or (ii) by either Westcoast or Duke Energy, if approval of the Court of the Final Order shall not be obtained, or (iii) by Duke Energy, if at the Westcoast Meeting, the

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            requisite vote of holders of Westcoast Common Shares to approve the Westcoast Rights Plan Waiver Resolution shall not be obtained;

      (f) by Duke Energy, if Westcoast has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 6.2(a) or Section 6.2(b) and such breach is not curable or if curable, is not cured within 30 days after notice thereof has been received by the party alleged to be in breach; or

      (g) by Westcoast, if any of the Duke Energy Parties has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in Section 6.3(a) or Section 6.3(b) and such breach is not curable or if curable, is not cured within 30 days after notice thereof has been received by the party alleged to be in breach.

7.3   Effect of Termination

      (a)   If this Agreement is terminated in accordance with the provisions of
            Section 7.2, no party shall have any further liability to perform its obligations hereunder except for the provisions of this Section
            7.3 and Section 5.3(b) and Section 8.9; provided that neither the termination of this Agreement nor anything contained in this Section
            7.3 shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein. If it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to any other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their out-of-pocket costs, including fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, incident to the negotiation, preparation and execution of this Agreement and related documentation.

      (b)   If this Agreement is terminated:

            (i)   by Duke Energy pursuant to Section 7.2(d); or

            (ii) by either Party pursuant to Section 7.2(e)(i) or by Duke Energy pursuant to Section 7.2(e)(iii) and at any time after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal with respect to Westcoast or its subsidiaries shall have been made, or any proposal or expression of interest by a third party regarding an Acquisition Proposal shall have been publicly disclosed;

                  then Westcoast will, in the case of a termination by Duke Energy, within three Business Days following any such termination or, in the case of a termination by Westcoast, prior to such termination, pay to Duke Energy in cash by wire transfer in immediately available funds to an account designated by Duke Energy the Termination Fee.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

      (c) If this Agreement is terminated by either party pursuant to Section 7.2(e)(i) or by Duke Energy pursuant to Section 7.2(e)(iii) and after the date of this Agreement and prior to such termination no bona fide Acquisition Proposal with respect to Westcoast or its subsidiaries shall have been made, and at such time no proposal or expression of interest by a third party regarding an Acquisition Proposal shall have been publicly disclosed and within 12 months after the date of such termination, Westcoast enters into any agreement for an Acquisition Proposal or consummates a transaction that constitutes an Acquisition Proposal, Westcoast will, prior to the earlier of consummation of a transaction that constitutes an Acquisition Proposal, or execution of a definitive agreement with respect thereto, pay to Duke Energy in cash by wire transfer in immediately available funds to an account designated by Duke Energy, the Termination Fee.

      (d) If this Agreement is terminated by Duke Energy pursuant to Section 7.2(f) and after the date of this Agreement and prior to such termination no bona fide Acquisition Proposal with respect to Westcoast or its subsidiaries shall have been made, and at such time no proposal or expression of interest by a third party regarding an Acquisition Proposal shall have been publicly disclosed, or if this Agreement is terminated by Westcoast pursuant to 7.2(g), then Westcoast or Duke Energy, as the case may be, will, within three Business Days following notice of such termination, pay to the terminating party in cash by wire transfer in immediately available funds to an account designated by the terminating party an amount equal to the Expense Fee as payment in full of the terminating party's costs and expenses in connection with the transactions contemplated by this Agreement.

      (e) If this Agreement is terminated by Duke Energy pursuant to Section 7.2(f) and at any time after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal with respect to Westcoast or its subsidiaries shall have been made, or any proposal or expression of interest by a third party regarding an Acquisition Proposal shall have been publicly disclosed, then (i) Westcoast will, within three Business Days following any such termination, pay to Duke Energy in cash by wire transfer in immediately available funds to an account designated by Duke Energy an amount equal to the Expense Fee as payment in full of the Duke Energy Parties' costs and expenses in connection with the transactions contemplated by this Agreement and (ii) if within 12 months after the date of such termination, Westcoast enters into any agreement for an Acquisition Proposal or consummates a transaction that constitutes an Acquisition Proposal, Westcoast will, prior to the earlier of consummation of a transaction that constitutes an Acquisition Proposal, or execution of a definitive agreement with respect thereto, pay to Duke Energy in cash by wire transfer in immediately available funds to an account designated by Duke Energy, the Termination Fee minus the amount of any payment previously made pursuant to clause (i) of this subsection (e).

      (f) If this Agreement is terminated by either party pursuant to Section 7.2(c) or pursuant to Section 7.2(e)(ii) and within 12 months after the date of such termination, Westcoast enters into any agreement for an Acquisition Proposal or consummates a transaction that constitutes an Acquisition Proposal, Westcoast will, prior to the

                  AMENDED AND RESTATED COMBINATION AGREEMENT
            earlier of consummation of a transaction that constitutes an Acquisition Proposal, or execution of a definitive agreement with respect thereto, pay to Duke Energy in cash by wire transfer in immediately available funds to an account designated by Duke Energy, the Termination Fee minus any payment previously made pursuant to
            Section 7.3(g).

      (g) If this Agreement is terminated by either party pursuant to Section 7.2(c) and at the date of such termination any required approval of any provincial regulatory body shall not have been obtained then Westcoast will, in the case of a termination by Duke Energy, within three Business Days following such termination or, in the case of a termination by Westcoast, prior to such termination, pay to Duke Energy in cash by wire transfer in immediately available funds to an account designated by Duke Energy an amount equal to the Expense Fee as payment in full of the Duke Energy Parties' costs and expenses in connection with the transactions contemplated by this Agreement. If this Agreement is terminated by either party pursuant to Section 7.2(c) and at the date of such termination any required approval of Duke Energy's performance of its obligations under this Agreement by the North Carolina Utilities Commission or The Public Service Commission of South Carolina shall not have been obtained, then Duke Energy will, in the event of a termination by Westcoast, within three Business Days following such termination or in the case of a termination by Duke Energy, prior to such termination, pay to Westcoast in cash by wire transfer in immediately available funds to an account designated by Duke Energy an amount equal to the Expense Fee as payment in full of Westcoast's costs and expenses in connection with the transactions contemplated by this Agreement.

      (h) Solely for purposes of this Section 7.3, (x) each reference to 20% in the definition of Acquisition Proposal shall be deemed to be 25% and (y) for purposes of determining under Section 7.3(b)(ii) whether the condition that an Acquisition Proposal shall have been made or a proposal or expression of interest by a third party regarding an Acquisition Proposal shall have been made or publicly disclosed, the condition shall not be deemed to have been met to the extent (i) the Acquisition Proposal is expressly conditioned upon completion of the transactions contemplated hereby or (ii) the proposal or expression of interest regarding an Acquisition Proposal that is only publicly disclosed is not bona fide made.

7.4   Effect of Termination Fee Payment

      For greater certainty, the parties hereto agree that if Westcoast pays the Termination Fee to Duke Energy pursuant to the provisions of Section 7.3, Duke Energy shall have no other remedy for any breach of this Agreement by Westcoast, unless Westcoast makes a claim against Duke Energy for breach of a provision of this Agreement, in which circumstances the liability of Westcoast to Duke Energy for damages for claims in respect of breaches of this Agreement shall be subject to a maximum limit equal to the liability of Duke Energy to Westcoast for damages for claims in respect of breaches of this Agreement plus the Termination Fee.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

                                   ARTICLE 8

                                    GENERAL

8.1   Investigation

      Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of any other party to this Agreement.

8.2   Notices

      All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

      (a)   If to Westcoast, at:

            1333 West Georgia Street
            Vancouver, British Columbia
            Canada V6E 3K9

            Attention: Senior Vice President, Law and Corporate Secretary Telecopier No.: (604) 488-8088

            with a copy to:

            Torys
            Suite 3000, Maritime Life Tower
            Toronto-Dominion Centre
            Toronto, Ontario
            Canada M5K 1N2

            Attention:  Peter E.S. Jewett
                        Philip Symmonds

            Telecopier No.: (416) 865-7380

      (b)   If to a Duke Energy Party, at:

            Duke Energy Corporation
            422 South Church Street
            Charlotte, NC 28201-1244

            Attention: Martha B. Wyrsch
            Telecopier No.: (303) 605-1605

                  AMENDED AND RESTATED COMBINATION AGREEMENT or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

8.3   Assignment

      No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of law or otherwise) except that Exchangeco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Duke Energy incorporated in Canada.

8.4   Binding Effect

      Subject to Section 8.3, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

8.5   Third-Party Beneficiaries

      Except for the agreement set forth in Section 5.4, nothing in this Agreement, express or implied, shall be construed to create any third-party beneficiaries.

8.6   Waiver and Modification

      Westcoast and the Duke Energy Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.7   No Personal Liability

      (a) No director or officer of any Duke Energy Party or any of their respective subsidiaries shall have any personal liability whatsoever to Westcoast under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Duke Energy Party.

      (b) No director or officer of Westcoast or any of its subsidiaries shall have any personal liability whatsoever to any Duke Energy Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Westcoast.

8.8   Further Assurances

      Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute

                  AMENDED AND RESTATED COMBINATION AGREEMENT and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.9   Expenses

      Subject to Section 7.3, the parties agree that all expenses of the parties relating to this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors, and printing and mailing costs, shall be paid by the party incurring such expenses.

8.10  Public Announcements

      The initial press release concerning the Arrangement shall be a joint press release and thereafter Duke Energy and Westcoast agree to consult with each other prior to issuing any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable best efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable best efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement. Duke Energy and Westcoast also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

8.11  Governing Laws; Consent to Jurisdiction

      This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

8.12  Remedies

      The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

8.13  Time of Essence

      Time shall be of the essence in this Agreement.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

8.14  Entire Agreement

      This Agreement including the disclosure letters, the agreements and other documents referred to herein constitute the entire agreement among the parties hereto and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to the matters hereof and thereof.

8.15  Severability

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.16  Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  AMENDED AND RESTATED COMBINATION AGREEMENT

      IN WITNESS WHEREOF the parties hereto have executed this Agreement on November 5, 2001 effective as of the date first written above.

                                    DUKE ENERGY CORPORATION


                                    By:   /s/    Richard B. Priory
                                       ---------------------------------------
                                          Name:  Richard B. Priory
                                          Title: Chairman, President and
                                                 Chief Executive Officer



                                    3058368 NOVA SCOTIA COMPANY


                                    By:   /s/    Fred J. Fowler
                                       ---------------------------------------
                                          Name:  Fred J. Fowler
                                          Title: President



                                    3946509 CANADA INC.



                                    By:   /s/    Fred J. Fowler
                                       ---------------------------------------
                                          Name:  Fred J. Fowler
                                          Title: President



                                    WESTCOAST ENERGY INC.



                                    By:   /s/    Michael E.J. Phelps
                                       ---------------------------------------
                                          Name:  Michael E.J. Phelps
                                          Title: Chairman and
                                                 Chief Executive Officer



                                    By:   /s/    Graham M. Wilson
                                       ---------------------------------------
                                          Name:  Graham M. Wilson
                                          Title: Executive Vice President
                                                 and Chief Financial Officer

                  AMENDED AND RESTATED COMBINATION AGREEMENT

                                   SCHEDULE A

                           FORM OF AFFILIATE'S LETTER

                              _______________, 2001

Duke Energy Corporation
422 South Church Street
Charlotte, North Carolina 28201-1244

Ladies and Gentlemen:

      The undersigned acknowledges that as of the date hereof the undersigned may be deemed to be an "affiliate" of Westcoast Energy Inc., a corporation existing under the laws of Canada ("Westcoast"), as the term "affiliate" is used in and for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein shall be construed as an admission by the undersigned that the undersigned is in fact an affiliate of Westcoast. In connection with the arrangement pursuant to Section 192 of the Canada Business Corporations Act, R.S.C. 1995, c. C-44 (the "Arrangement") to be entered pursuant to the terms and subject to the conditions of the Combination Agreement dated as of September 20, 2001 (the "Agreement"), among Westcoast, 3946509 Canada Inc. ("Exchangeco") and Duke Energy Corporation, a North Carolina corporation ("Duke Energy"), (i) all of the shares of Westcoast Common Stock issued and outstanding immediately prior to the time of the effectiveness of the Arrangement (the "Effective Time") will be exchanged for cash, exchangeable shares of Exchangeco ("Exchangeable Shares"), shares of common stock, no par value per share, of Duke Energy ("Duke Energy Common Stock") or some combination of the foregoing, (ii) immediately after the Effective Time, Duke Energy and its affiliates will own all of the issued and outstanding shares of common stock of Westcoast ("Westcoast Common Stock"), (iii) all of the shares of preferred stock of Westcoast ("Westcoast Preferred Stock") issued and outstanding immediately prior to the Effective Time will remain outstanding as shares of Westcoast Preferred Stock, and (iv) unexpired and unexercised options and warrants to purchase Westcoast Common Stock ("Westcoast Options") will become options to purchase Duke Energy Common Stock ("Duke Energy Options"). In, or as a result of, the Arrangement, the undersigned will receive (i) cash, Exchangeable Shares, Duke Energy Common Stock or some combination of the foregoing, in exchange for all of the shares of Westcoast Common Stock owned by the undersigned immediately prior to the Effective Time and/or (ii) Duke Energy Options in exchange for all of the Westcoast Options owned by the undersigned immediately prior to the Effective Time (such Exchangeable Shares, shares of Duke Energy Common Stock, Westcoast Preferred Stock and Westcoast Options collectively referred to herein as "Securities").

      The undersigned agrees with Duke Energy not to sell, transfer or otherwise dispose of any Securities issued to the undersigned in the Arrangement unless
(i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) an authorized representative of the SEC takes a position in writing reasonably acceptable to Duke Energy to the effect that the SEC would take no action, or that the staff of the

SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position is delivered to Duke Energy, (iii) the undersigned delivers to Duke Energy a written opinion of counsel, reasonably acceptable to Duke Energy in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (iv) such sale, transfer or disposition occurs after the earlier of (A) the first anniversary of the Effective Time, provided that, at the time of such sale, transfer or other disposition, the undersigned is not an affiliate of Duke Energy, or (B) the date on which the restrictions upon sale, transfer or disposition under Rule 145 are eliminated pursuant to action of the SEC. The undersigned understands that Duke Energy will not be required to file or maintain the effectiveness of any registration statement under the Securities Act for the purpose of resale of Securities held by the undersigned.

      The undersigned acknowledges and agrees that appropriate restrictive legends will be placed on certificates representing Securities received by the undersigned in the Arrangement or held by a transferee thereof and that "stop transfer" orders may be entered in the records of the transfer agent for Securities with respect to such shares. Such orders will be removed and such legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Duke Energy from counsel reasonably satisfactory to Duke Energy to the effect that such legends are no longer required to assure compliance with applicable provisions of the Securities Act.

      The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and the receipt by Duke Energy of this letter is an inducement to Duke Energy to consummate the Arrangement.

      Notwithstanding any other provision contained herein, this letter and all obligations of the undersigned hereunder shall terminate upon the termination of the Agreement in accordance with its terms.

                                          Very truly yours,


                                          ------------------------------

                                          ------------------------------

                                          ------------------------------



Agreed and accepted this ___ day of ________, 2001

DUKE ENERGY CORPORATION

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                   SCHEDULE B

                        APPROPRIATE REGULATORY APPROVALS



Canada

     o receipt of an advance ruling certificate ("ARC") pursuant to Section 102 of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement or the expiration of the waiting period under Part IX of the Competition Act (Canada) and receipt of a letter from the Commissioner of Competition stating that he does not, at that time, intend to make an application under Section 92 of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement

     o determination by the Minister responsible for Investment Canada under the Investment Canada Act that the Arrangement is of "net benefit to Canada" for purposes of such Act on terms and conditions satisfactory to Duke Energy

     o    approval of acquisition by British Columbia Utilities Commission

     o exemption orders from the provincial or territorial securities regulators from the registration and prospectus requirements with respect to the Exchangeable Share structure

     o approval of The Toronto Stock Exchange regarding the conditional listing of the Exchangeable Shares

United States

     o expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976

     o    approval of Federal Energy Regulatory Commission

     o    SEC order exempting Westcoast's public utility subsidiaries under
          Section 3(b) of the 1935 Act

     o approval of the North Carolina Utilities Commission and The Public Service Commission of South Carolina of Duke Energy's performance of its obligations under this Agreement to the extent required by Law, including the issuance of its stock

     o effectiveness of the registration statement on Form S-3 regarding the Duke Energy Common Shares

     o approval of The New York Stock Exchange regarding the listing of the Duke Energy Common Shares subject to official notice of issuance

                                   SCHEDULE C

                         FORM OF ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving Westcoast Energy Inc. ("Westcoast"), as more particularly described and set forth in the management proxy circular (the "Circular") of Westcoast accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2. The Plan of Arrangement (the "Plan of Arrangement") involving Westcoast, the full text of which is set out as Appendix F to the Circular (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and optionholders of Westcoast or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of Westcoast are hereby authorized and empowered (i) to amend the Amended and Restated Combination Agreement dated as of September 20, 2001 among Duke Energy Corporation, 3058368 Nova Scotia Company, 3946509 Canada Inc. and Westcoast (the "Combination Agreement") or the Plan of Arrangement to the extent permitted thereby, and (ii) not to proceed with the Arrangement without further approval of the shareholders or optionholders of Westcoast, but only if the Combination Agreement is terminated in accordance with Article 7 thereof.

4. Any officer or director of Westcoast is hereby authorized and directed for and on behalf of Westcoast to execute, under the seal of Westcoast or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Combination Agreement for filing.

5. Any officer or director of Westcoast is hereby authorized and directed for and on behalf of Westcoast to execute or cause to be executed, under the seal of Westcoast or otherwise, and to deliver or cause to be delivered, all such documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments and the taking of any such actions.

                                   SCHEDULE D

                 FORM OF WESTCOAST RIGHTS PLAN WAIVER RESOLUTION

BE IT RESOLVED THAT:

1. The supplement to the Shareholder Protection Rights Plan Agreement (the "Rights Plan") dated as of April 26, 2000 between Westcoast Energy Inc. ("Westcoast") and Computershare Trust Company of Canada, as assignee of Montreal Trust Company of Canada, that provides that notwithstanding anything in the Rights Plan to the contrary, the acquisition of common shares of Westcoast pursuant to the Amended and Restated Combination Agreement (the "Combination Agreement") dated as of September 20, 2001 among Duke Energy Corporation, 3058368 Nova Scotia Company, 3946509 Canada Inc. and Westcoast, as such Combination Agreement may be amended or restated from time to time, and any transactions contemplated by the Combination Agreement, shall not constitute a Flip-In Event (as that term is defined in the Rights Plan), is hereby authorized, adopted and approved pursuant to Section 5.4(d) of the Rights Plan.

2. Any officer or director of Westcoast is hereby authorized and directed for and on behalf of Westcoast to execute or cause to be executed, under the seal of Westcoast or otherwise, and to deliver or cause to be delivered, all such other documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments and the taking of any such actions.

                                   SCHEDULE E

                           FORM OF PLAN OF ARRANGEMENT

                                   ARTICLE 1

                                 INTERPRETATION

      1.1   Definitions

      In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

      "affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

      "Aggregate Amount of Cash Elected" means the aggregate amount of cash that would be payable to holders of Westcoast Common Shares based upon the elections made pursuant to Section 2.2(a) before giving effect to the proration provisions of Section 2.2(d);

      "Aggregate Number of Shares Elected" means the aggregate number of Exchangeable Shares and Duke Energy Common Shares that would be issuable to holders of Westcoast Common Shares based upon the elections made pursuant to Section 2.2(a) before giving effect to the proration provisions of Section 2.2(d);

      "Ancillary Rights" means the interest of a holder of Westcoast Common Shares who elects or is deemed to have elected to receive Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement;

      "Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
      Section 7.1 of the Combination Agreement or Article 6 or made at the direction of the Court in the Final Order;

      "Arrangement Resolution" means the special resolution of the Westcoast Securityholders, to be substantially in the form and content of Schedule C annexed to the Combination Agreement;

      "Articles of Arrangement" means the articles of arrangement of Westcoast in respect of the Arrangement that are required by the CBCA to be filed with the Director after the Final Order is made;

      "Business Day" means any day on which commercial banks are generally open for business in New York, New York and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the

                                      -1-
                              PLAN OF ARRANGEMENT
      laws of the State of New York or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

      "Callco" means 3058368 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia being an indirect wholly-owned subsidiary of Duke Energy;

      "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying:

            (a) the Foreign Currency Amount, by

            (b) the noon spot rate of exchange on such date for such foreign currency expressed in Canadian dollars as reported by The Bank of Canada or, in the event such spot rate of exchange is not available, such spot rate of exchange on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors of Duke Energy to be appropriate for such purpose (the "Currency Exchange Rate");

      "Canadian Resident" means a resident of Canada for purposes of the ITA;

      "Cash Available" means the Maximum Cash Consideration less the product of
      (a) the number of Westcoast Common Shares held by Dissenting Shareholders as of the Effective Time, if any and (b) Cdn$43.80;

      "Cash Election" has the meaning ascribed thereto in Section 2.2(a);

      "CBCA" means the Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

      "CCRA" means Canada Customs and Revenue Agency;

      "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed with the Director;

      "Circular" means the notice of the Westcoast Meeting and accompanying management proxy circular, including all appendices thereto and the accompanying CD-ROM, to be sent to Westcoast Securityholders in connection with the Westcoast Meeting;

      "Combination Agreement" means the amended and restated agreement made as of the 20th day of September, 2001 among Duke Energy, Callco, Exchangeco and Westcoast, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

      "Court" means the Supreme Court of British Columbia;

                                      -2-
                              PLAN OF ARRANGEMENT

      "Depositary" means Computershare Trust Company of Canada at its offices set out in the Letter of Transmittal and Election Form;

      "Director" means the Director appointed pursuant to section 260 of the CBCA;

      "Dissent Rights" has the meaning ascribed thereto in Section 3.1;

      "Dissenting Shareholder" means a holder of Westcoast Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

      "Distribution Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Drop Dead Date" means the twelve month anniversary of the date of the Combination Agreement, or such other date as may be agreed by the parties to the Combination Agreement;

      "Duke Energy" means Duke Energy Corporation, a corporation existing under the laws of the State of North Carolina;

      "Duke Energy Average Price" means 1.54 multiplied by the Weighted Average Trading Price of Duke Energy Common Shares, with such product being expressed to the fourth decimal point. The "Weighted Average Trading Price of Duke Energy Common Shares" shall be an amount determined by dividing the aggregate sale price of all Duke Energy Common Shares sold on the NYSE during the period of 20 consecutive trading days ending on the day that is two Business Days prior to the Effective Date by the total number of Duke Energy Common Shares sold on the NYSE during such period (as reported by Bloomberg) expressed to the fourth decimal point;

      "Duke Energy Common Shares" means the shares of common stock, no par value per share, in the capital of Duke Energy and any other securities into which such shares may be changed;

      "Duke Energy Control Transaction" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Effective Date" means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date;

      "Effective Time" means 12:01 a.m. (Vancouver time) on the Effective Date;

      "elected" means elected in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline and, except where the term "election" is used with respect to elections and election forms under the ITA and provincial tax law, "elects" and "election" shall have corresponding meanings;

      "Election Date" has the meaning ascribed thereto in Section 2.3(a);

                                      -3-
                              PLAN OF ARRANGEMENT

      "Election Deadline" means 4:30 p.m. (local time) at the place of deposit on the Election Date;

      "Exchangeco" means 3946509 Canada Inc., a corporation existing under the laws of Canada and being a direct subsidiary of Callco;

      "Exchange Ratio" means, subject to adjustment, if any, as provided in
      Section 2.4, the number, calculated to four decimal places, equal to Cdn$43.80 divided by the Duke Energy Average Price; provided that if the Weighted Average Trading Price of Duke Energy Common Shares is equal to or less than $36.88, the Exchange Ratio shall be 0.7711 and further, provided that if the Weighted Average Trading Price of Duke Energy Common Shares is equal to or greater than $46.48 the Exchange Ratio shall be 0.6119;

      "Exchangeable Share Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Exchangeable Share Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto;

      "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

      "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

      "First Preferred Shares" means the first preferred shares in the capital of Westcoast, including each series thereof designated and outstanding;

      "Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

      "holders" means, when used with reference to the Westcoast Common Shares, the holders of Westcoast Common Shares shown from time to time in the register maintained by or on behalf of Westcoast in respect of the Westcoast Common Shares and, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares and, when used with reference to the Westcoast Options, the Persons to whom such options were issued;

                                      -4-
                              PLAN OF ARRANGEMENT

      "Initial Election Date" has the meaning ascribed thereto in Section
      2.3(a);

      "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3 of the Combination Agreement;

      "ITA" means the Income Tax Act (Canada), as amended;

      "Letter of Transmittal and Election Form" means the letter of transmittal and election form provided for use by holders of Westcoast Common Shares, to be sent to holders of Westcoast Common Shares as described in Section
      2.3 hereof, together with notice of the Election Deadline, in order that holders of Westcoast Common Shares may make the elections described in
      Section 2.3;

      "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Liquidation Call Purchase Price" has the meaning ascribed thereto in
      Section 5.1(a);

      "Liquidation Call Right" has the meaning ascribed thereto in Section
      5.1(a);

      "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Maximum Cash Consideration" means the amount equal to Cdn$21.90 times the aggregate number of Westcoast Common Shares immediately prior to the Effective Time (other than Westcoast Common Shares held by Duke Energy or any affiliate thereof);

      "Maximum Number of Duke Energy Common Shares" means the number equal to the number of Shares Available multiplied by the aggregate number of Duke Energy Common Shares that would be issuable to holders of Westcoast Common Shares based upon the elections made pursuant to Section 2.2(a) before giving effect to the proration provisions of Section 2.2(d), divided by the Aggregate Number of Shares Elected;

      "Maximum Number of Exchangeable Shares" means the number equal to the number of Shares Available multiplied by the aggregate number of Exchangeable Shares that would be issuable to holders of Westcoast Common Shares based upon the elections made pursuant to Section 2.2(a) before giving effect to the proration provisions of Section 2.2(d), divided by the Aggregate Number of Shares Elected;

      "Mixed Election" has the meaning ascribed thereto in Section 2.2(a);

      "Non-Election Cash Amount" has the meaning ascribed thereto in Section 2.2(b);

      "Non-Election Shares" has the meaning ascribed thereto in Section 2.2(b);

      "NYSE" means The New York Stock Exchange, Inc.;

                                      -5-
                              PLAN OF ARRANGEMENT

      "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

      "Redemption Call Purchase Price" has the meaning ascribed thereto in
      Section 5.2(a);

      "Redemption Call Right" has the meaning ascribed thereto in Section
      5.2(a);

      "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Redemption Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Replacement Option" has the meaning ascribed thereto in Section 2.2(f);

      "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

      "Shares Available" means the product, rounded down to the nearest whole number, of the Exchange Ratio multiplied by the aggregate number of Westcoast Common Shares immediately prior to the Effective Time (other than Westcoast Common Shares held by Duke Energy or any affiliate thereof), divided by 2;

      "Transfer Agent" has the meaning ascribed thereto in Section 5.1(b);

      "Trustee" means the trustee to be chosen by Duke Energy and Westcoast, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of the State of New York or the State of Delaware, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

      "Voting and Exchange Trust Agreement" means an agreement to be made between Duke Energy, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form of Schedule G annexed to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

      "Westcoast" means Westcoast Energy Inc., a corporation existing under the laws of Canada;

      "Westcoast Common Shares" means the issued and outstanding common shares in the capital of Westcoast immediately prior to the Effective Time;

                                      -6-
                              PLAN OF ARRANGEMENT

      "Westcoast Meeting" means the special meeting of Westcoast
      Securityholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and the Westcoast Rights Plan Waiver Resolution;

      "Westcoast Options" means all Westcoast Common Share purchase options granted under the Westcoast Stock Option Plans;

      "Westcoast Rights Plan Waiver Resolution" means the ordinary resolution of the holders of Westcoast Common Shares to be substantially in the form and content of Schedule D annexed to the Combination Agreement;

      "Westcoast Securityholders" means the holders of Westcoast Common Shares and the holders of Westcoast Options, collectively;

      "Westcoast Stock Option Plans" means Westcoast's Long-Term Incentive Share Option Plan 1989 as amended effective April 26, 2000 and Westcoast's 1999 Key Employee Plan;

      1.2   Interpretations Not Affected by Headings

      The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Plan of Arrangement. The terms "this Plan of Arrangement," "hereof," "herein" and "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof.

      1.3   Rules of Construction

      Unless otherwise specifically indicated or the context otherwise requires,
(a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

      1.4   Date For Any Action

      In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                      -7-
                              PLAN OF ARRANGEMENT

                                   ARTICLE 2

                                   ARRANGEMENT

      2.1   Binding Effect

      This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Westcoast, (ii) Duke Energy, Callco and Exchangeco, (iii) all holders and all beneficial owners of Westcoast Common Shares, (iv) all holders and all beneficial owners of Exchangeable Shares, and
(v) all holders and all beneficial owners of Westcoast Options.

      2.2   Arrangement

      Commencing at the Effective Time, the following shall occur and shall be deemed to occur without any further act or formality:

            (a) Subject to the proration adjustments set forth in Section 2.2(d), each Westcoast Common Share that is not held by (i) a Dissenting Shareholder who is ultimately entitled to be paid the fair value of the Westcoast Common Shares held by such Dissenting Shareholder or (ii) Duke Energy or any affiliate thereof (which shall not be exchanged under the Arrangement and shall remain outstanding as a Westcoast Common Share held by Duke Energy or any affiliate thereof), will be transferred to, and acquired by, Exchangeco, without any act or formality on the part of the holder of such Westcoast Common Share or Exchangeco, free and clear of all liens, claims and encumbrances in exchange for, at the holder's election (or deemed election), (w) Cdn$43.80 in cash without interest (a "Cash Election"); or (x) a fraction of a fully paid and non-assessable Exchangeable Share (and the Ancillary Rights) as is equal to the Exchange Ratio; or (y) a fraction of a fully paid and non-assessable Duke Energy Common Share as is equal to the Exchange Ratio; or (z) a combination of the foregoing, with the aggregate value of the cash portion to be less than Cdn$43.80 and the total number of Exchangeable Shares and/or Duke Energy Common Shares (if any) determined in accordance with Section 2.2(d) (a "Mixed Election"), payable, in each case, in accordance with Article 4, and the name of each such holder of Westcoast Common Shares will be removed from the register of holders of Westcoast Common Shares and added to the register of holders of the Exchangeable Shares or Duke Energy Common Shares, as the case may be, if any, comprising all or part of the consideration to be received by such holder for such transfer, and Exchangeco will be recorded as the registered holder of such Westcoast Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof; provided, however, that holders of Westcoast Common Shares who are not Canadian Residents will not be entitled to elect or be deemed to have elected to receive Exchangeable Shares (and the Ancillary Rights), and any such election or deemed election otherwise made by any such holder shall be deemed to be an election to receive Duke Energy Common Shares.

            (b) After application of the proration provisions in Section 2.2(d) to all Westcoast Common Shares in respect of which an election has been made by the holder thereof in accordance with Section 2.2(a), each Westcoast Common Share in respect of which no election has been made by the holder thereof, or in respect of which an effective election has not been made (other than Westcoast Common Shares held by (i) a Dissenting Shareholder

                                      -8-
                              PLAN OF ARRANGEMENT
who is ultimately entitled to be paid the fair value of the Westcoast Common Shares held by such Dissenting Shareholder and (ii) Duke Energy or any affiliate thereof (which shall not be exchanged under the Arrangement and shall remain outstanding as a Westcoast Common Share held by Duke Energy or any affiliate thereof)) ("Non-Election Shares") will be transferred to, and acquired by, Exchangeco, without any act or formality on the part of the holder of such Westcoast Common Share or Exchangeco, free and clear of all liens, claims and encumbrances, and the holder shall be deemed to have elected to receive in exchange therefor (x) if the Aggregate Amount of Cash Elected equals or exceeds the Cash Available, such number of fully paid and non-assessable Exchangeable Shares (and the Ancillary Rights) if such holder is a Canadian Resident (or such number of fully paid and non-assessable Duke Energy Common Shares if such holder is not a Canadian Resident) as is equal to the Exchange Ratio, (y) if the Aggregate Number of Shares Elected equals or exceeds the Shares Available, Cdn$43.80 in cash, without interest, or (z) if neither Clause (x) or (y) is applicable, (1) an amount of cash, without interest, equal to (A) the Cash Available minus the Aggregate Amount of Cash Elected divided by (B) the number of outstanding Non-Election Shares (the "Non-Election Cash Amount") and (2) the number of Exchangeable Shares (and the Ancillary Rights) if such holder is a Canadian Resident (or the number of Duke Energy Common Shares if such holder is not a Canadian Resident) as is equal to (A) the Exchange Ratio multiplied by (B) a fraction the numerator of which is Cdn$43.80 minus the Non-Election Cash Amount and the denominator of which is Cdn$43.80, in all such cases payable in accordance with Article 4, and the name of each such holder of Westcoast Common Shares will be removed from the register of holders of Westcoast Common Shares and added to the register of holders of the Exchangeable Shares or Duke Energy Common Shares, as the case may be, if any, comprising all or part of the consideration to be received by such holder for such transfer, and Exchangeco will be recorded as the registered holder of such Westcoast Common Shares so exchanged and will be deemed to be the legal and beneficial owner of such Westcoast Common Shares.

            (c) For greater certainty, a pro rata portion of the total number of Exchangeable Shares, the total amount of cash, and the total number of Duke Energy Common Shares received under the Arrangement by any particular holder will be allocated to every Westcoast Common Share held by that holder at the Effective Time, so that such holder will receive for each Westcoast Common Share held by the holder at the Effective Time the same combination of Exchangeable Shares, cash and/or Duke Energy Common Shares as is received for every other Westcoast Common Share held by that holder at the Effective Time. Notwithstanding any provisions of this Plan of Arrangement, of the aggregate consideration to be received by the holders of Westcoast Common Shares pursuant to the Arrangement, 50% will consist of cash and 50% will consist of Exchangeable Shares and/or Duke Energy Common Shares.

                  (i) The consideration which each holder of Westcoast Common Shares has elected in accordance with Section 2.2(a) to receive in exchange for such holder's Westcoast Common Shares shall be subject to adjustment and proration on the following bases:

                  (ii) if the Aggregate Amount of Cash Elected exceeds the Cash Available, then the amount of cash payable under the Arrangement to each holder of Westcoast Common Shares who has made a Cash Election or a Mixed Election shall be prorated (based on the fraction equal to the Cash Available divided by the Aggregate Amount of Cash Elected)

                                      -9-
                              PLAN OF ARRANGEMENT
among all such holders of Westcoast Common Shares who made a Cash Election or a Mixed Election so that the aggregate amount of cash payable to all such holders of Westcoast Common Shares who made a Cash Election or a Mixed Election shall be equal to the Cash Available and each such holder of Westcoast Common Shares who made a Cash Election or a Mixed Election shall be entitled to receive cash equal to the amount of cash payable to such holder of Westcoast Common Shares after giving effect to the proration provisions of this Section 2.2(d)(i) and (x) if such holder of Westcoast Common Shares has made a further election to receive Exchangeable Shares or Duke Energy Common Shares in such event, then such holder shall be deemed to have elected to receive the number of Exchangeable Shares per Westcoast Common Share equal to the Exchange Ratio or the number of Duke Energy Common Shares per Westcoast Common Share equal to the Exchange Ratio, as the case may be, in respect of the balance of such holder's Westcoast Common Shares in respect of which cash was elected but not available, or (y) if such holder shall not have made a valid further election to receive Exchangeable Shares or Duke Energy Common Shares, (A) if such holder is a Canadian Resident, such holder shall be deemed to have elected to receive the number of Exchangeable Shares per Westcoast Common Share equal to the Exchange Ratio in respect of the balance of such holder's Westcoast Common Shares in respect of which cash was elected but not available and (B) if such holder is not a Canadian Resident, such holder shall be deemed to have elected to receive the number of Duke Energy Common Shares per Westcoast Common Share equal to the Exchange Ratio in respect of the balance of such holder's Westcoast Common Shares in respect of which cash was elected but not available; and

                  (iii) if the Aggregate Number of Shares Elected exceeds the Shares Available, then (x) the number of Exchangeable Shares issuable under the Arrangement to each holder of Westcoast Common Shares who has elected to receive all or part of the consideration for such holder's Westcoast Common Shares in the form of Exchangeable Shares shall be prorated (based on the fraction equal to the Maximum Number of Exchangeable Shares divided by the aggregate number of Exchangeable Shares that would be issuable to holders of Westcoast Common Shares based upon the elections made pursuant to Section 2.2(a) before giving effect to the proration provisions of this Section 2.2(d)) among all holders who have elected to receive all or part of the consideration for their Westcoast Common Shares in the form of Exchangeable Shares so that the number of Exchangeable Shares issuable to all holders who have elected to receive all or part of the consideration for their Westcoast Common Shares in the form of Exchangeable Shares under the Arrangement shall be equal to the Maximum Number of Exchangeable Shares and each such holder shall be entitled to receive that number of Exchangeable Shares that is equal to the number of Exchangeable Shares issuable to such holder, after giving effect to the proration provisions of this
Section 2.2(d)(ii)(x), and an amount of cash, without interest, equal to (A) the difference between the number of Exchangeable Shares such holder elected to receive pursuant to Section 2.2(a) and the number of Exchangeable Shares such holder will be entitled to receive after giving effect to the proration provisions of this Section 2.2(d)(ii)(x), divided by (B) the Exchange Ratio, and multiplied by (C) Cdn$43.80; and (y) the number of Duke Energy Common Shares issuable under the Arrangement to each holder of Westcoast Common Shares who has elected (or is deemed to have elected) to receive all or part of the consideration for such holder's Westcoast Common Shares, as the case may be, in the form of Duke Energy Common Shares shall be prorated (based on the fraction equal to the Maximum Number of

                                      -10-
                              PLAN OF ARRANGEMENT

Duke Energy Common Shares divided by the aggregate number of Duke Energy Common Shares that would be issuable to holders of Westcoast Common Shares based upon the elections made pursuant to Section 2.2(a) before giving effect to the proration provisions of this Section 2.2(d)) among all holders who have elected to receive all or part of the consideration for their Westcoast Common Shares in the form of Duke Energy Common Shares so that the number of Duke Energy Common Shares issuable to all holders who have elected to receive all or part of the consideration for their Westcoast Common Shares in the form of Duke Energy Common Shares under the Arrangement shall be equal to the Maximum Number of Duke Energy Common Shares and each such holder shall be entitled to receive that number of Duke Energy Common Shares that is equal to the number of Duke Energy Common Shares issuable to such holder, after giving effect to the proration provisions of this Section 2.2(d)(ii)(y), and an amount of cash, without interest, equal to (A) the difference between the number of Duke Energy Common Shares such holder elected (or is deemed to have elected) to receive pursuant to
Section 2.2(a) and the number of Duke Energy Common Shares such holder will be entitled to receive after giving effect to the proration provisions of this
Section 2.2(d)(ii)(y), divided by (B) the Exchange Ratio, and multiplied by (C) Cdn$43.80.

            (d) Each of the outstanding First Preferred Shares shall remain outstanding in accordance with its terms.

            (e) Each Westcoast Option that has not been duly exercised prior to the Effective Time shall be exchanged for or converted into an option (a "Replacement Option") to purchase that number of Duke Energy Common Shares equal to the number of Westcoast Common Shares subject to such Westcoast Option multiplied by the Exchange Ratio. Such Replacement Option shall provide for an exercise price per Duke Energy Common Share equal to (x) the exercise price per Westcoast Common Share of such Westcoast Option immediately prior to the Effective Time divided by the Exchange Ratio, divided by (y) the Currency Exchange Rate for United States dollars on the Effective Date, provided that in no circumstance shall the exercise price per Duke Energy Common Share be less than $.01 and if the calculation results in an exercise price less than $.01, the exercise price shall be deemed to be $.01 per Duke Energy Common Share. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of a Duke Energy Common Share, then the number of Duke Energy Common Shares subject to such Replacement Option shall be rounded down to the next whole number of Duke Energy Common Shares and the total exercise price for the Replacement Option shall be reduced by the exercise price of the fractional Duke Energy Common Share, provided that in no circumstance shall the exercise price per Duke Energy Common Share be less than $.01 and if the calculation results in an exercise price less than $.01, the exercise price shall be deemed to be $.01 per Duke Energy Common Share. The term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of such Replacement Option will be the same as the terms and conditions of such Westcoast Option (except for the provisions precluding such options from being exercised for less than 100 Westcoast Common Shares at one time or requiring that options be exercised only in blocks of 100 Westcoast Common Shares or multiples thereof), and any document or agreement previously evidencing such Westcoast Option shall thereafter evidence and be deemed to evidence such Replacement Options. Notwithstanding the foregoing, the holder of a Westcoast Option may, at his or her sole option, notify Duke Energy in writing on or before the

                                      -11-
                              PLAN OF ARRANGEMENT

Effective Time that he or she wishes to increase the exercise price per Duke Energy Common Share for his or her Replacement Option in the event that the value of such Replacement Option immediately after the Effective Time (measured as the difference between the closing price of the Duke Energy Common Shares on the NYSE on the Effective Date and the exercise price for such shares pursuant to such Replacement Option) exceeds the value of the Westcoast Option immediately before the Effective Time (measured as (x) the difference between the closing price of the Westcoast Common Shares underlying such Westcoast Option on The Toronto Stock Exchange on the trading day immediately preceding the Effective Date and the exercise price for such shares pursuant to such Westcoast Option, divided by (y) the Currency Exchange Rate for United States dollars on the Effective Date) to the amount necessary to make the value of such Replacement Option immediately after the Effective Time equal to the value of such Westcoast Option immediately before the Effective Time and in the event such notice is given, the exercise price per Duke Energy Common Share under such Replacement Option shall be deemed to be equal to such amount; provided that in no circumstances shall the exercise price per Duke Energy Common Share be less than $.01.

      2.3   Elections

            (a) The initial election date (the "Initial Election Date") shall be February 28, 2002, unless otherwise agreed in writing by Duke Energy and Westcoast. If, after the Letter of Transmittal and Election Form has been mailed, Westcoast and Duke Energy determine that the Effective Date is not reasonably likely to occur by the tenth Business Day after the Initial Election Date, then the date by which Letters of Transmittal and Election Forms must be received shall be extended to a date which the parties expect to be not more than 10 Business Days before the Effective Date. In the event that the date by which Letters of Transmittal and Election Forms must be received is extended, Westcoast shall provide at least 5 days notice of the new Election Date (and shall provide such notice prior to the Initial Election Date if practicable) to holders of Westcoast Common Shares by means of publication, at least once, in The Globe and Mail; national edition, or any other English language daily newspaper of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec. Any duly completed Letter of Transmittal and Election Form deposited by the Election Deadline on the Initial Election Date shall not be required to be re-deposited if the date by which Letters of Transmittal and Election Forms must be received is extended pursuant hereto. The Initial Election Date, as extended and published pursuant to the terms hereof, shall be the "Election Date."

            (b) The Letter of Transmittal and Election Form shall be sent not less than 21 days prior to the Initial Election Date to each holder of record of Westcoast Common Shares.

            (c) Each Person who, at or prior to the Election Deadline, is a holder of record of Westcoast Common Shares will be entitled, with respect to all or a portion of their shares, to make an election at or prior to the Election Deadline to receive (i) cash, (ii) Exchangeable Shares (and the Ancillary Rights), (iii) Duke Energy Common Shares, or (iv) a combination thereof, in exchange for such holder's Westcoast Common Shares on the basis set forth herein and in the Letter of Transmittal and Election Form; provided that, notwithstanding anything to the contrary herein, a holder of Westcoast Common Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares (and the Ancillary Rights) and any

                                      -12-
                              PLAN OF ARRANGEMENT
such election otherwise made by any such holder shall be and be deemed to be an election to receive Duke Energy Common Shares.

            (d) Holders of Westcoast Common Shares who are Canadian Residents, other than any such holder who is exempt from tax under the ITA, and who have elected (or who are deemed to have elected) to receive Exchangeable Shares (and the Ancillary Rights) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their Westcoast Common Shares to Exchangeco by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Westcoast Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or any applicable provincial income tax law), the forms will be signed by Exchangeco and returned to such holders of Westcoast Common Shares within 30 days after the receipt thereof by the Depositary for filing with CCRA (or the applicable provincial taxing authority). Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to return duly completed election forms which are received by the Depositary within 90 days following the Effective Date, within 30 days after the receipt thereof by the Depositary, Exchangeco will not be responsible for any taxes, interest, penalties or any other costs or damages resulting from the failure by a holder of Westcoast Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax law). In its sole discretion, Exchangeco may choose to sign and return an election form received more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so.

      2.4   Adjustments to Exchange Ratio

      The Exchange Ratio, including the minimum and maximum Exchange Ratio used in the calculation thereof, shall be proportionately and appropriately adjusted to reflect fully the effect of (a) any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Duke Energy Common Shares or Westcoast Common Shares), reorganization, recapitalization or other like change with respect to Duke Energy Common Shares or Westcoast Common Shares and (b) any extraordinary dividend or distribution with respect to Duke Energy Common Shares (other than a dividend or distribution referenced in clause (a)), but only if the Weighted Average Trading Price of Duke Energy Common Shares is less than $36.88 as of the Effective Date, in each case of clause (a) or (b) the record date for which occurs after the date of the Combination Agreement and prior to the Effective Time. Regular quarterly cash dividends and increases therein shall not be considered extraordinary for purposes of the preceding sentence.

                                      -13-
                              PLAN OF ARRANGEMENT

                                   ARTICLE 3

                                RIGHTS OF DISSENT

      3.1   Rights of Dissent

      Holders of Westcoast Common Shares may exercise rights of dissent with respect to such Westcoast Common Shares pursuant to and in the manner set forth in section 190 of the CBCA as modified by the Interim Order and this Section 3.1 (the "Dissent Rights") in connection with the Arrangement. Holders of Westcoast Common Shares who duly exercise such rights of dissent and who:

            (a) are ultimately determined to be entitled to be paid fair value for their Westcoast Common Shares shall be deemed to have transferred such Westcoast Common Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances, to Exchangeco, in consideration for a payment of cash from Exchangeco equal to such fair value; or

            (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Westcoast Common Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Westcoast Common Shares who did not make an election and shall receive cash, Exchangeable Shares or Duke Energy Common Shares on the same basis as holders of Non-Election Shares, but in no case shall Duke Energy, Exchangeco, Callco, Westcoast or any other Person be required to recognize any Dissenting Shareholder as a holder of Westcoast Common Shares after the Effective Time, and the names of each Dissenting Shareholder shall be deleted from the register of holders of Westcoast Common Shares at the Effective Time.

                                   ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

      4.1   Payment of Cash

      At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Westcoast Common Shares who will receive cash in connection with the Arrangement, cash in the amount of the Cash Available. Upon surrender to the Depositary for transfer to Exchangeco of a certificate which immediately prior to or upon the Effective Time represented Westcoast Common Shares in respect of which the holder is entitled to receive cash under the Arrangement, together with a duly completed Letter of Transmittal and Election Form, and such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of Westcoast and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder the amount of cash such holder is entitled to receive under the Arrangement (together with any unpaid dividends or distributions declared on the Westcoast Common Shares, if any, prior to the

                                      -14-
                              PLAN OF ARRANGEMENT

Effective Time), and any certificate so surrendered shall forthwith be transferred to Exchangeco. In the event of a transfer of ownership of such Westcoast Common Shares that was not registered in the securities register of Westcoast, the amount of cash payable for such Westcoast Common Shares under the Arrangement may be delivered to the transferee if the certificate representing such Westcoast Common Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to or upon the Effective Time represented one or more outstanding Westcoast Common Shares that, under the Arrangement, were exchanged or were deemed to be exchanged for cash pursuant to Section 2.2 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the cash payment contemplated by this Section 4.1.

      4.2   Issuance of Certificates Representing Exchangeable Shares

      At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Westcoast Common Shares who will receive Exchangeable Shares (and the Ancillary Rights) in connection with the Arrangement, certificates representing the Maximum Number of Exchangeable Shares. Upon surrender to the Depositary for transfer to Exchangeco of a certificate which immediately prior to or upon the Effective Time represented Westcoast Common Shares in respect of which the holder is entitled to receive Exchangeable Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form and such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of Westcoast and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any unpaid dividends or distributions declared on the Westcoast Common Shares prior to the Effective Time) and any certificate so surrendered shall forthwith be transferred to Exchangeco. No interest shall be paid or accrued on the cash in lieu of fractional shares, if any, or on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Westcoast Common Shares. In the event of a transfer of ownership of Westcoast Common Shares that was not registered in the securities register of Westcoast, a certificate representing the proper number of Exchangeable Shares (together with any unpaid dividends or distributions declared on the Westcoast Common Shares prior to the Effective Time) may be issued to the transferee if the certificate representing such Westcoast Common Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to or upon the Effective Time represented one or more Westcoast Common Shares that, under the Arrangement, were exchanged or were deemed to be exchanged for Exchangeable Shares pursuant to Section 2.2 shall be deemed at all times after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares (together with any unpaid dividends or distributions declared

                                      -15-
                              PLAN OF ARRANGEMENT
on the Westcoast Common Shares prior to the Effective Time) which such holder has the right to receive.

      4.3   Issuance of Certificates Representing Duke Energy Common Shares

      At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Westcoast Common Shares who will receive Duke Energy Common Shares in connection with the Arrangement, certificates representing the Maximum Number of Duke Energy Common Shares. Upon surrender to the Depositary for transfer to Exchangeco of a certificate which immediately prior to or upon the Effective Time represented Westcoast Common Shares in respect of which the holder is entitled to receive Duke Energy Common Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form and such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of Westcoast and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and after the Effective Time the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Duke Energy Common Shares which such holder has the right to receive (together with any unpaid dividends or distributions declared on the Westcoast Common Shares prior to the Effective Time) and any certificate so surrendered shall forthwith be transferred to Exchangeco. No interest shall be paid or accrued on the cash in lieu of fractional shares, if any, or on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Westcoast Common Shares. In the event of a transfer of ownership of Westcoast Common Shares that was not registered in the securities register of Westcoast, a certificate representing the proper number of Duke Energy Common Shares (together with any unpaid dividends or distributions declared on the Westcoast Common Shares prior to the Effective Time) may be issued to the transferee if the certificate representing such Westcoast Common Shares is presented to the Depositary as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.3, each certificate which immediately prior to or upon the Effective Time represented one or more Westcoast Common Shares, under the Arrangement, that were exchanged or were deemed to be exchanged for Duke Energy Common Shares pursuant to Section 2.2 shall be deemed at all times after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender a certificate representing that number (rounded down to the nearest whole number) of Duke Energy Common Shares (together with any unpaid dividends or distributions declared prior to the Effective Time) which such holder has the right to receive.

      4.4   Distributions with Respect to Unsurrendered Certificates

      No dividends or other distributions paid, declared or made with respect to Exchangeable Shares or Duke Energy Common Shares, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Westcoast Common Shares that were exchanged for Exchangeable Shares or Duke Energy Common Shares pursuant to Section 2.2 unless and until the holder of such certificate shall comply with the provisions of Section 4.2 or 4.3, as

                                      -16-
                              PLAN OF ARRANGEMENT
applicable. Subject to applicable law, at the time such holder shall have complied with the provisions of Section 4.2 or 4.3, as applicable, (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates formerly representing Westcoast Common Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or Duke Energy Common Shares, as the case may be, to which such holder is entitled pursuant hereto and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such holder with the provisions of Section 4.2 or 4.3 and a payment date subsequent to the date of such compliance and payable with respect to such Exchangeable Shares or Duke Energy Common Shares, as the case may be.

      4.5   No Fractional Shares

      No certificates representing fractional Exchangeable Shares or fractional Duke Energy Common Shares shall be issued upon compliance with the provisions of
Section 4.2 or 4.3 and no dividend, stock split or other change in the capital structure of Exchangeco or Duke Energy shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or Duke Energy. In lieu of any such fractional securities, each holder otherwise entitled to a fractional interest in an Exchangeable Share or to a fractional interest in a Duke Energy Common Share will be entitled to receive a cash payment from the Depositary equal to the product of such fractional interest and the Weighted Average Trading Price of Duke Energy Common Shares, such amount to be provided to the Depositary by Exchangeco upon request. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one certificate formerly representing Westcoast Common Shares are surrendered for the account of the same holder, the number of Exchangeable Shares or Duke Energy Common Shares for which such certificates have been surrendered shall be computed on the basis of the aggregate number of Westcoast Common Shares represented by the certificates so surrendered. On the date of the notice referred to in Section
7.2 of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares and the aggregate number of Duke Energy Common Shares for which no certificates were issued as a result of the foregoing provisions of this Section
4.5 shall be deemed to have been surrendered by the Depositary for no consideration to Exchangeco.

      4.6   Lost Certificates

      In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Westcoast Common Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Westcoast Common Shares claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to Section 4.1 and/or one or more certificates representing one or more Exchangeable Shares pursuant to Section 4.2 or Duke Energy Common Shares pursuant to Section 4.3 (and any dividends or distributions with respect thereto) in each case deliverable in accordance with Section 2.2. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the holder to whom cash and/or certificates representing Exchangeable Shares or

                                      -17-
                              PLAN OF ARRANGEMENT

Duke Energy Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Westcoast, Exchangeco, Duke Energy and their respective transfer agents in such sum as Westcoast, Exchangeco or Duke Energy may direct or otherwise indemnify Westcoast, Exchangeco and Duke Energy in a manner satisfactory to Westcoast, Exchangeco and Duke Energy against any claim that may be made against Westcoast, Exchangeco or Duke Energy with respect to the certificate alleged to have been lost, stolen or destroyed.

      4.7   Extinguishment of Rights

      Any certificate which immediately prior to the Effective Time represented outstanding Westcoast Common Shares that are not held by a Dissenting Shareholder who is ultimately entitled to be paid fair value of the Westcoast Common Shares held by such Dissenting Shareholder but was exchanged or was deemed to have been exchanged pursuant to Section 2.2, that has not been deposited with all other instruments required by Section 4.1, 4.2 or 4.3, on or prior to the earlier of the fifth anniversary of the Effective Date and the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature to such cash payment and/or as a holder of Exchangeable Shares or Duke Energy Common Shares. On such date, the cash payment and/or the Exchangeable Shares or Duke Energy Common Shares (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Exchangeco or Duke Energy, as the case may be, together with all entitlements to dividends, distributions, cash and interest in respect thereof held for such former holder. None of Duke Energy, Exchangeco, Callco, Westcoast or the Depositary shall be liable to any Person in respect of any cash payment, Duke Energy Common Shares or Exchangeable Shares (or dividends, distributions and/or cash in lieu of fractional shares) delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.

      4.8   Withholding Rights

      Westcoast, Exchangeco, Callco, Duke Energy and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Westcoast Common Shares, Duke Energy Common Shares or Exchangeable Shares such amounts as Westcoast, Exchangeco, Callco, Duke Energy or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Westcoast, Exchangeco, Callco, Duke Energy and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Westcoast, Exchangeco, Callco, Duke Energy or the Depositary, as the case may be, to enable it to comply with such deduction or

                                      -18-
                              PLAN OF ARRANGEMENT
withholding requirement and Westcoast, Exchangeco, Callco, Duke Energy or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

      4.9   Termination of Depositary

      Any Exchangeable Shares or Duke Energy Common Shares, together with any funds held by the Depositary, that remain undistributed to former holders of Westcoast Common Shares nine months after the Effective Date shall be delivered to Exchangeco, upon demand therefor, and holders of certificates previously representing Westcoast Common Shares who have not theretofore complied with Sections 4.1, 4.2 or 4.3 shall thereafter look only to Exchangeco for payment of any claim to cash, Exchangeable Shares, Duke Energy Common Shares, cash in lieu of fractional shares thereof or dividends or distributions, if any, in respect thereof.

                                   ARTICLE 5

                       CERTAIN RIGHTS OF CALLCO TO ACQUIRE
                               EXCHANGEABLE SHARES

      5.1   Callco Liquidation Call Right

            (a) Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Duke Energy) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") in accordance with Section 5.1(c). In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Liquidation Date upon payment by Callco to such holder of the Liquidation Call Purchase Price for each such Exchangeable Share, whereupon Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

            (b) To exercise the Liquidation Call Right, Callco must notify Exchangeco and Exchangeco's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco or any other voluntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco or any other involuntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If

                                      -19-
                              PLAN OF ARRANGEMENT

Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

            (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to
Article 5 of the Exchangeable Share Provisions.

      5.2   Callco Redemption Call Right

      In addition to Callco's rights contained in the Exchangeable Share Provisions, including the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

            (a) Callco shall have the overriding right (the "Redemption Call Right"), in the event of and notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Duke Energy) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Call Purchase Price") in accordance with 5.2(c). In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Redemption Date upon payment by Callco to such holder of the Redemption Call Purchase Price for each

                                      -20-
                              PLAN OF ARRANGEMENT
such Exchangeable Share, whereupon Exchangeco shall have no obligation to redeem, or to pay the Redemption Price in respect of, such shares so purchased by Callco.

            (b) To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Duke Energy Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Distribution Date (each as defined in the Exchangeable Share Provisions), in which case Callco shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, then on the Redemption Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

            (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                      -21-
                              PLAN OF ARRANGEMENT

                                   ARTICLE 6

                                   AMENDMENTS

      6.1   Amendments to Plan of Arrangement

      Westcoast and Duke Energy reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date subject to amendment in the manner provided for in the Combination Agreement, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Duke Energy, (iii) filed with the Court and, if made following the Westcoast Meeting, approved by the Court, and (iv) communicated to Westcoast Securityholders if and as required by the Court.

      Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Westcoast and Duke Energy at any time prior to the Westcoast Meeting (provided that Duke Energy shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Westcoast Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

      Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Westcoast Meeting shall be effective only if (i) it is consented to by each of Westcoast and Duke Energy and (ii) if required by the Court, it is consented to by Westcoast Securityholders voting in the manner directed by the Court.

      Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Duke Energy, provided that it concerns a matter which, in the reasonable opinion of Duke Energy, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Westcoast Securityholder.

                                   ARTICLE 7

                               FURTHER ASSURANCES

      7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                      -22-
                              PLAN OF ARRANGEMENT

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT

                           PROVISIONS ATTACHING TO THE
                             EXCHANGEABLE SHARES OF
                               3946509 CANADA INC.

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1

                                 INTERPRETATION

      1.1   For the purposes of these share provisions:

      "affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

      "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to the Combination Agreement as Schedule E, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 7.1 of the Combination Agreement or made at the direction of the Court in the Final Order;

      "Automatic Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

      "Board of Directors" means the board of directors of the Company;

      "Business Day" means any day on which commercial banks are generally open for business in New York, New York and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

      "Callco" means 3058368 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and an indirect wholly-owned subsidiary of Duke Energy;

      "Callco Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions;

      "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

                                      1-1

            (a) the Foreign Currency Amount, by

            (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

      "CBCA" means Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

      "Combination Agreement" means the agreement made as of the 20th day of September, 2001 among Duke Energy, Callco, the Company and Westcoast, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

      "Common Shares" means the common shares in the capital of the Company;

      "Company" means 3946509 Canada Inc., a corporation existing under the CBCA;

      "Current Market Price" means, in respect of a Duke Energy Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Duke Energy Common Shares during a period of 20 consecutive trading days ending two trading days before such date on the NYSE, or, if the Duke Energy Common Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Duke Energy Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Duke Energy Common Shares during such period does not create a market which reflects the fair market value of a Duke Energy Common Share, then the Current Market Price of a Duke Energy Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

      "Director" means the Director appointed pursuant to section 260 of the CBCA;

      "Distribution Date" has the meaning ascribed thereto in the Duke Energy Rights Agreement;

      "Duke Energy" means Duke Energy Corporation, a corporation existing under the laws of the State of Duke North Carolina;

      "Duke Energy Common Shares" mean the shares of common stock, no par value per share, in the capital of Duke Energy and any other securities into which such shares may be changed;

                                      1-2

      "Duke Energy Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Duke Energy, or any proposal to carry out the same; and

      "Duke Energy Dividend Declaration Date" means the date on which the board of directors of Duke Energy declares any dividend on the Duke Energy Common Shares.

      "Duke Energy Rights Agreement" means the Rights Agreement, dated December 17, 1998, between Duke Energy and The Bank of New York, as Rights Agent;

      "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

      "Effective Time" means 12:01 a.m. (Vancouver time) on the Effective Date;

      "Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

      "Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of, or purchase pursuant to, these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

            (a) the Current Market Price of one Duke Energy Common Share deliverable in connection with such action; plus

            (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

            (c) such stock or other property constituting any declared and unpaid non-cash dividends deliverable in connection with such action,

      provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one Duke Energy Common Share, such share to be duly issued, fully paid and non-assessable,
      (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

      "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

            (a) the Current Market Price of a Duke Energy Common Share; plus

                                      1-3

            (b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share to which the holder is entitled pursuant to the dividend trading rules of any stock exchange on which the Exchangeable Shares then trade; plus

            (c) an additional amount equal to the full amount of all dividends declared and payable or paid on Duke Energy Common Shares which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

            (d) an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Exchangeable Share to which the holder is entitled pursuant to the dividend trading rules of any stock exchange on which the Exchangeable Shares then trade;

      "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

      "Exchangeable Shares" mean the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

      "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Duke Energy Common Shares;

      "Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

      "holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares and, when used with reference to the Westcoast Options, means the Person to whom such option was issued;

      "Liquidation Amount" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

      "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

                                      1-4

      "Liquidation Date" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

      "NYSE" means The New York Stock Exchange, Inc.;

      "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

      "Plan of Arrangement" means the plan of arrangement involving and affecting Westcoast, Duke Energy, Callco, the Company, all holders and all beneficial owners of Westcoast Common Shares, all holders and all beneficial owners of Exchangeable Shares and all holders of Westcoast Options under section 192 of the CBCA contemplated in the Combination Agreement, to which these share provisions are attached as Appendix 1;

      "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions;

      "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement;

      "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

      "Redemption Date" means the earlier of (a) the day immediately preceding a Distribution Date or (b) the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date, in the case of clause (b), shall be no earlier than the eighth anniversary of the Effective Date, unless:

            (i) there are less than twenty percent (20%) of the number of Exchangeable Shares issuable on the Effective Date outstanding (other than Exchangeable Shares held by Duke Energy and its affiliates, as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the eighth anniversary of the Effective Date as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

            (ii) a Duke Energy Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Duke Energy Control Transaction and that

                                      1-5
      the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Duke Energy Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the eighth anniversary of the Effective Date as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

            (iii) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

            (iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

      "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions;

      "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

      "Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions;

      "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

      "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions;

                                      1-6

      "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions;

      "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

      "Support Agreement" means the agreement made between Westcoast, Duke Energy, Callco and the Company substantially in the form and content of Schedule F annexed to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

      "Transfer Agent" means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

      "Trustee" means the trustee to be chosen by Duke Energy and Westcoast, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

      "Voting and Exchange Trust Agreement" means the agreement made between Duke Energy, Callco, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule G annexed to the Combination Agreement with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

      "Westcoast" means Westcoast Energy Inc., a corporation existing under the laws of Canada;

      "Westcoast Common Shares" means the issued and outstanding common shares in the capital of Westcoast immediately prior to the Effective Time;

      "Westcoast Options" means all Westcoast Common Share purchase options granted under the Westcoast Stock Option Plans;

      "Westcoast Stock Option Plans" means Westcoast's Long-Term Incentive Share Option Plan 1989 as amended effective April 26, 2000 and Westcoast's 1999 Key Employee Plan;

                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

                                      1-7

      2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3

                                   DIVIDENDS

      3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Duke Energy Dividend Declaration Date, declare a dividend on each Exchangeable Share:

            (a) in the case of a cash dividend declared on the Duke Energy Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Duke Energy Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Duke Energy Common Share;

            (b) in the case of a stock dividend declared on the Duke Energy Common Shares to be paid in Duke Energy Common Shares subject to Section 3.2, by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Duke Energy Common Shares to be paid on each Duke Energy Common Share; or

            (c) in the case of a dividend declared on the Duke Energy Common Shares in property other than cash or Duke Energy Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6) the type and amount of property declared as a dividend on each Duke Energy Common Share.

      Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

      3.2 In the case of a stock dividend declared on the Duke Energy Common Shares to be paid in Duke Energy Common Shares, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one Duke Energy Common Share and
(ii) the number of Duke Energy Common shares to be paid as a share dividend on each Duke Energy Common Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the

                                      1-8
effective date specified in Section 3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares.

      3.3 Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by
Section 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

      3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Duke Energy Common Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Duke Energy Common Shares.

      3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

      3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

            (a) in the case of any stock dividend or other distribution payable in Duke Energy Common Shares, the number of such shares issued in proportion to the number of Duke Energy Common Shares previously outstanding;

                                      1-9

            (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

            (c) in the case of the issuance or distribution of any other form of property (including any shares or securities of Duke Energy of any class other than Duke Energy Common Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Duke Energy or any assets of Duke Energy) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Duke Energy Common Share and the Current Market Price; and

            (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Duke Energy Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

      3.7 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof. Notwithstanding any provision of this Article 3 to the contrary, if the Exchangeable Share Price is paid to a holder of an Exchangeable Share by Callco pursuant to the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or by Duke Energy pursuant to the Exchange Right or the Automatic Exchange Right, the holder of the Exchangeable Share shall cease to have any right to be paid any amount by the Company in respect of any unpaid dividends on such Exchangeable Shares.

                                   ARTICLE 4

                              CERTAIN RESTRICTIONS

      4.1 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

            (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

            (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company;

            (c) redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation,

                                      1-10
dissolution or winding-up of the Company or any other distribution of the assets of the Company; or

            (d) issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares;

      The restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Duke Energy Common Shares shall have been declared and paid on the Exchangeable Shares.

                                   ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

      5.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount").

      5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain

                                      1-11
unaffected until the total Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided. The Company shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Duke Energy Common Shares delivered to them or the custodian on their behalf.

      5.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

                                   ARTICLE 6

                 RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

      6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Company causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and bylaws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

            (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company;

            (b) stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the

                                      1-12

Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company; and

            (c) acknowledging the overriding right (the "Retraction Call Right") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in
Section 6.3 below.

      6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in Section
6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

      6.3 Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Company of its determination to do so (the "Callco Call Notice") within five Business Days of notification to Callco by the Company of the receipt by the Company of the Retraction Request. If Callco does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell all but not less than all the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date all but not less than all the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Exchangeable Share Consideration representing the total Purchase Price, whereupon the Company shall have no obligation to pay the Retraction Price to such holder of Exchangeable Shares so purchased by Callco. For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that

                                      1-13

Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this
Article 6.

      6.4 The Company or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to such holder of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such Exchangeable Share Consideration.

      6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares delivered to it.

      6.6 Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Company is permitted to redeem as of the Retraction Date on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted

                                      1-14

Shares not redeemed by the Company pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7 and Callco does not exercise the Retraction Call Right, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Duke Energy to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Duke Energy to such holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

      6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

                                   ARTICLE 7

                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

      7.1 Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Price").

      7.2   In any case of a redemption of Exchangeable Shares under this
Article 7, the Company shall, at least 45 days before the Redemption Date (other than a Redemption Date established in connection with a Duke Energy Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Distribution Date), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Duke Energy Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Distribution Date, the written notice of redemption by the Company or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

      7.3 On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share

                                      1-15
upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in the notice described in Section 7.2 of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Duke Energy Common Shares delivered to them or the custodian on their behalf; provided that in the case of a Redemption Date established in connection with a Distribution Date, the holders of Exchangeable Shares shall be considered and deemed for the purposes of the Duke Energy Rights Agreement to be and treated as record holders of Duke Energy Common Shares on and after the Redemption Date, regardless of when such payment or deposit of such Exchangeable Share Consideration is made.

                                    ARTICLE 8

                            PURCHASE FOR CANCELLATION

                                      1-16

      8.1 Subject to applicable law and the articles of the Company and notwithstanding Section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

      8.2 Subject to applicable law and the articles of the Company, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                   ARTICLE 9

                                 VOTING RIGHTS

      9.1 Except as required by applicable law and by Article 10, Section 11.1 and Section 12.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

      10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

      10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-

                                      1-17
half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

                                   ARTICLE 11

                     RECIPROCAL CHANGES, ETC. IN RESPECT OF
                            DUKE ENERGY COMMON SHARES

      11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Duke Energy will not, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

            (a) issue or distribute Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) to the holders of all or substantially all of the then outstanding Duke Energy Common Shares by way of stock dividend or other distribution, other than an issue of Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) to holders of Duke Energy Common Shares who (i) exercise an option to receive dividends in Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

            (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Duke Energy Common Shares entitling them to subscribe for or to purchase Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares); or

            (c) issue or distribute to the holders of all or substantially all of the then outstanding Duke Energy Common Shares:

                  (i) shares or securities of Duke Energy of any class other than Duke Energy Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Duke Energy Common Shares);

                  (ii) rights, options or warrants other than those referred to in Section 11.1(b) above;

                  (iii) evidences of indebtedness of Duke Energy; or

                  (iv) assets of Duke Energy,

                                      1-18
unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

      11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Duke Energy will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2:

            (a) subdivide, redivide or change the then outstanding Duke Energy Common Shares into a greater number of Duke Energy Common Shares;

            (b) reduce, combine, consolidate or change the then outstanding Duke Energy Common Shares into a lesser number of Duke Energy Common Shares; or

            (c) reclassify or otherwise change the Duke Energy Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Duke Energy Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and such change is permitted under applicable law. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2.

                                   ARTICLE 12

                 ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

      12.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Duke Energy, Callco and the Company with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement applicable to Duke Energy, Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant thereto.

      12.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement without the approval of the holders of the Exchangeable Shares given in accordance with
Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

            (a) adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

                                      1-19

            (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

            (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13

                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

      13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder) and the Retraction Call Right.

      13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

      13.3 The Company, Callco, Duke Energy and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Callco, Duke Energy or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Callco, Duke Energy and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient

                                      1-20
funds to the Company, Callco, Duke Energy or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Callco, Duke Energy or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14

                                     GENERAL

      14.1 Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

      14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

      14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Company or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Company. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Company pursuant thereto.

      14.4 Subject to the requirements of National Policy Statement 41 and any successor policy statement or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Company shall not be required for any purpose under these share provisions to recognize or take account of Persons who are not recorded as such in the securities register for the Exchangeable Shares.

      14.5 If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of

                                      1-21

Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail; national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Company would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Company in accordance with Section 14.1 or 14.2, as the case may be.

                                      1-22

                                   SCHEDULE A

                               RETRACTION REQUEST

              [TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To 3946509 Canada Inc. ("Exchangeco") and 3058368 Nova Scotia Company ("Callco")

      This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the "Share Provisions") attaching to the Exchangeable Shares of Exchangeco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

      The undersigned hereby notifies Exchangeco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Exchangeco redeem in accordance with Article 6 of the Share Provisions:

[ ]   all share(s) represented by this certificate; or

[ ]   _________ share(s) only represented by this certificate.

      The undersigned hereby notifies Exchangeco that the Retraction Date shall be ___________________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Exchangeco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Exchangeco.

      The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

      The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Exchangeco is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Duke Energy to purchase the unredeemed Retracted Shares.

      The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned:

[ ]   is
      (select one)
[ ]   is not

a resident in Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is a resident in Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

      The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or Exchangeco, as the case may be, free and clear of all liens, claims and encumbrances.

_______     ______________________________________    __________________________
(Date)            (Signature of Shareholder)           (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Exchangeco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:__________________

Name of Person in Whose Name Securities
or Cheque(s) Are to be Registered, Issued or Delivered (please print): ______________________________________________________

Street Address or P.O. Box: ____________________________________________________

Signature of Shareholder: ______________________________________________________

City, Province and Postal Code: ________________________________________________

Signature Guaranteed by: _______________________________________________________

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Exchangeco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   SCHEDULE F

                            FORM OF SUPPORT AGREEMENT

      SUPPORT AGREEMENT ("Agreement") made as of the ___ day of _____, 200_.

B E T W E E N:

            DUKE ENERGY CORPORATION,
            a corporation existing under the laws of the State of North Carolina (hereinafter referred to as "Duke Energy"),

                                                              OF THE FIRST PART,

                                     - and -

            3058368 NOVA SCOTIA COMPANY,
            an unlimited liability company existing under the laws of the Province of Nova Scotia
            (hereinafter referred to as "Callco"),
                                                             OF THE SECOND PART,

                                     - and -

            3946509 CANADA INC.,
            a company existing under the laws of Canada
            (hereinafter referred to as "Exchangeco"),
                                                              OF THE THIRD PART.

      WHEREAS, in connection with a combination agreement (the "Combination Agreement") made as of September 20, 2001 among Duke Energy, Exchangeco, Callco and Westcoast Energy Inc., a corporation existing under the laws of Canada ("Westcoast"), Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of common shares in the capital of Westcoast pursuant to the plan of arrangement (the "Arrangement") contemplated by the Combination Agreement; and

      WHEREAS, pursuant to the Combination Agreement, Duke Energy and Exchangeco have agreed to execute a support agreement substantially in the form of this Agreement on the Effective Date (as defined in the Combination Agreement);

      NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   Defined Terms

      Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares attached as Appendix 1 to the Arrangement and as set out in the Articles of Arrangement of Westcoast, unless the context requires otherwise.

1.2   Interpretation Not Affected by Headings

      The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof.

1.3   Rules of Construction

      Unless otherwise specifically indicated or the context otherwise requires,
(a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

1.4   Date for any Action

      If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                   ARTICLE 2
                   COVENANTS OF DUKE ENERGY AND EXCHANGECO

2.1   Covenants Regarding Exchangeable Shares

      So long as any Exchangeable Shares not owned by Duke Energy or its Affiliates are outstanding, Duke Energy will:

      (a) not declare or pay any dividend on the Duke Energy Common Shares unless (i) Exchangeco shall (w) on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend") and (x) Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) Exchangeco shall (y) subdivide the Exchangeable Shares in lieu of stock dividend thereon (as provided for in the Exchangeable Share Provisions) (an "Equivalent Stock Subdivision"), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

      (b) advise Exchangeco sufficiently in advance of the declaration by Duke Energy of any dividend on Duke Energy Common Shares and take all such other actions as are reasonably necessary, in cooperation with Exchangeco, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Duke Energy Common Shares, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the Duke Energy Common Shares;

      (c) ensure that the record date for any dividend declared on Duke Energy Common Shares is not less than 10 Business Days after the declaration date of such dividend;

      (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Duke Energy or its Affiliates) upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Duke Energy Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions; and

      (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Duke Energy Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

2.2   Segregation of Funds

      Duke Energy will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions, as applicable.

2.3   Reservation of Duke Energy Common Shares

      Duke Energy hereby represents, warrants and covenants in favour of Exchangeco and Callco that Duke Energy has either issued to the Trustee or reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Duke Energy or its Affiliates) are outstanding, keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Duke Energy Common Shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Duke Energy to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to the Arrangement with respect to which Duke Energy may now or hereafter be required to issue Duke Energy Common Shares, to enable and permit Callco to meet its obligations arising upon exercise by it of each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Exchangeco to meet its obligations hereunder and under the Exchangeable Share Provisions.

2.4   Notification of Certain Events

      In order to assist Duke Energy in compliance with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Exchangeco will notify Duke Energy and Callco of each of the following events at the times set forth below:

      (a) in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

      (b) promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

      (c)   promptly, upon receipt by Exchangeco of a Retraction Request;

      (d) promptly following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

      (e) promptly upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Westcoast Common Shares pursuant to the Arrangement).

2.5   Delivery of Duke Energy Common Shares to Exchangeco and Callco

      In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from Exchangeco or Callco of any event that requires Exchangeco or Callco to cause to be delivered Duke Energy Common Shares to any holder of Exchangeable Shares, Duke Energy shall forthwith issue and deliver the requisite number of Duke Energy Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Exchangeco or Callco shall direct. All such Duke Energy Common Shares shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of such Duke Energy Common Share, Callco or Exchangeco, as the case may be, shall pay a purchase price equal to the fair market value of such Duke Energy Common Share.

2.6   Qualification of Duke Energy Common Shares

      Duke Energy covenants that if any Duke Energy Common Shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (other than Duke Energy Common Shares held by the Trustee) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfillment of any other United States or Canadian legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by Duke Energy at the direction of Exchangeco or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by
Section 2.7 hereof) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Duke Energy for purposes of Canadian provincial securities law or an "affiliate" of Duke Energy for purposes of United States federal or state securities law), Duke Energy will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such Duke Energy Common Shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Combination Agreement. Duke Energy will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Duke Energy Common Shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (other than Duke Energy Common Shares held by the Trustee) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Duke Energy Common Shares (or other shares or securities into which Duke Energy Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) are listed and are quoted or posted for trading at such time.

2.7   Economic Equivalence

      So long as any Exchangeable Shares not owned by Duke Energy or its Affiliates are outstanding:

      (a) Duke Energy will not, without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

            (i) issue or distribute Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) to the holders of all or substantially all of the then outstanding Duke Energy Common Shares by way of stock dividend or other distribution, other than an issue of Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) to holders of Duke Energy Common Shares who (A) exercise an option to receive dividends in Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend; or

            (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Duke Energy Common Shares entitling them to subscribe for or to purchase Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares); or

            (iii) issue or distribute to the holders of all or substantially all of the then outstanding Duke Energy Common Shares (A) shares or securities of Duke Energy of any class other than Duke Energy Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Duke Energy Common Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Duke Energy or (D) assets of Duke Energy, unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

      (b) Duke Energy will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share
            Provisions:

            (i) subdivide, redivide or change the then outstanding Duke Energy Common Shares into a greater number of Duke Energy Common Shares; or

            (ii) reduce, combine, consolidate or change the then outstanding Duke Energy Common Shares into a lesser number of Duke Energy Common Shares; or

            (iii) reclassify or otherwise change Duke Energy Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Duke Energy Common Shares,

                  unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

      (c) Duke Energy will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Duke Energy (with contemporaneous notification thereof by Duke Energy to Exchangeco).

      (d) The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Duke Energy. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Exchangeco to be relevant, be considered by the Board of Directors of Exchangeco:

            (i) in the case of any stock dividend or other distribution payable in Duke Energy Common Shares, the number of such shares issued in proportion to the number of Duke Energy Common Shares previously outstanding;

            (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

            (iii) in the case of the issuance or distribution of any other form of property (including any shares or securities of Duke Energy of any class other than Duke Energy Common Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Duke Energy or any assets of Duke Energy), the relationship between the fair market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Duke Energy Common Share and the Current Market Price;

            (iv) in the case of any subdivision, redivision or change of the then outstanding Duke Energy Common Shares into a greater number of Duke Energy Common Shares or the reduction, combination, consolidation or change of the then outstanding Duke Energy Common Shares into a lesser number of Duke Energy Common Shares or any amalgamation, merger, reorganization or other transaction affecting Duke Energy Common Shares, the effect thereof upon the then outstanding Duke Energy Common Shares; and

            (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Duke Energy Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

      (e) Exchangeco agrees that, to the extent required, upon due notice from Duke Energy, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Duke Energy Common Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8   Tender Offers

      In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Duke Energy Common Shares (an "Offer") is proposed by Duke Energy or is proposed to Duke Energy or its shareholders and is recommended by the Board of Directors of Duke Energy, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Duke Energy, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Callco pursuant to the Redemption Call Right, Duke Energy will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Duke Energy and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Duke Energy Common Shares, without discrimination. Without limiting the generality of the foregoing, Duke Energy will use its reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Exchangeco to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Duke Energy Control Transaction.

2.9   Ownership of Outstanding Shares

      Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, Duke Energy covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Duke Energy or any of its Affiliates, Duke Energy will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco and Callco. Notwithstanding the foregoing, Duke Energy shall not be in violation of this section if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Duke Energy or the Duke Energy Common Shares pursuant to any merger of Duke Energy pursuant to which Duke Energy was not the surviving corporation.

2.10  Duke Energy and Affiliates Not to Vote Exchangeable Shares

      Duke Energy covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to any Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Duke Energy further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11  Rule l0b-18 Purchases

      For greater certainty, nothing contained in this Agreement, including the obligations of Duke Energy contained in Section 2.8 hereof, shall limit the ability of Duke Energy or Exchangeco to make a "Rule 10b-18 purchase" of Duke Energy Common Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

2.12  Stock Exchange Listing

      Duke Energy covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Duke Energy or any of its Affiliates, Duke Energy will use its reasonable best efforts to maintain a listing for such Exchangeable Shares on a Canadian stock exchange.

                                   ARTICLE 3
                             DUKE ENERGY SUCCESSORS

3.1   Certain Requirements in Respect of Combination, etc.

      Duke Energy shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

      (a) such other Person or continuing corporation (the "Duke Energy Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Duke Energy Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Duke Energy Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Duke Energy under this Agreement; and

      (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2   Vesting of Powers in Successor

      Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Duke Energy Successor shall possess and from time to time may exercise each and every right and power of Duke Energy under this Agreement in the name of Duke Energy or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Duke Energy or any officers of Duke Energy may be done and performed with like force and effect by the directors or officers of such Duke Energy Successor.

3.3   Wholly-Owned Subsidiaries

      Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Duke Energy with or into Duke Energy or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Duke Energy provided that all of the assets of such subsidiary are transferred to Duke Energy or another wholly-owned direct or indirect subsidiary of Duke Energy and any such transactions are expressly permitted by this
Article 3.

                                   ARTICLE 4
                                    GENERAL

4.1   Term

      This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Duke Energy and any of its Affiliates.

4.2   Changes in Capital of Duke Energy and Exchangeco

      At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Duke Energy Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Duke Energy Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3   Notices to Parties

      All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

      (a)   If to Duke Energy, at:

            ________________________________________
            ________________________________________
            ________________________________________
            Attention: _____________________________
            Telecopier Number:  (_____) _____-______

      (b)   If to Exchangeco, at:

            ________________________________________
            ________________________________________
            ________________________________________
            Attention: _____________________________
            Telecopier Number:  (_____) _____-______

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

4.4   Assignment

      No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of law or otherwise) except that Exchangeco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Duke Energy.

4.5   Binding Effect

      Subject to Section 4.4, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

4.6   Amendments, Modifications

      This Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco, Callco and Duke Energy and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

4.7   Ministerial Amendments

      Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

      (a) adding to the covenants of any or all parties provided that the board of directors of each of Exchangeco, Callco and Duke Energy shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

      (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Exchangeco, Callco and Duke Energy, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

      (c) making such changes or corrections which, on the advice of counsel to Exchangeco, Callco and Duke Energy, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Exchangeco, Callco and Duke Energy shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.8   Meeting to Consider Amendments

      Exchangeco, at the request of Duke Energy, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

4.9   Amendments Only in Writing

      No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.10  Governing Laws; Consent to Jurisdiction

      This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

4.11  Severability

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.12  Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    DUKE ENERGY CORPORATION


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------


                                    3946509 CANADA INC.


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------


                                    3058368 NOVA SCOTIA COMPANY


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------

                                   SCHEDULE G

                 FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

      VOTING AND EXCHANGE AGREEMENT ("Agreement") made as of the ___ day of _________, 2002.

BETWEEN:

            DUKE ENERGY CORPORATION,
            a corporation existing under the laws of the State of North Carolina (hereinafter referred to as "Duke Energy"),

                                                              OF THE FIRST PART,

                                     - and -

            3946509 CANADA INC.,
            a corporation existing under the laws of Canada
            (hereinafter referred to as "Exchangeco"),

                                                             OF THE SECOND PART,

                                     - and -

            Computershare Trust Company, Inc.
            a United States trust company incorporated under the laws of the State of Colorado (hereinafter referred to as the "Trustee"),

                                                              OF THE THIRD PART.

      WHEREAS, in connection with the Combination Agreement, Exchangeco may be required to issue Exchangeable Shares to certain holders of common shares in the capital of Westcoast pursuant to the Plan of Arrangement contemplated in the Combination Agreement; and

      WHEREAS, pursuant to the Combination Agreement, Duke Energy and Exchangeco have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

      NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

      1.1   Definitions

      In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

      "Affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

      "Arrangement" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement and Section 7.1 of the Combination Agreement or made at the direction of the Court;

      "Automatic Exchange Rights" means the benefit of the obligation of Duke Energy to effect the automatic exchange of Exchangeable Shares for Duke Energy Common Shares pursuant to Section 5.12;

      "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Duke Energy and its Affiliates;

      "Beneficiary Votes" has the meaning ascribed thereto in Section 4.2;

      "Business Day" means any day on which (i) commercial banks are generally open for business in New York, New York and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or (ii) the NYSE is open for trading;

      "Callco" means 3058368 Nova Scotia Company, an unlimited liability company existing under the laws of the Province of Nova Scotia;

      "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the date hereof;

      "Combination Agreement" means the combination agreement made as of September 20, 2001 among Duke Energy, Exchangeco, Callco and Westcoast, as amended, supplemented and/or restated in accordance therewith prior to the date hereof, providing for, among other things, the Arrangement;

      "Court" has the meaning ascribed thereto in the Plan of Arrangement;

      "Distribution Date" has the meaning ascribed thereto in the Duke Energy Rights Agreement;

                                      -2-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      "Duke Energy Common Shares" means the shares of common stock, no par value per share, in the capital of Duke Energy;

      "Duke Energy Consent" has the meaning ascribed thereto in Section 4.2;

      "Duke Energy Meeting" has the meaning ascribed thereto in Section 4.2;

      "Duke Energy Rights Agreement" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Duke Energy Successor" has the meaning ascribed thereto in Section
10.1(a).

      "Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Duke Energy Common Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Duke Energy Common Share is entitled with respect to such matter, proposition or question;

      "Exchange Right" has the meaning ascribed thereto in Section 5.1;

      "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

      "Exchangeable Share Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Exchangeable Share Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

      "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the date hereof or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

      "Indemnified Parties" has the meaning ascribed thereto in Section 8.1;

      "Insolvency Event" means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they

                                      -3-
                      VOTING AND EXCHANGE TRUST AGREEMENT
become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to
Section 6.6 of the Exchangeable Share Provisions;

      "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

      "Liquidation Event" has the meaning ascribed thereto in Section 5.12(b);

      "Liquidation Event Effective Time" has the meaning ascribed thereto in
Section 5.12(c);

      "List" has the meaning ascribed thereto in Section 4.6;

      "NYSE" means The New York Stock Exchange, Inc.;

      "Officer's Certificate" means, with respect to Duke Energy or Exchangeco, as the case may be, a certificate signed by any one of the authorized signatories of Duke Energy or Exchangeco, as the case may be;

      "person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

      "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule E annexed to the Combination Agreement and any amendments or variations thereto made in accordance with Section 7.1 of the Combination Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

      "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

      "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Retracted Shares" has the meaning ascribed thereto in Section 5.7;

      "Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

      "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

      "Support Agreement" means that certain support agreement made as of even date herewith between Exchangeco, Callco and Duke Energy substantially in the form and content of Schedule F to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

                                      -4-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      "Trust" means the trust created by this Agreement;

      "Trust Estate" means the Duke Energy Common Shares, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

      "Voting Rights" means the voting rights of the Duke Energy Common Shares held by the Trustee in respect of which the Beneficiaries are, in accordance with this Agreement, entitled to instruct the Trustee to vote;

      "Westcoast" means Westcoast Energy Inc., a corporation existing under the laws of Canada;

      1.2   Interpretation Not Affected by Headings, etc.

      The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

      1.3   Rules of Construction

      Unless otherwise specifically indicated or the context otherwise requires,
(a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

      1.4   Date for any Action

      In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

      2.1   Establishment of Trust

      The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries and Duke Energy, as herein provided. The Trustee will hold Duke Energy Common Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights and will hold the rights relating to the covenant of Duke Energy in Section 3.5 hereof, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will

                                      -5-
                      VOTING AND EXCHANGE TRUST AGREEMENT
hold the Duke Energy Common Shares for and on behalf of Duke Energy for all other rights associated with such Duke Energy Common Shares other than the Voting Rights.

                                   ARTICLE 3
                            DUKE ENERGY COMMON SHARES

      3.1   Issue and Ownership of the Duke Energy Common Shares

      Duke Energy hereby agrees to issue to, and deposit with, the Trustee from time to time such number of Duke Energy Common Shares so that upon such deposit the Trustee shall hold a number of Duke Energy Common Shares which is equal to the number of Exchangeable Shares issued and outstanding as of such time (other than Exchangeable Shares held by Duke Energy or any Affiliate thereof). Such Duke Energy Common Shares issued pursuant to this Section 3.1 shall be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and Duke Energy in accordance with the provisions of this Agreement. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of such Duke Energy Common Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to such Duke Energy Common Shares provided that the Trustee shall:

      (a) hold such Duke Energy Common Shares and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries and Duke Energy in accordance with the provisions of this Agreement; and

      (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with such Duke Energy Common Shares and such Duke Energy Common Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

      3.2   Transfer of Duke Energy Common Shares and Dividends to Duke Energy

      In connection with the exchange by a holder or redemption or retraction of Exchangeable Shares from time to time for Duke Energy Common Shares, the Trustee shall concurrently therewith distribute to Duke Energy such Duke Energy Common Shares from the Trust Estate equal to the number of Exchangeable Shares exchanged by such holder for Duke Energy Common Shares. Upon receipt of any dividend or other distribution on the Duke Energy Common Shares (except to the extent such dividend or distribution is paid in Duke Energy Common Shares), the Trustee shall immediately transfer such dividend or distribution to Duke Energy; provided, however, that the Trustee may not transfer any dividend or distribution on the Duke Energy Common Shares held by the Trustee to Duke Energy pursuant to the preceding clause until such time as an Equivalent Dividend (as defined in the Support Agreement) is declared and paid on the Exchangeable Shares.

      3.3   Legended Share Certificates

      Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to

                                      -6-
                      VOTING AND EXCHANGE TRUST AGREEMENT
the exercise of the portion of the Voting Rights in respect of the Exchangeable Shares held by the Beneficiaries.

      3.4   Safe Keeping of Certificate

      If physical certificates representing the Duke Energy Common Shares are held by the Trust, such certificates shall at all times be held in safe keeping by the Trustee or its agent.

      3.5   Redemption in Connection with a Distribution Date

      A holder of Exchangeable Shares who receives Duke Energy Common Shares upon redemption of Exchangeable Shares in connection with a Distribution Date pursuant to the Exchangeable Share Provisions will be treated by Duke Energy for purposes of the Duke Energy Rights Agreement as if such holder were a record holder of Duke Energy Common Shares on and after the Redemption Date, which shall be the day immediately preceding the Distribution Date.

                                   ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

      4.1   Voting Rights

      The Trustee, as the holder of record of Duke Energy Common Shares forming part of the Trust Estate, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Duke Energy Common Shares held by the Trustee on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Duke Energy at a Duke Energy Meeting or in connection with a Duke Energy Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof:

      (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Duke Energy Meeting is held or a Duke Energy Consent is sought; and

      (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

      4.2   Number of Votes

      With respect to all meetings of shareholders of Duke Energy at which holders of Duke Energy Common Shares are entitled to vote (each, a "Duke Energy Meeting") and with respect to all written consents sought from Duke Energy's shareholders, including the holders of Duke Energy Common Shares (each, a "Duke Energy Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by Duke Energy or by applicable law for such Duke Energy Meeting

                                      -7-
                      VOTING AND EXCHANGE TRUST AGREEMENT
or Duke Energy Consent, as the case may be (collectively, the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Duke Energy Meeting or consented to in connection with such Duke Energy Consent.

      4.3   Mailings to Shareholders

      With respect to each Duke Energy Meeting and Duke Energy Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Duke Energy utilizes in communications to holders of Duke Energy Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Duke Energy to its shareholders:

      (a) a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of Duke Energy;

      (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Duke Energy Meeting or Duke Energy Consent or, pursuant to
            Section 4.7, to attend such Duke Energy Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;

      (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

            (i) a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or

            (ii) a proxy to a designated agent or other representative of the management of Duke Energy to exercise such Beneficiary Votes;

      (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

      (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

      (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Duke Energy Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

      For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Duke Energy Meeting or Duke Energy Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Duke Energy or by applicable law for purposes of determining shareholders entitled to vote at such Duke Energy Meeting or to give written consent in

                                      -8-
                      VOTING AND EXCHANGE TRUST AGREEMENT
connection with such Duke Energy Consent. Duke Energy will notify the Trustee of any decision of the Board of Directors of Duke Energy with respect to the calling of any Duke Energy Meeting or the seeking of any Duke Energy Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

      The materials referred to in this Section 4.3 are to be provided to the Trustee by Duke Energy and the materials referred to in Section 4.3(c), (e) and
(f) shall be subject to reasonable comment by the Trustee in a timely manner. Duke Energy shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Duke Energy Common Shares. Duke Energy agrees not to communicate with holders of Duke Energy Common Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Duke Energy may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case Duke Energy delivers a certificate to the Trustee stating that Duke Energy has undertaken to perform the obligations set forth in this Section 4.3.

      4.4   Copies of Shareholder Information

      Duke Energy will deliver to the Trustee copies of all proxy materials (including notices of Duke Energy Meetings but excluding proxies to vote Duke Energy Common Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Duke Energy Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of Duke Energy Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Duke Energy, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Duke Energy) received by the Trustee from Duke Energy, to the extent possible, at the same time as such materials are sent to holders of Duke Energy Common Shares. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal office in Lakewood, Colorado. Notwithstanding the foregoing, Duke Energy at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case Duke Energy delivers a certificate to the Trustee stating that Duke Energy has undertaken to perform the obligations set forth in this Section 4.4.

      4.5   Other Materials

      As soon as reasonably practicable after receipt by Duke Energy or holders of Duke Energy Common Shares (if such receipt is known by Duke Energy) of any material sent or given by or on behalf of a third party to holders of Duke Energy Common Shares generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Duke Energy shall use its

                                      -9-
                      VOTING AND EXCHANGE TRUST AGREEMENT
reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Duke Energy, copies of all such materials received by the Trustee from Duke Energy. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Lakewood, Colorado copies of all such materials. Notwithstanding the foregoing, Duke Energy at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case Duke Energy delivers a certificate to the Trustee stating that Duke Energy has undertaken to perform the obligations set forth in this Section 4.5.

      4.6   List of Persons Entitled to Vote

      Exchangeco shall, (a) prior to each annual and special Duke Energy Meeting or the seeking of any Duke Energy Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Duke Energy Meeting or a Duke Energy Consent, at the close of business on the record date established by Duke Energy or pursuant to applicable law for determining the holders of Duke Energy Common Shares entitled to receive notice of and/or to vote at such Duke Energy Meeting or to give consent in connection with such Duke Energy Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Duke Energy agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Duke Energy Meeting or the seeking of any Duke Energy Consent by Duke Energy or its management, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this Section 4.6.

      4.7   Entitlement to Direct Votes

      Any Beneficiary named in a List prepared in connection with any Duke Energy Meeting or Duke Energy Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any Duke Energy Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

      4.8   Voting by Trustee and Attendance of Trustee Representative at
Meeting

      (a) In connection with each Duke Energy Meeting and Duke Energy Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary

                                      -10-
                      VOTING AND EXCHANGE TRUST AGREEMENT

            Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

      (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Duke Energy Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee's representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

      4.9   Distribution of Written Materials

      Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Duke Energy utilizes in communications to holders of Duke Energy Common Shares, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Exchangeco. Duke Energy agrees not to communicate with holders of Duke Energy Common Shares with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

      (a)   a current List; and

      (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

Exchangeco's obligations under this Section 4.9 shall be deemed satisfied to the extent Duke Energy exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Exchangeco provides the required information and materials to Duke Energy.

                                      -11-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      4.10  Termination of Voting Rights

      Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall cease and be terminated immediately, before the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or upon the occurrence of the automatic exchange of Exchangeable Shares for Duke Energy Common Shares, as specified in Article 5 (unless, in either case, Duke Energy shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, or the purchase of Exchangeable Shares from the holder thereof by Callco pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

      5.1   Grant and Ownership of the Exchange Right

      Duke Energy hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Duke Energy to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Duke Energy hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Duke Energy to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

      (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

      (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

                                      -12-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      5.2   Legended Share Certificates

      Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

      (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

      (b)   the Automatic Exchange Rights.

      5.3   General Exercise of Exchange Right

      The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

      5.4   Purchase Price

      The purchase price payable by Duke Energy for each Exchangeable Share to be purchased by Duke Energy under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Duke Energy shall provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Duke Energy delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by Duke Energy of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Exchangeco.

      5.5   Exercise Instructions

      Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Lakewood, Colorado or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Duke Energy to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Trustee,

                                      -13-
                      VOTING AND EXCHANGE TRUST AGREEMENT

Exchangeco and Duke Energy may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Duke Energy to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Duke Energy free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Duke Energy Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Duke Energy of payment) of the taxes (if any) payable as contemplated by
Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Duke Energy under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

      5.6   Delivery of Duke Energy Common Shares; Effect of Exercise

      Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires Duke Energy to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Duke Energy, the Trustee shall notify Duke Energy and Exchangeco of its receipt of the same, which notice to Duke Energy and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and Duke Energy shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and Duke Energy of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Duke Energy and Exchangeco of the exercise of the Exchange Right, as provided in this
Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Duke Energy all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Duke Energy to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by Duke Energy and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by Duke Energy to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or

                                      -14-
                      VOTING AND EXCHANGE TRUST AGREEMENT
to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares delivered to it pursuant to the Exchange Right.

      5.7   Exercise of Exchange Right Subsequent to Retraction

      In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Exchangeco pursuant to Section 6.6 of the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to Section 6.7 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from Exchangeco or Duke Energy, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Duke Energy to purchase such shares in accordance with the provisions of this
Article 5.

      5.8   Stamp or Other Transfer Taxes

      Upon any sale of Exchangeable Shares to Duke Energy pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Duke Energy Common Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Duke Energy, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, Duke Energy and Exchangeco that such taxes, if any, have been paid.

      5.9   Notice of Insolvency Event

      As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Duke Energy shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco and Duke Energy of the occurrence

                                      -15-
                      VOTING AND EXCHANGE TRUST AGREEMENT
of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Duke Energy (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Duke Energy, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

      5.10  Qualification of Duke Energy Common Shares

      Duke Energy covenants that if any Duke Energy Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial, territorial or state legal requirement before such shares may be issued and delivered by Duke Energy to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Duke Energy for purposes of Canadian provincial securities law or an "affiliate" of Duke Energy for purposes of United States federal or state securities law), Duke Energy will in good faith take all such actions and do all such things as are necessary or desirable to cause such Duke Energy Common Shares to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Combination Agreement. Duke Energy will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Duke Energy Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Duke Energy Common Shares are listed, quoted or posted for trading at such time.

      5.11  Duke Energy Common Shares

      Duke Energy hereby represents, warrants and covenants that the Duke Energy Common Shares issuable to Beneficiaries as described herein will be duly authorized and validly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

      5.12  Automatic Exchange on Liquidation of Duke Energy

      (a) Duke Energy will give the Trustee written notice of each of the following events at the time set forth below:

            (i) in the event of any determination by the Board of Directors of Duke Energy to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Duke Energy or to effect any other distribution of assets of Duke Energy among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                                      -16-
                      VOTING AND EXCHANGE TRUST AGREEMENT

            (ii) promptly following the earlier of (A) receipt by Duke Energy of notice of, and (B) Duke Energy otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Duke Energy or to effect any other distribution of assets of Duke Energy among its shareholders for the purpose of winding up its affairs, in each case where Duke Energy has failed to contest in good faith any such proceeding commenced in respect of Duke Energy within 30 days of becoming aware thereof.

      (b) Promptly following receipt by the Trustee from Duke Energy of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice or cause such notice to be given thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Duke Energy and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Section 5.12(c).

      (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Duke Energy Common Shares in the distribution of assets of Duke Energy in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Duke Energy Common Shares. To effect such automatic exchange, Duke Energy shall purchase each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. Duke Energy shall provide the Trustee with an Officer's Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

      (d) The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Duke Energy Common Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to Duke Energy all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from Exchangeco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Duke Energy shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Duke Energy Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Duke Energy pursuant to such automatic exchange shall thereafter be deemed to represent Duke Energy Common Shares

                                      -17-
                      VOTING AND EXCHANGE TRUST AGREEMENT
            issued to the Beneficiary by Duke Energy pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Duke Energy Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Duke Energy may reasonably require, Duke Energy shall deliver or cause to be delivered to the Beneficiary certificates representing Duke Energy Common Shares of which the Beneficiary is the holder.

      5.13  Withholding Rights

      Duke Energy, Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Duke Energy Common Shares such amounts as Duke Energy, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Duke Energy, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Duke Energy, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Duke Energy, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Duke Energy represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any consideration paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                   ARTICLE 6
                             CONCERNING THE TRUSTEE

      6.1   Powers and Duties of the Trustee

      The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

      (a) receipt and deposit of Duke Energy Common Shares from Duke Energy as trustee for and on behalf of the Beneficiaries and Duke Energy in accordance with the provisions of this Agreement;

      (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

      (c) casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;

                                      -18-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Duke Energy as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

      (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Duke Energy Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

      (f)   holding title to the Trust Estate;

      (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

      (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Duke Energy and Exchangeco under this Agreement; and

      (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

      In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

      The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

      The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

                                      -19-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      6.2   No Conflict of Interest

      The Trustee represents to Duke Energy and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this
Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as trustee hereunder.

      6.3   Dealings with Transfer Agents, Registrars, etc.

      Duke Energy and Exchangeco irrevocably authorize the Trustee, from time to time, to:

      (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Duke Energy Common Shares; and

      (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Duke Energy Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

      Duke Energy and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Duke Energy covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

      6.4   Books and Records

      The Trustee shall keep available for inspection by Duke Energy and Exchangeco at the Trustee's principal office in Lakewood, Colorado correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 15, 2002, and on or before January 15 in every year thereafter, so long as any Duke Energy Common Shares are on deposit with the Trustee, the Trustee shall transmit to Duke Energy and Exchangeco a brief report, dated as of the preceding December 31, with respect to:

      (a)   the property and funds comprising the Trust Estate as of that date;

                                      -20-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Duke Energy of Duke Energy Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

      (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

      6.5   Income Tax Returns and Reports

      The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to Duke Energy or Exchangeco). If requested by the Trustee, Duke Energy or Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

      6.6   Indemnification Prior to Certain Actions by Trustee

      The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Duke Energy Common Shares held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

      None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

      6.7   Action of Beneficiaries

      No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have

                                      -21-
                      VOTING AND EXCHANGE TRUST AGREEMENT
taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

      6.8   Reliance Upon Declarations

      The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

      6.9   Evidence and Authority to Trustee

      Duke Energy and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Duke Energy and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Duke Energy and/or Exchangeco promptly if and when:

      (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this
            Section 6.9; or

      (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Duke Energy and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

      Such evidence shall consist of an Officer's Certificate of Duke Energy and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

      Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Duke Energy and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such

                                      -22-
                      VOTING AND EXCHANGE TRUST AGREEMENT
report or opinion is furnished by a director, officer or employee of Duke Energy and/or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

      Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

      (c) declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

      (d) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

      (e) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

      6.10  Experts, Advisers and Agents

      The Trustee may:

      (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Duke Energy and/or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

      (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

      6.11  Investment of Moneys Held by Trustee

      Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for Duke Energy, in securities in which, under the laws of the State of New York, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Duke Energy. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in the United States of America or, with

                                      -23-
                      VOTING AND EXCHANGE TRUST AGREEMENT
the consent of Duke Energy, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of the United States of America or any state thereof at the rate of interest then current on similar deposits. Any interest earned or received from moneys held by the trust shall be the property of and distributed to Duke Energy upon demand therefore.

      6.12  Trustee Not Required to Give Security

      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

      6.13  Trustee Not Bound to Act on Request

      Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Duke Energy and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

      6.14  Authority to Carry on Business

      The Trustee represents to Duke Energy and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the State of Colorado but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the State of Colorado, either become so authorized or resign in the manner and with the effect specified in Article 10.

      6.15  Conflicting Claims

      If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

      (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands

                                      -24-
                      VOTING AND EXCHANGE TRUST AGREEMENT
            have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

      (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

      If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

      6.16  Acceptance of Trust

      The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

      6.17  Maintenance of Office or Agency

      Duke Energy will maintain in Vancouver an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon Duke Energy or Exchangeco in respect of the Exchangeable Shares may be served. Duke Energy will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Duke Energy shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and Duke Energy and Exchangeco hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all Duke Energy proxy materials will be made available for inspection by any Beneficiary at such office or agency.

                                   ARTICLE 7
                                 COMPENSATION

      7.1   Fees and Expenses of the Trustee

      Duke Energy and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Duke Energy and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered

                                      -25-
                      VOTING AND EXCHANGE TRUST AGREEMENT
by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence, recklessness or willful misconduct.

                                   ARTICLE 8
                 INDEMNIFICATION AND LIMITATION OF LIABILITY

      8.1   Indemnification of the Trustee

      Duke Energy and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Duke Energy or Exchangeco pursuant hereto.

      In no case shall Duke Energy or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Duke Energy and Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Duke Energy and Exchangeco shall be entitled to participate at their own expense in the defense and, if Duke Energy and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Duke Energy or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Duke Energy or Exchangeco and the Trustee shall have been advised by counsel acceptable to Duke Energy or Exchangeco that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Duke Energy or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Duke Energy and Exchangeco shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

      8.2   Limitation of Liability

      The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                      -26-
                      VOTING AND EXCHANGE TRUST AGREEMENT

                                   ARTICLE 9
                                CHANGE OF TRUSTEE

      9.1   Resignation

      The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Duke Energy and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Duke Energy and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Duke Energy and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of the State of New York or the State of Delaware, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Duke Energy and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

      9.2   Removal

      The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Duke Energy and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

      9.3   Successor Trustee

      Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Duke Energy and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Duke Energy and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Duke Energy, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

                                      -27-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      9.4   Notice of Successor Trustee

      Upon acceptance of appointment by a successor trustee as provided herein, Duke Energy and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Duke Energy or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Duke Energy and Exchangeco.

                                   ARTICLE 10
                             DUKE ENERGY SUCCESSORS

      10.1  Certain Requirements in Respect of Combination, etc.

      Duke Energy shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

      (a) such other person or continuing corporation (herein called the "Duke Energy Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Duke Energy Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Duke Energy Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Duke Energy under this Agreement; and

      (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

      10.2  Vesting of Powers in Successor

      Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, Duke Energy Successor and Exchangeco shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Duke Energy Successor shall possess and from time to time may exercise each and every right and power of Duke Energy under this Agreement in the name of Duke Energy or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Duke Energy or any officers of Duke Energy may be done and performed with like force and effect by the directors or officers of such Duke Energy Successor.

                                      -28-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      10.3  Wholly-Owned Subsidiaries

      Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Duke Energy with or into Duke Energy or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Duke Energy provided that all of the assets of such subsidiary are transferred to Duke Energy or another wholly-owned direct or indirect subsidiary of Duke Energy and any such transactions are expressly permitted by this Article 10.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

      11.1  Amendments, Modifications, etc.

      This Agreement may not be amended or modified except by an agreement in writing executed by Duke Energy, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

      11.2  Ministerial Amendments

      Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of

      (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Exchangeco and Duke Energy shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

      (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Duke Energy and Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

      (c) making such changes or corrections which, on the advice of counsel to Duke Energy, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Duke Energy and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

                                      -29-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      11.3  Meeting to Consider Amendments

      Exchangeco, at the request of Duke Energy, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

      11.4  Changes in Capital of Duke Energy and Exchangeco

      At all times after the occurrence of any event contemplated pursuant to
Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Duke Energy Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Duke Energy Common Shares or the Exchangeable Shares or both are so changed.

      11.5  Execution of Supplemental Trust Agreements

      No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Exchangeco, Duke Energy and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) evidencing the succession of Duke Energy Successors and the covenants of and obligations assumed by each such Duke Energy Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

      (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Duke Energy, Exchangeco, the Trustee or this Agreement; and

      (c) for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                      -30-
                      VOTING AND EXCHANGE TRUST AGREEMENT

                                   ARTICLE 12
                                   TERMINATION

      12.1  Term

      The Trust created by this Agreement shall continue until the earliest to occur of the following events:

      (a)   no outstanding Exchangeable Shares are held by a Beneficiary;

      (b) each of Duke Energy and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

      (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

      12.2  Survival of Agreement

      This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 7 and 8 shall survive any such termination of this Agreement.

                                   ARTICLE 13
                                     GENERAL

      13.1  Severability

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      13.2  Assignment

      No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that Exchangeco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Duke Energy.

                                      -31-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      13.3  Binding Effect

      Subject to Section 13.2, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and to the benefit of the Beneficiaries.

      13.4  Notices to Parties

      All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

      (a)   if to Duke Energy or Exchangeco, at:

            Duke Energy Corporation
            422 South Church Street
            Charlotte, North Carolina 28201-1244

            Attention:  Martha B. Wyrsch
            Telecopier Number:  (303) 605-1605

      (b)   if to the Trustee, at:

            Computershare Trust Company, Inc.
            12039 West Alameda Parkway
            Lakewood, Colorado 80228
            Attention:  Corporate Trust
            Telecopier Number:  (303) 986-2444

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

      13.5  Notice to Beneficiaries

      Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

      13.6  Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                      -32-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      13.7  Governing Laws; Consent to Jurisdiction

      This Agreement shall be governed by and construed in accordance with the laws of New York. Each party hereby irrevocably attorns to the jurisdiction of the courts of New York in respect of all matters arising under or in relation to this Agreement and Duke Energy hereby appoints _____________ as its registered office in New York as attorney for service of process.

      13.8  United States Tax Characterization

      The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from Duke Energy pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

                                      -33-
                      VOTING AND EXCHANGE TRUST AGREEMENT

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    DUKE ENERGY CORPORATION


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------


                                   EXCHANGECO


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------


                                    COMPUTERSHARE TRUST COMPANY


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------


                                    By:
                                          ------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------

                                      -34-
                      VOTING AND EXCHANGE TRUST AGREEMENT